UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A

        Proxy Statement Pursuant to Section 14(a) of the Securities

                            Exchange Act of 1934

        Filed by the Registrant  |X|

        Filed by a Party other than the Registrant  [_]

        Check the appropriate box:

|X|   Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to ss.240.14a-12

                        IMPSAT FIBER NETWORKS, INC.

              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

        Payment of Filing Fee (Check the appropriate box):

        [_]  No fee required.

        |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

             (1) Title of each class of securities to which transaction applies:
                 Common stock, par value $0.01 per share, of IMPSAT Fiber Networks, Inc.

             (2) Aggregate number of securities to which transaction applies:
                 10,120,685 shares of common stock

                 Stock options to purchase an aggregate of 122,546 shares of common stock at an exercise price less than $9.32 per share.

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 $9.32 per share of common stock

                 $9.32 minus exercise price of $6.17 for options to purchase an aggregate of 60,000 shares of common stock

                 $9.32 minus exercise price of $7.05 for options to purchase an aggregate of 32,546 shares of common stock

                 The filing fee of $10,120.88 was calculated pursuant to applicable rules and orders of the Securities and Exchange Commission and is equal to $107.00 per $1,000,000 of the proposed aggregate merger consideration of $94,587,663.62, which represents the sum of (a) the product of 10,120,685 issued and outstanding shares of common stock and merger consideration of $9.32 per share, (b) the product of (i) 60,000 shares of common stock underlying options and (ii) the difference between $9.32 per share and the exercise price of such options of $6.17 per share and (c) the product of (i) 32,546 shares of common stock underlying options and (ii) the difference between $9.32 per share and the exercise price of such options of $7.05 per share. The filing fee was determined by multiplying $.000107 by the sum of the preceding sentence.

             (4) Proposed maximum aggregate value of transaction: $94,587,120.88

             (5) Total fee paid: $10,120.99

        [_]  Fee paid previously with preliminary materials

        [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:

             (2) Form, Schedule or Registration Statement No.:

             (3) Filing Party:

             (4) Date Filed:

                               [IMPSAT LOGO]

                        IMPSAT Fiber Networks, Inc.
                      Elvira Rawson de Dellepiane 150
                              Piso 8, C1107BCA
                          Buenos Aires, Argentina


                                                                [     ], 2006


Dear Impsat Stockholder:


     You are cordially invited to attend a special meeting of stockholders of IMPSAT Fiber Networks, Inc. ("Impsat" or "we") to be held at __ a.m.,
local time, on [     ] [   ], 200[ ], at Impsat's executive offices, at Elvira
Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina.

     At the special meeting, you will be asked to consider and vote to adopt an Agreement and Plan of Merger, dated as of October 25, 2006, by and among Global Crossing Limited ("Global Crossing"), GC Crystal Acquisition, Inc. ("MergerCo") and Impsat, pursuant to which MergerCo will be merged into Impsat and Impsat will become an indirect wholly-owned subsidiary of Global Crossing. Upon the merger becoming effective, you will be entitled to receive $9.32 in cash, without interest, for each share of common stock that you own.

     Our board of directors, by unanimous vote, has determined that the merger is advisable and fair to and in the best interests of Impsat and Impsat's stockholders, declared the merger agreement advisable and that the merger consideration to be paid for our common stock is fair to the holders of such shares, and approved and adopted the merger agreement and the merger. Our board of directors unanimously recommends that Impsat's stockholders vote "FOR" adoption of the merger agreement.

     In arriving at its recommendation, the board of directors carefully considered a number of factors described in the accompanying proxy statement. One of the factors considered was the written opinion of our financial advisor in connection with the merger, Goldman, Sachs & Co. ("Goldman Sachs"), dated as of October 25, 2006. The Goldman Sachs opinion concludes that, based upon and subject to the factors and assumptions set forth in Goldman Sachs' opinion, as of the date of the opinion, the $9.32 per share in cash to be received by the holders of the outstanding shares of our common stock pursuant to the merger agreement is fair from a financial point of view to those holders. The full text of this opinion is attached as Annex B to the accompanying proxy statement, and the opinion should be read in its entirety. Goldman Sachs provided its opinion for the information and assistance of the board of directors in connection with its consideration of the merger. Goldman Sachs' opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger.

     The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of Impsat's stockholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Impsat from documents we have filed with the Securities and Exchange Commission and from our website, www.impsat.com.

     Your vote is important regardless of the number of shares of Impsat's common stock you own. Because adoption of the merger agreement requires the affirmative vote of the holders of a majority of the aggregate voting power of our issued and outstanding shares of common stock, a failure to vote will have the same effect as a vote against adoption of the merger agreement. ACCORDINGLY, YOU ARE REQUESTED TO PROMPTLY VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

     Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

     On behalf of the Board of Directors, I thank you for your cooperation.

                                    Sincerely,

                                    -------------------------------
                                    Ricardo A. Verdaguer
                                    President and Chief Executive Officer


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement is dated [     ], 2006, and is first being mailed to
stockholders on or about [     ], 2006.

                        IMPSAT FIBER NETWORKS, INC.

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD [     ], 200[ ]

     A special meeting of stockholders of IMPSAT Fiber Networks, Inc.
("Impsat" or "we"), a Delaware corporation, will be held on [  ] [  ], 200[ ],
at [     ] a.m., local time, at Impsat's executive offices, at Elvira Rawson de
Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina, for the following purpose:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 25, 2006, by and among Global Crossing Limited ("Global Crossing"), GC Crystal Acquisition, Inc. ("MergerCo") and Impsat, pursuant to which MergerCo will be merged into Impsat and Impsat will become an indirect wholly-owned subsidiary of Global Crossing. Upon the merger becoming effective, each share of common stock, par value $0.01 per share, of Impsat that is issued and outstanding immediately prior to the merger will be converted into the right to receive $9.32 in cash, without interest.

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof including, but not limited to, an adjournment in order to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement. Stockholders of record
     on [     ], 2006, will be entitled to notice of and to vote at the
     special meeting or at any adjournment or postponement of the special meeting. A list of these stockholders will be available for inspection ten days prior to the special meeting at Impsat's executive offices, located at Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina.

     Under applicable provisions of Delaware law, holders of Impsat's common stock have the right to exercise appraisal rights and obtain payment in cash of the fair value of their common stock as appraised by the Delaware Court of Chancery. This amount could be more, the same as, or less than the value a stockholder would be entitled to receive under the terms of the merger agreement. In order to perfect and exercise their appraisal rights, stockholders must deliver written demand to Impsat for appraisal of their shares before the taking of the vote on the merger agreement at the special meeting, and must not vote in favor of adoption of the merger agreement. A copy of the applicable Delaware statutory provisions is included as Annex C to the accompanying proxy statement, and a summary of these provisions can be found under "Appraisal Rights" in the accompanying proxy statement.

     The adoption of the merger agreement requires the approval of the holders of a majority of the aggregate voting power of the outstanding shares of Impsat's common stock. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. Your failure to return your proxy card will have the same effect as a vote against adoption of the merger agreement but it will not affect the outcome of a vote regarding the adjournment proposal, if necessary. If you do attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person. If your shares are held by a broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

     Stockholders are requested to complete, sign, date and return the enclosed form of proxy in the enclosed prepaid envelope.

     Our board of directors unanimously recommends that Impsat's stockholders vote "FOR" adoption of the merger agreement.

                                   By Order of the Board of Directors,


                                   -----------------------------------
                                   Guillermo V. Pardo
                                   Secretary

  Buenos Aires, Argentina
  [     ] [  ], 2006

                             TABLE OF CONTENTS

SUMMARY TERM SHEET...........................................................1
   The Proposed Transaction..................................................1
   Board Recommendation......................................................2
   Reasons For the Merger....................................................2
   Opinion of Impsat's Financial Advisor.....................................2
   Financing For the Merger..................................................3
   Series A Notes and Series B Notes.........................................3
   Material United States Federal Income Tax Consequences....................3
   The Special Meeting of our Stockholders...................................4
   Support Agreements........................................................5
   Appraisal Rights..........................................................5
   Our Stock Price...........................................................5
   When the Merger will be Completed.........................................6
   Non-Solicitation; Other Offers............................................6
   Conditions to the Merger..................................................6
   Termination of the Merger Agreement.......................................6
   Termination Fee...........................................................7
   Employee and Director Benefits............................................7
   Interests of our Directors and Executive Officers in the Merger...........7
   Shares Held by Directors and Executive Officers...........................7
   Payment For the Shares....................................................8
   Questions.................................................................8
   QUESTIONS AND ANSWERS ABOUT THE MERGER....................................9
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION.................15
THE PARTIES TO THE MERGER...................................................16
THE SPECIAL MEETING OF OUR STOCKHOLDERS.....................................17
   Special Meeting and Board Recommendation.................................17
   Who Can Vote at the Special Meeting......................................17
   Vote Required; Quorum....................................................17
   Voting by Proxy..........................................................17
   Adjournments and Postponements...........................................18
   Solicitation of Proxies..................................................18
THE MERGER..................................................................19
   Background of the Merger.................................................19
   Reasons for the Merger...................................................29
   Board Recommendation.....................................................31
   Interests of our Directors and Executive Officers in the Merger..........31
   Opinion of Impsat's Financial Advisor....................................34
   Support Agreements.......................................................41
   Financial Projections....................................................42
   Projected Summary Consolidated Income Statement(1).......................45
   Financing For the Merger.................................................45
   Certain Material United States Federal Income Tax Consequences...........46
   Regulatory Approvals.....................................................49
THE MERGER AGREEMENT........................................................51
   General..................................................................51
   Consideration to be Received by our Stockholders.........................51
   Payment For the Shares...................................................51
   Stock Options............................................................52
   Warrants.................................................................52
   Series A Notes and Series B Notes........................................52
   Representations and Warranties...........................................53
   Covenants Relating to the Conduct of our Business........................55
   Stockholder Meeting; Proxy Statement.....................................58
   Access to Information....................................................58
   No Solicitation; Other Offers............................................58
   Commercially Reasonable Efforts..........................................60
   Indemnification, Advancement and Insurance...............................61
   Employee and Director Benefits...........................................61
   Conditions to the Merger.................................................62
   Termination of the Merger Agreement......................................64
   Fees and Expenses........................................................66
   Amendment and Waiver.....................................................67
OUR STOCK PRICE.............................................................68
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS..............69
APPRAISAL RIGHTS............................................................71
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR FUTURE ANNUAL MEETING.....74
WHERE YOU CAN FIND MORE INFORMATION.........................................74

Annex A - Agreement and Plan of Merger
Annex B - Opinion of Goldman, Sachs & Co.
Annex C - Section 262 of the Delaware General Corporation Law

                             SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement, but may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the annexes and the other documents to which this proxy statement refers, to fully understand the merger. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement because it is the legal document that governs the merger. In addition, we incorporate by reference important business and financial information about us in this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page 74. In this proxy statement, the terms "we," "us," "our," "Impsat" and "our company" refer to IMPSAT Fiber Networks, Inc. and its subsidiaries and affiliated entities. In this proxy statement, we refer to Global Crossing Limited as "Global Crossing" and to GC Crystal Acquisition, Inc. as "MergerCo."

THE PROPOSED TRANSACTION

     Stockholder Vote

     You are being asked to vote to adopt a merger agreement with respect to a merger in which MergerCo will merge with and into Impsat. As a result of the merger, Impsat will become an indirect wholly-owned subsidiary of Global Crossing and will cease to be a public company. Following the merger, our common stock will no longer be publicly traded. In addition, our existing stockholders will no longer have an equity interest in Impsat and will not participate in any potential future earnings and growth of Impsat.

     Consideration For Your Stock

     Following completion of the merger, you will be entitled to receive $9.32 in cash, without interest, for each of your shares of our common stock.

     Consideration For Your Options

     Following completion of the merger, you will be entitled to a cash payment equal to the excess (if any) of the $9.32 per share cash merger consideration over the exercise price per share of the option, multiplied by the number of shares subject to the option, without interest.

     Consideration For Your Warrants

     Following completion of the merger, you will be entitled to a cash payment equal to the excess (if any) of the $9.32 per share cash merger consideration over the exercise price per share of the warrant, multiplied by the number of shares subject to the warrant.

     Impsat

     Impsat is a leading provider of private telecommunications network and internet services in Latin America, offering integrated data, voice, data center and internet solutions. Impsat's networks consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. Impsat owns and operates 15 metropolitan area networks in some of the largest cities in Latin America and has 15 facilities to provide hosting services. Impsat currently provides services to more than 4,500 national and multinational clients, and has operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States. See "The Parties to the Merger" beginning on page 16.

     Global Crossing

     Global Crossing provides telecommunications solutions over the world's first integrated global IP-based network. Its core network connects more than 300 cities in 29 countries worldwide and delivers services to more than 600 cities in 60 countries and 6 continents around the globe.

     Global Crossing's IP services are global in scale, linking the world's enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications. Global Crossing offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed solutions and Global Crossing VoIP Services, to 36 percent of the Fortune 500 companies, as well as 700 carriers, mobile operators and ISPs. See "The Parties to the Merger" beginning on page 16.

     MergerCo

     MergerCo is a Delaware corporation and a wholly-owned subsidiary of Global Crossing formed for the purpose of facilitating the merger. See "The Parties to the Merger" beginning on page 16.

BOARD RECOMMENDATION

     Our board of directors, by unanimous vote, has determined that the merger is advisable and fair to and in the best interests of Impsat and Impsat's stockholders, has declared the merger agreement advisable and that the merger consideration to be paid for our common stock is fair to the holders of such shares, and has approved and adopted the merger agreement and the merger. Our board of directors unanimously recommends that Impsat's stockholders vote "FOR" adoption of the merger agreement and "FOR" the adjournment of the special meeting if necessary or appropriate, to solicit additional proxies. See "The Merger -- Board Recommendation" beginning on page 31.

REASONS FOR THE MERGER

     Our board of directors carefully considered the terms of the proposed transaction and approved the merger based on a number of factors. For a discussion of these reasons, see "The Merger -- Reasons For the Merger" beginning on page 29.

OPINION OF IMPSAT'S FINANCIAL ADVISOR

     Goldman, Sachs & Co. ("Goldman Sachs") acted as our financial advisor in connection with the merger. Goldman Sachs delivered an oral opinion to our board of directors, subsequently confirmed in writing, to the effect that, as of October 25, 2006, and based upon and subject to the factors and assumptions set forth in the opinion, the $9.32 per share in cash to be received by the holders of the outstanding shares of our common stock pursuant to the merger agreement is fair from a financial point of view to those holders.

     The full text of the written opinion of Goldman Sachs, dated October 25, 2006, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. Goldman Sachs provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. Goldman Sachs' opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger. The opinion should be read in its entirety. See "The Merger -- Opinion of Impsat's Financial Advisor" beginning on page 34.

FINANCING FOR THE MERGER

     Global Crossing will acquire Impsat in exchange for a cash purchase price of $9.32 per share, or an aggregate payment to Impsat stockholders and option holders of approximately $95 million. In addition, Global Crossing will refinance, repay or assume our outstanding indebtedness as of the effective time of the merger. These payments are expected to be funded by a combination of Global Crossing's cash on hand, Global Crossing's debt financing and our available cash. In connection with the merger, Global Crossing has received a binding commitment letter from Credit Suisse to provide debt financing. The merger is not conditioned on Global Crossing obtaining the financing described in the commitment letter or any other financing. See "The Merger -- Financing For the Merger" beginning on page 45.

SERIES A NOTES AND SERIES B NOTES

     Under the merger agreement, we are required to commence an offer to purchase all of the outstanding Series A 6% Senior Guaranteed Convertible Notes due 2011 (the "Series A Notes") and the Series B 6% Senior Guaranteed Convertible Notes due 2011 (the "Series B Notes") at 101% of the principal amount thereof, plus accrued interest thereon (if any) to the payment date as set forth in the indentures governing the Series A Notes and Series B Notes. In addition, we have completed a consent solicitation and executed supplemental indentures that provide for the adoption of certain amendments to the indentures governing the Series A Notes and Series B Notes. See "The Merger Agreement--Series A Notes and Series B Notes" beginning on page 52.

     In connection with the merger agreement, certain noteholders have entered into support agreements with Global Crossing agreeing to validly tender all of their Series A Notes and Series B Notes, pursuant to and in accordance with the terms of the offers to purchase. See "The
Merger--Support Agreements" beginning on page 40.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The merger will be taxable for U.S. federal income tax purposes. Generally, this means that you will recognize taxable gain or loss equal to the difference between the cash you receive in the merger and your adjusted tax basis in the shares of Impsat common stock that you own. TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO UNDERSTAND FULLY THE TAX CONSEQUENCES OF THE MERGER TO YOU. See "The Merger--Certain Material United States Federal Income Tax Consequences" beginning on page 46.

THE SPECIAL MEETING OF OUR STOCKHOLDERS

     Place, Date and Time

     The special meeting will be held at [ ] a.m., local time, on [     ],
200_, at Impsat's executive offices, at Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina.

     The Vote Required For Adoption of the Merger Agreement

     The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the aggregate voting power of our issued and outstanding shares of common stock. The failure to vote will have the same effect as a vote against adoption of the merger agreement. See "The Special Meeting of our Stockholders--Vote Required; Quorum" beginning on page 17.

     In connection with the merger agreement, Morgan Stanley & Co., Incorporated ("Morgan Stanley"), as well as several officers and a director of Impsat (in each of their respective capacities as a stockholder or beneficial owner of our stock), representing approximately 28% of our issued and outstanding shares of common stock, entered into support agreements with Global Crossing. Pursuant to the support agreements, among other things, Morgan Stanley and such individuals have agreed to support and vote in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The aforementioned support agreements will terminate upon the earlier of the consummation of the merger or the termination of the merger agreement. See "The Merger--Support Agreements" beginning on page 40.

     Who Can Vote At the Meeting

     You can vote at the special meeting all of the shares of our common
stock you own of record as of [     ] [  ], 2006, which is the record date for
the special meeting. If you own shares that are registered in someone else's name (for example a broker), you will need to direct that person to vote those shares or obtain an authorization from that person and vote the
shares yourself at the meeting. As of [     ], [ ] 2006, there were
10,120,685 shares of our common stock outstanding held by approximately
[     ] holders of record. See "The Special Meeting of our Stockholders--Vote
Required; Quorum" beginning on page 17.

     Procedure For Voting

     You can vote shares you hold of record by attending the special meeting and voting in person or by mailing the enclosed proxy card. If your shares are held by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, your shares will not be voted, which will have the same effect as a vote against adoption of the merger agreement. See "The Special Meeting of our Stockholders--Vote Required; Quorum" beginning on page 17.

     How To Revoke Your Proxy

     You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise our Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

SUPPORT AGREEMENTS

     In connection with the merger agreement, Morgan Stanley, W.R. Huff Asset Management Co., L.L.C. ("WR Huff") as well as several officers and a director of Impsat (in their respective capacities as a stockholder, beneficial owner of our common stock or a holder of Series A Notes or Series B Notes), entered into support agreements (the "Support Agreements") with Global Crossing. Pursuant to the Support Agreements, the parties have agreed to support and vote in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement and WR Huff and Morgan Stanley agreed to tender all of their Series A Notes and Series B Notes pursuant to and in accordance with the terms of the offers to purchase as discussed in "The Merger Agreement--Series A Notes and Series B Notes--Pre-Closing Offers to Purchase." The aforementioned Support Agreements will terminate upon the earlier of the consummation of the
merger or the termination of the merger agreement. As of [     ] [     ],
2006, the record date for the special meeting described in this proxy statement, the shareholders subject to the Support Agreements held approximately 28% of our outstanding common stock. The forms of Support Agreements are attached to the merger agreement as Exhibits A-1, A-2 and A-3. We encourage you to read the Support Agreements carefully and in their entirety. See "The Merger--Support Agreements" beginning on page 40.

APPRAISAL RIGHTS

     Delaware law provides you with statutory appraisal rights in connection with the merger. This means that if you are not satisfied with the amount you will be entitled to receive as a result of the merger, you may (provided that you comply with the applicable requirements of Delaware law) have the "fair value" of your shares determined by the Delaware Court of Chancery and receive payment for your shares in cash based on that valuation. The amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have been entitled to receive under the merger agreement.

     To exercise your appraisal rights, you must deliver a written demand to Impsat for appraisal of your shares before the taking of the vote on the merger agreement at the special meeting and you must not vote in favor of adoption of the merger agreement. A vote in person or by a proxy against the merger does not constitute a demand to exercise your appraisal rights. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 71.

OUR STOCK PRICE

     Shares of our common stock are traded over the counter under the trading symbol "IMFN." On October 25, 2006, which was the last trading day before we announced the merger, our common stock closed at $8.20 per share.
On [    ] [  ], 200[ ], which was the last practicable trading day before this
proxy statement was printed, our common stock closed at $[   ] per share. See
"Our Stock Price" beginning on page 68.

WHEN THE MERGER WILL BE COMPLETED

     We are working to complete the merger as soon as possible. We anticipate completing the merger in the first quarter of 2007, subject to receipt of stockholder approval and certain regulatory consents, as well as satisfaction of other requirements. See "The Merger Agreement--Conditions to the Merger" beginning on page 62.

NON-SOLICITATION; OTHER OFFERS

     The merger agreement prevents us from soliciting alternative acquisition proposals and subject to certain exceptions, the merger agreement restrains us from entering into discussions or negotiations concerning, or providing confidential information in connection with, an alternative acquisition proposal. Notwithstanding these restrictions, under certain circumstances, our board of directors may negotiate or engage in discussions with or disclose nonpublic information to a party that makes an unsolicited bona fide written proposal for an alternative acquisition. The merger agreement obligates our board of directors not to withdraw or modify its recommendation of the merger agreement, or to recommend, approve, adopt or otherwise declare advisable an alternative acquisition proposal. Notwithstanding these obligations, under certain circumstances, our board of directors may withhold, withdraw, qualify or modify its recommendation that our stockholders adopt the merger agreement or our board may approve, adopt or recommend any unsolicited superior proposal or our board may terminate the merger agreement prior to the date of the special meeting in response to an unsolicited superior proposal, in which case we may be required to pay a termination fee in the amount of $5 million to Global Crossing. See "The Merger Agreement--No Solicitation; Other Offers" beginning on page 58.

CONDITIONS TO THE MERGER

     The merger agreement is subject to the approval of the affirmative vote of the holders of a majority of the aggregate voting power of our issued and outstanding shares of common stock as well as other conditions. See "The Merger Agreement--Conditions to the Merger" beginning on page 62.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated, and the merger abandoned, at any time prior to the effective time of the merger, whether before or after our stockholders have adopted the merger agreement. Impsat, Global Crossing and MergerCo may mutually accomplish such termination by a written agreement or Impsat or Global Crossing may accomplish such termination individually upon the occurrence of various events specified in the merger agreement. See "The Merger Agreement--Termination of the Merger Agreement" beginning on page 64 and "The Merger Agreement--Fees and Expenses" beginning on page 66.

TERMINATION FEE

     We have agreed to pay Global Crossing a termination fee of $5 million if Global Crossing or we terminate the merger agreement in specified circumstances. See "The Merger Agreement--Fees and Expenses" beginning on page 66.

EMPLOYEE AND DIRECTOR BENEFITS

     The merger agreement contains a number of provisions relating to the compensation and benefits that our employees and directors will receive in connection with and following the merger. Among other items, these provisions address the continued employment of our employees, the continuation of wages or salaries, employee benefits or post-employment benefits, as applicable, and indemnification provisions for our officers and directors. See "The Merger Agreement--Employee and Director Benefits" beginning on page 61.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     Our executive officers and our directors have interests in the merger that are different from, or in addition to, those of other stockholders. With respect to our executive officers, these interests include compensation and employee benefit-related protections applicable to employees generally. See "The Merger Agreement--Employee and Director Benefits" beginning on page 61. Other interests include:

o transaction-related incentive compensation opportunities for our executive officers and other designated employees;

o special severance protection and other payments under certain circumstances as set forth in the employment agreements of Ricardo Verdaguer, our President and Chief Executive Officer, and Hector Alonso, our Chief Financial Officer; and

o in addition, certain indemnification and insurance arrangements for our current and former directors and officers will be continued for at least six years following the closing date of the merger. See "The Merger--Interests of our Directors and Executive Officers in the Merger--Indemnification and Insurance" on page 34 and "The Merger Agreement --Indemnification, Advancement and Insurance" on page 61.

     As of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in anticipation of the merger, nor has any executive officer entered into any agreement, arrangement or understanding with Global Crossing or its affiliates or the surviving corporation regarding employment with, or the right to purchase or participate in the equity of, Global Crossing or the surviving corporation.

SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

     We expect all of the outstanding shares of our common stock owned by our executive officers and directors, as well as all of the outstanding shares of our common stock owned by Morgan Stanley, an affiliate of two of our directors, representing approximately 28% of the aggregate voting power
of the outstanding shares of our common stock as of [     ], 2006, to
be voted in favor of the proposal to adopt the merger agreement. See "Security Ownership of Management and Certain Beneficial Owners" beginning on page 69 and "The Merger--Support Agreements" beginning on page 40.

PAYMENT FOR THE SHARES

     The Bank of New York, as paying agent in connection with the merger, will coordinate the payment of the cash merger consideration following the merger. The paying agent will send you written instructions for surrendering your certificates and obtaining the cash merger consideration after we have completed the merger. Do not send in your Impsat share certificates now. See "The Merger Agreement--Payment For the Shares" beginning on page 51.

QUESTIONS

     If, after reading this proxy statement, you have additional questions about the merger or other matters discussed in this proxy statement, you should contact our Secretary:

     Guillermo V. Pardo
     Elvira Rawson de Dellepiane 150,
     Piso 8, C1107BCA,
     Buenos Aires, Argentina
     Telephone: 54-11-5170-0000
     Fax: 54-11-5170-6500

                   QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the merger. You should still carefully read this entire proxy statement, including the annexes.


     Q:   WHAT IS THE  PROPOSED  TRANSACTION  THAT I AM BEING ASKED TO VOTE
          ON?

     A: The proposed transaction is the acquisition of Impsat by Global Crossing pursuant to an Agreement and Plan of Merger, dated as of October 25, 2006, by and among Impsat, Global Crossing and MergerCo. Once the merger agreement has been adopted by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, MergerCo will merge with and into Impsat. Impsat will be the surviving corporation in the merger and will become an indirect wholly-owned subsidiary of Global Crossing, and the directors and officers of MergerCo will become the directors and officers of the surviving corporation.

     Q:   WHAT EFFECTS WILL THE PROPOSED MERGER HAVE ON IMPSAT?

     A: As a result of the proposed merger, Impsat will cease to be a publicly-traded company and will be wholly-owned by Global
          Crossing. You will no longer have any interest in our future earnings or growth. Following consummation of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated upon application to the Securities and Exchange Commission (the "SEC"). In addition, upon completion of the proposed merger, shares of our common stock will no longer be quoted in any quotation system.

     Q:   HOW CAN I VOTE?

     A: You can vote by either (i) attending the stockholders meeting and voting in person or (ii) completing and submitting your proxy card. You should take care in completing your proxy card. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the adjournment proposal.

     Q:   WHAT WILL IMPSAT STOCKHOLDERS RECEIVE IN THE MERGER?

     A: After completion of the merger, Impsat stockholders will be entitled to receive $9.32 in cash, without interest, for each share of our common stock that they own. For example, if you own 100 shares of our common stock, you will be entitled to receive $932.00 in cash in exchange for your Impsat common stock.

     Q:   WHERE AND WHEN IS THE SPECIAL MEETING?

     A: The special meeting will take place at [ ] a.m., local time, on [ ] [ ], 200[ ], at Impsat's executive offices, at Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina.

     Q:   WHO CAN VOTE AT THE SPECIAL MEETING?

     A: Holders of Impsat common stock at the close of business on [ ], 2006, the record date for the special meeting, may vote in person or by proxy at the special meeting.

     Q:   HOW MANY VOTES DO I HAVE?

     A: Holders of Impsat common stock have one vote for each share of Impsat common stock owned at the close of business on [ ] [ ], 2006, the record date for the special meeting.

     Q: WHAT VOTE OF IMPSAT STOCKHOLDERS IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

     A: For us to complete the merger, stockholders holding at least a majority of the aggregate voting power of the shares of our common stock outstanding at the close of business on the record date must vote "FOR" adoption of the merger agreement.

     Q:   HOW DOES IMPSAT'S BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

     A: Our board of directors unanimously recommends that Impsat's stockholders vote "FOR" the proposal to adopt the merger agreement. You should read "The Merger -- Reasons For the Merger" beginning on page 29 for a discussion of the factors that our board of directors considered in deciding to unanimously recommend the adoption of the merger agreement.

     Q:   IS THE MERGER SUBJECT TO THE SATISFACTION OF ANY CONDITIONS?

     A: Yes. Before completion of the merger, a number of closing conditions must be satisfied or waived. These conditions are described in the section of the proxy statement entitled "The Merger Agreement--Conditions to the Merger" beginning on page 62. These conditions include, among others, obtaining stockholder approval and certain regulatory consents. If these conditions are not satisfied or waived, the merger will not be completed.

     Q:   HOW WILL GLOBAL CROSSING FINANCE THE MERGER?

     A: Global Crossing has informed us that it expects to use approximately $160 million of its existing cash for equity payments to Impsat shareholders, transaction expenses and repayment of a limited amount of indebtedness. See "The Merger--Financing For the Merger" beginning on page 45. However, the receipt by Global Crossing of financing is not a condition to the closing of the merger.

     Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

     A: If the merger agreement is adopted and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting. We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed by the end of the first quarter of 2007. Because the merger is subject to a number of conditions, however, the exact timing of the completion of the merger cannot be determined.

     Q:   WHAT HAPPENS IF THE MERGER IS NOT CONSUMMATED?

     A. If the merger agreement is not adopted by stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, Impsat will remain an independent public company and the common stock will continue to be traded on the OTC Bulletin Board. Under specified circumstances, Impsat may be required to pay Global Crossing a termination fee as described under the caption "The Merger Agreement--Fees and Expenses" beginning on page 66.

     Q: IS THE MERGER EXPECTED TO BE TAXABLE TO ME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES?

     A: Generally, yes. The receipt of $9.32 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and you generally will be required to recognize gain or loss measured by the difference, if any, between $9.32 per share and your adjusted tax basis in that share. You should read "The Merger--Certain Material United States Federal Income Tax Consequences" beginning on page 46 for a more complete discussion of the federal income tax consequences of the merger. TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR PARTICULAR SITUATION. ACCORDINGLY, YOU SHOULD ALSO CONSULT YOUR OWN TAX ADVISOR ON THE TAX CONSEQUENCES OF THE MERGER FOR YOU.

     Q: DO THE DIRECTORS AND EXECUTIVE OFFICERS HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM, OR IN ADDITION TO, MINE?

     A: Yes. Our executive officers and directors have interests in the merger that are different from, or in addition to, those of other stockholders. With respect to our executive officers, these interests include compensation and employee benefit-related protections applicable to employees generally. See "The Merger Agreement--Employee and Director Benefits" beginning on page 61. Other interests include:

          o transaction-related incentive compensation opportunities for our executive officers and other designated employees;

          o special severance protection and other payments under certain circumstances as set forth in the employment agreements of Ricardo Verdaguer, our President and Chief Executive Officer, and Hector Alonso, our Chief Financial Officer; and

          o in addition, certain indemnification and insurance arrangements for our current and former directors and officers will be continued for at least six years following the closing date of the merger. See "The Merger--Interests of our Directors and Executive Officers in the Merger--Indemnification and Insurance" on page 33 and "The Merger Agreement--Indemnification, Advancement and Insurance" on page 61; and

          As of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in anticipation of the merger, nor has any executive officer entered into any agreement, arrangement or understanding with Global Crossing or its affiliates or the surviving corporation regarding employment with, or the right to purchase or participate in the equity of, Global Crossing or the surviving corporation.

     Q:   AM I ENTITLED TO APPRAISAL RIGHTS?

     A: Yes. Under the Delaware General Corporation Law, holders of our common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement at the special meeting and they otherwise comply with the Delaware law requirements explained in this proxy statement. See "Appraisal Rights" beginning on page 71.

     Q: HOW LONG AFTER THE EFFECTIVE DATE OF THE MERGER WILL I RECEIVE THE CASH PAYMENT FOR MY SHARES?

     A: We expect the paying agent to distribute letters of transmittal within approximately six business days after the effective date of the merger. You should expect payment for your shares approximately seven business days after the paying agent receives your properly completed letter of transmittal and stock certificates.

     Q:   WHAT DO I NEED TO DO NOW?

     A: We urge you to read this proxy statement carefully, including its annexes and the other documents to which this proxy statement refers to, and to consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders.

     Q:   WHY IS MY VOTE IMPORTANT?

     A: Whether or not you vote for adoption of the merger agreement, if the merger agreement is adopted and the other conditions to the merger are satisfied or waived, you will be entitled to receive the merger consideration for your shares of our common stock upon completion of the merger, unless you exercise your appraisal rights. However, because adoption of the merger agreement requires the affirmative vote of the holders of a majority of the aggregate voting power of our issued and outstanding shares of common stock (not just the common stock actually voting), if you do not vote, it will have the same effect as a vote against adoption of the merger agreement.

     Q:   WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

     A: Because the required vote of our stockholders is based upon the voting power of shares of our common stock outstanding, rather than upon the voting power of the shares actually voted, the failure to return your proxy card will have the same effect as voting against adoption of the merger agreement.

     Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     A: If you have shares of our stock that are registered differently and are in more than one account you will receive more than one proxy card. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.

     Q:   IF MY SHARES ARE HELD BY MY BROKER, WILL MY BROKER VOTE MY SHARES
          FOR ME?

     A: Only if you provide instructions to your broker on how to vote. If your shares are held by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. Without such instructions, your shares will not be voted, which will have the same effect as voting against adoption of the merger agreement. See "The Special Meeting of our Stockholders--Vote Required; Quorum" beginning on page 17.

     Q:   MAY I VOTE IN PERSON?

     A. Yes. If your shares are not held by a broker, you may vote your shares in person by attending the special meeting of our stockholders and voting in accordance with the procedures outlined at the meeting, rather than signing and returning your proxy card. If your shares are held by a broker, you must first get a proxy card from your broker in order to attend the special meeting and vote.

     Q:   MAY I CHANGE MY VOTE AFTER I HAVE VOTED?

     A. Yes. You may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

          First, you can send a written notice stating that you would like to revoke your proxy;

          Second,  you  can complete and  submit a new proxy in writing; or

          Third, you can attend the special meeting and vote in person. However, your attendance alone will not revoke your proxy.

          If  you have  instructed a broker to vote your shares,  you  must
          follow directions  received from  your broker  to  change   those
          instructions.

     Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     A: No. Shortly after the merger is completed, the paying agent for the merger will send a letter of transmittal and written instructions for exchanging your shares for the merger consideration. If your shares are held by your broker, you will receive instructions from your broker as to how to effect the surrender of your shares and receive cash for those shares. Do not send any stock certificates with your proxy card.

     Q: WHAT VOTE OF OUR STOCKHOLDERS IS REQUIRED TO APPROVE THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES?

     A: The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the combined voting power of our common stock present or represented by proxy at the special meeting and entitled to vote on the matter.

     Q:   WILL A PROXY SOLICITOR BE USED?

     A: Yes. Impsat has engaged [ ] to assist in the solicitation of proxies for the special meeting and Impsat estimates it will pay [ ] a fee of approximately [ ]. Impsat has also agreed to reimburse [ ] for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify [ ] against certain losses, costs and expenses.

     Q:   WHO CAN HELP ANSWER MY OTHER QUESTIONS?

     A: If you have more questions about the merger, you should contact our Secretary:

          Guillermo V. Pardo
          Elvira Rawson de Dellepiane 150,
          Piso 8, C1107BCA
          Buenos Aires, Argentina
          Telephone: 54-11-5170-0000
          Fax: 54-11-5170-6500

        CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     Statements included or incorporated by reference in this proxy statement concerning Impsat's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements also include those statements relating to the expected completion and timing of the merger and other information related to the merger. Forward-looking statements are based on current management expectations and are subject to risks, uncertainties and other factors, many of which are beyond our ability to control or predict and which could cause actual results or events to differ materially from those anticipated or stated in such statements. Such risks, uncertainties and other factors include, but are not limited to, the transaction not closing or delay of the closing, the reaction of customers of Impsat to the transaction, general economic or political conditions and adverse litigation results, as well as other risks detailed in Impsat's filings with the SEC, including this proxy statement. Copies of these filings may be obtained by accessing the Impsat's website (www.impsat.com) or the SEC's website (www.sec.gov). Although Impsat believes that the expectations reflected in "forward-looking statements" are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such "forward-looking statements." Impsat disclaims any obligation to update the information included or incorporated by reference in this proxy statement or to publicly announce the result of any revisions to such "forward-looking statements," or to make any other forward-looking statements, or to reflect new information or future events or developments.

     Impsat intends that all forward-looking statements made will be subject to the safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

     All subsequent written and oral forward-looking statements attributable to Impsat and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this proxy statement.

     All information contained in this proxy statement concerning Global Crossing and MergerCo has been supplied by Global Crossing and has not been independently verified by Impsat.

                         THE PARTIES TO THE MERGER

     IMPSAT Fiber Networks, Inc. ("Impsat"), a Delaware corporation, together with its subsidiaries and affiliated entities, is a leading provider of private telecommunications network and internet services in Latin America, offering integrated data, voice, data center and internet solutions. Impsat's networks consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. Impsat owns and operates 15 metropolitan area networks in some of the largest cities in Latin America and has 15 facilities to provide hosting services. Impsat currently provides services to more than 4,500 national and multinational clients, and has operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States. The principal executive offices of Impsat are located at Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina.

     Global Crossing Limited ("Global Crossing"), a Bermuda corporation, provides telecommunications solutions over the world's first integrated global IP-based network. Its core network connects more than 300 cities in 29 countries worldwide and delivers services to more than 600 cities in 60 countries and 6 continents around the globe. Global Crossing IP services are global in scale, linking the world's enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications. Global Crossing offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Solutions and Global Crossing VoIP services, to 36 percent of the Fortune 500 companies, as well as 700 carriers, mobile operators and ISPs. The principal executive offices of Global Crossing are located at Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda.

     GC Crystal Acquisition, Inc. ("MergerCo"), a Delaware corporation, is a wholly-owned subsidiary of Global Crossing. The principal executive offices of MergerCo are located at Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda. MergerCo was organized on September 26, 2006 solely for the purpose of facilitating the merger. MergerCo has not engaged in any business except in anticipation of the merger.

                  THE SPECIAL MEETING OF OUR STOCKHOLDERS


SPECIAL MEETING AND BOARD RECOMMENDATION

     The special meeting will be held on [ ] [ ], 200[ ], at [ ] a.m., local time, at Impsat's executive offices located at Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina. The purpose of the special meeting is to consider and vote on the proposal to adopt the merger agreement (and to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies). OUR BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE MERGER IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF IMPSAT AND IMPSAT'S STOCKHOLDERS, HAS DECLARED THE MERGER AGREEMENT ADVISABLE AND THAT THE MERGER CONSIDERATION TO BE PAID FOR OUR COMMON STOCK IS FAIR TO THE HOLDERS OF SUCH SHARES, AND HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IMPSAT'S STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

WHO CAN VOTE AT THE SPECIAL MEETING

     Only holders of record of our common stock as of [ ], 2006, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from that person and vote the shares yourself at the meeting. On [ ], 2006, there were 10,120,685 shares of our common stock outstanding held by approximately [ ] holders of record.

VOTE REQUIRED; QUORUM

     The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the aggregate voting power of our issued and outstanding shares of common stock. Each share of common stock is entitled to one vote. Because the required vote of stockholders is based upon the number of outstanding shares of our common stock (rather than just the common stock actually voting), failure to submit a proxy or to vote in person will have the same effect as a vote against adoption of the merger agreement.

     A majority of the aggregate voting power of the shares issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     Under the applicable rules, the merger proposal is a "non-discretionary" item, which means that brokers or nominees who do not receive instructions from the beneficial owners of shares do not have discretion to vote the shares held by such beneficial owners on this matter. Accordingly, if a broker holds your shares and you want your shares to be voted at the special meeting, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

VOTING BY PROXY

     This proxy statement is being sent to you on behalf of the board of directors of Impsat for the purpose of requesting that you allow your shares of our common stock to be represented by proxy at the special meeting by the persons named in the enclosed proxy card. All shares of our common stock represented at the meeting by properly executed proxy cards will be voted in accordance with the instructions indicated on those proxy cards. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors and "FOR" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IMPSAT'S STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     We do not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares, including voting "FOR" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

     You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise our Secretary in writing, deliver a new proxy in writing, dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

ADJOURNMENTS AND POSTPONEMENTS

     Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice (if the adjournment is not for more than 30 days), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, holders of a majority of the combined voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by Impsat in which no voting instructions are provided on such matter will be voted "FOR" an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

SOLICITATION OF PROXIES

     We will pay the costs of this proxy solicitation. In addition to solicitation by mail, proxies may be solicited in person, by telephone or otherwise, or by directors, officers or employees of Impsat without additional compensation. Upon request by record holders of our common stock who are brokers, dealers, banks or voting trustees, or their nominees, Impsat is required to pay the reasonable expenses incurred by such record holders for mailing proxy material to any beneficial owners of our common stock and obtaining their voting instructions. Impsat has engaged the
services of [     ] for the purpose of assisting in the solicitation of
proxies (including broker search and delivery services) at a cost of
$[     ] plus reimbursement of certain expenses.

                                 THE MERGER

     The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the merger agreement carefully.

BACKGROUND OF THE MERGER


     From time to time, our board of directors and senior management review the long-term decisions facing us. In September 2005, our board and senior management undertook a review of our business and our long-term decisions. As part of this analysis, our board and management initiated a review of potential strategic alternatives, alternative business plan strategies, various trends and conditions impacting our business, our ability to compete against companies with vastly more resources and capabilities than we could employ, potential liquidity issues facing us at various points in the future, including amortization and interest payments on our long-term indebtedness that would be payable in March 2007 and beyond, and an examination of the perceived business opportunities and risks facing us at that time.

     The strategic alternatives that we reviewed included continuing as an independent entity, refinancing all or a portion of our indebtedness and seeking to pursue a possible sale of the company or other strategic transaction. In connection with this review, the board considered, among other things, (i) the opportunities and challenges our company would face if it continued as an independent entity, (ii) the likelihood of our company being able to refinance all or a portion of our indebtedness on terms that would permit our company to grow, and (iii) the appropriateness under existing market conditions of reviewing a potential sale or other strategic transaction in an effort to enhance stockholder value. Following our initial review of the state of the business and the strategic opportunities that may be available to us, we determined that a further and more comprehensive review of potential strategic alternatives would be prudent given the various challenges that we were facing both in the near and long term.

     On October 19, 2005, at a regularly scheduled meeting of our board, following a discussion regarding the company's evaluation of strategic alternatives and the fiduciary duties related thereto, the latter of which was led by representatives of our special U.S. legal counsel, Fried, Frank, Harris, Shriver & Jacobson LLP ("Fried Frank"), our board of directors directed senior management to schedule meetings with a number of investment banks so that the board and management could solicit their views on the strategic alternatives. Later in the afternoon of October 19, 2005, our board, members of senior management and Fried Frank heard a presentation from an investment banking firm. In addition, on October 25, 2005, our board, members of senior management and Fried Frank heard presentations from three investment banking firms, including Goldman Sachs. The firms discussed our potential exploration of strategic alternatives, including a possible sale of our company.

     At the conclusion of these meetings and after further deliberation, our board of directors unanimously determined to proceed, on a confidential basis, with the exploration of strategic alternatives to enhance stockholder value, including the possible sale of our company. As part of that undertaking, on November 16, 2005, we engaged Goldman Sachs as our financial advisor to assist us in connection with the possible sale of our company or other strategic transaction.

     In late November 2005, our senior management and Goldman Sachs began to develop a marketing plan for a sale process. Given the consolidation that had taken place in the telecom sector in the Latin American region over the prior several years, the sale process was initially structured as an accelerated, targeted auction designed to maximize participation and competitive pressure from a relatively short list of potential buyers. In order to gauge the extent of possible interest in the acquisition of our company, in late November and December 2005, Goldman Sachs contacted, on a confidential basis, five potential bidders within the telecommunications industry that presented a perceived strategic fit with our company and that clearly demonstrated capacity to acquire all of our common stock. In addition, over the same period, Goldman Sachs also had discussions with five other unsolicited potential bidders.

     In January 2006, we sent out letters establishing the bidding procedures to the three potential bidders that had expressed an interest in participating in the process. The letters required that each potential bidder submit a preliminary, non-binding indication of interest based on publicly available information on or before February 7, 2006.

     In January 2006, we also began negotiating confidentiality agreements with parties that had expressed an interest in the process. Between January 18, 2006 and February 28, 2006, we entered into three confidentiality agreements with potentially interested parties, including Global Crossing, which entered into a confidentiality agreement with us on February 28, 2006.

     During this phase of the process, Goldman Sachs also had a number of preliminary discussions with a large global telecommunications company with a significant presence in Latin America ("Company X"). In late January 2006, Company X informed the company that it did not have an interest in the process and would not pursue a transaction with us.

     On February 7, 2006, we received a non-binding indication of interest from a large global telecommunications company with a significant presence in Latin America and Europe ("Company Y"), which proposed a cash bid that would reflect an estimated enterprise value of $330 million. On February 9, 2006, Global Crossing submitted its non-binding indication of interest, which provided for an acquisition of our company at a price to be based on an estimated transaction value of between $285 million to $310 million. Pursuant to the Global Crossing indication of interest, the consideration to be paid to our stockholders would be in the form of Global Crossing's stock. We did not receive a non-binding indication of interest from the third potential bidder that had expressed an interest in participating in the process.

     On February 15, 2006, we received an unsolicited non-binding indication of interest from a private company in the telecommunications industry ("Company Z") that expressed an interest in purchasing our company in an all cash transaction at a price that reflected an enterprise value of $350 million. Company Z had not been previously contacted because it was believed that Company Z was a relatively small private company that did not have the financial wherewithal to complete an acquisition of our company. Upon receipt of the indication of interest from Company Z, we requested that Company Z provide us with information regarding Company Z and the availability and proposed structure of the debt and equity financing that it stated it would need to consummate a transaction with us.

     On February 16, 2006, our board held a special meeting at which representatives of Goldman Sachs reviewed the process to date, noting that three parties, including Global Crossing, had submitted preliminary indications of interest. Representatives of Goldman Sachs summarized the key terms of the preliminary bids, and reviewed each party's perceived ability to close a transaction with us. Goldman Sachs also reviewed the reasons the other parties had given to Goldman Sachs for not submitting preliminary proposals. Throughout the review, senior management and our advisors responded to comments and questions from directors and participated in broad discussions on how the board might respond to various issues. These discussions culminated with the board unanimously determining that we should proceed to explore a sale.

     On March 1, 2006, our board held a special meeting at which representatives from Goldman Sachs and Fried Frank provided an update on recent developments with respect to the sale process. Goldman Sachs also provided our board with a brief outline of the schedule for the sale process over the next several weeks, which included the meetings with, and due diligence efforts to be undertaken by, Global Crossing and Company Y. With respect to Company Z, Goldman Sachs related that although they had several conference calls with representatives from Company Z, they continued to await the information that had been requested to determine whether Company Z could be a viable bidder. Finally, Goldman Sachs reviewed the reasons certain other parties had given for not participating in the process.

     On March 2, 2006, our senior management team met with Global Crossing in Miami to provide additional information regarding our company and to further discuss the prospects for a sale transaction with Global Crossing's management team. In addition, our senior management communicated to Global Crossing that its current offer did not provide sufficient value for them to continue in the process and that a proposal that provided for cash consideration to our stockholders would be required. Following this meeting, on March 6, 2006, Global Crossing submitted a revised preliminary indication of interest, which increased the value of its bid to reflect a total transaction value of $350 million less any of our remaining cash at closing and contemplated an all cash transaction.

     Also on March 2, 2006, we received a letter from Company Z, which stated that although it could not provide a proposed capital structure, Company Z anticipated that it would fund a transaction with us with new private debt of $200-250 million and new cash equity of $100-150 million. In this letter, Company Z stated that it had initiated preliminary discussions with potential debt equity and financing sources.

     During the week of March 6, 2006, Company Y visited the data room, participated in meetings with our management and advisors, and was given a presentation by our management team. After these meetings, we continued to work with Company Y to respond to additional due diligence requests.

     As part of this process, during the week of March 6, 2006, we also provided Global Crossing, Company Y and Company Z with a draft of the proposed merger agreement.

     On March 12, 2006, we entered into a confidentiality agreement with Company Z, which also provided for Company Z's agreement to standstill provisions. On the same day, we entered into a confidentiality agreement with the potential debt financing source that Company Z had identified. On March 15, 2006, we entered into a confidentiality agreement with the potential equity financing source that Company Z had identified.

     During the week of March 13, 2006, Global Crossing visited the data room, participated in meetings with our management and advisors, and was given a presentation by our management team. After these meetings, we continued to work with Global Crossing to respond to additional due diligence requests.

     On March 14 and 15, 2006, we entered into standstill agreements with Global Crossing and Company Y, respectively.

     On March 17, 2006, our management team met with Company Z to discuss a potential transaction. Neither Company Z's potential debt financing source nor the private equity firm attended the meeting.

     At a special meeting of our board on March 17, 2006, representatives of Goldman Sachs reviewed the status of the sale process, discussed the projected timetable for the coming weeks and responded to questions and comments of various directors.

     As a follow up to our continuing discussions with each of the potential acquirers, a final bid instruction letter was sent to Company Y on March 14, 2006, and to Global Crossing on March 28, 2006. These letters instructed the potential bidders to submit, no later than 5:00 p.m. on April 6, 2006, a firm and final proposal regarding a business combination with our company, which was to include (i) a statement of a proposed purchase price per share for all of our outstanding capital stock, (ii) a copy of the draft merger agreement marked to reflect its proposed changes,
(iii) if financing were required, confirmation of its fully committed financing, including a copy of its commitment letter with any external financing source, and (iv) a statement regarding the nature and timing of any required corporate approvals that had not already been obtained.

     At a special meeting of our board on March 29, 2006, representatives of Goldman Sachs reviewed the progress with respect to the process, discussed the upcoming final bid deadline and the status of each of the potential bidders. As part of this discussion, representatives of Goldman Sachs discussed the fact that little progress was made with obtaining the information requested of Company Z about its potential financing sources. Concern was expressed regarding Company Z's ability to obtain the debt and equity financing necessary to consummate a transaction. Representatives of Goldman Sachs, Fried Frank and our management team also responded to questions and comments of various directors.

     At the request of Global Crossing and Company Y, the final bid deadline was first extended from April 6, 2006 to April 10, 2006, and then was further extended to April 14, 2006. In addition, on April 8, 2006, Global Crossing and Company Y were provided with a preliminary draft of the disclosure memorandum that we had prepared to accompany our proposed merger agreement.

     During the week of April 9, 2006, we were informed that Company Y had determined not to submit a final bid. On April 14, 2006, Global Crossing submitted a final bid, which contemplated an all cash transaction based on a total transaction value of $350 million less any of our remaining cash at closing and included a mark-up of the merger agreement. Following receipt of the Global Crossing final bid, Goldman Sachs, Fried Frank and our senior management team evaluated the offer, including the proposed changes to the draft merger agreement.

     On April 18, 2006, our board held a special meeting at which our management, together with representatives of Goldman Sachs and Fried Frank provided an update with respect to the terms of Global Crossing's proposal. Goldman Sachs also reviewed the circumstances relating to Company Y's decision that it would not submit a final bid. Following a discussion among our board, Goldman Sachs and Fried Frank, our board directed management, Goldman Sachs, and Fried Frank to negotiate with Global Crossing and to continue efforts to maximize the competitive environment of the process.

     On the evening of April 18, 2006, Company Z sent us a letter reaffirming its desire to pursue an all cash transaction for $350 million. This letter attached certain letters that Company Z had received from potential debt and equity financing sources.

     On April 24, 2006, in response to various news reports, we issued a press release confirming that we were engaged in the process of exploring a range of strategic alternatives to enhance shareholder value, including a possible sale of the company. We further confirmed that we had engaged Goldman Sachs as our financial advisor to assist us in this review.

     At a meeting with our management team and Goldman Sachs on April 26, 2006, Global Crossing delivered a letter dated April 25, 2006 informing us that it had determined to withdraw its offer. Global Crossing stated that its withdrawal from the sale process was primarily based on its desire to pursue on an equity offering. Global Crossing further informed us that while it might have an interest in pursuing a transaction with us at some point in the future, it could not make any assurances.

     At a special meeting of our board on April 27, 2006, representatives of Goldman Sachs and senior management informed our board of Global Crossing's decision to discontinue discussions with us regarding a possible sale transaction. At this meeting, representatives of Goldman Sachs reviewed the letters from Company Z's financing sources and discussed the lack of information about Company Z. Concern was again expressed regarding Company Z's ability to obtain the debt and equity financing that would be necessary to consummate a transaction. In addition, the board and management were concerned about giving access to our data room to a direct competitor if it were unlikely that a transaction could be completed. Following discussions, our board concluded that it was not sufficiently certain that Company Z had the capacity to close a transaction that would justify the expense and distraction of pursuing its proposal at that time. In light of the stalled sale process, the potential liquidity issues facing us at various points in the future, including amortization and interest payments on our long-term indebtedness that would be payable in March 2007 and beyond and our need for a clear path to our future, following discussion, our board asked our management team to begin to evaluate the exploration of other strategic options, including a possible refinancing transaction with respect to all or a portion of our existing debt.

     During early May, 2006 Goldman Sachs communicated to Company Z that we were pursuing other alternatives.

     At a special meeting of our board on May 11, 2006, our board and senior management again discussed our potential strategic alternatives. The board determined that the sale process should remain open because there was a possibility that Global Crossing could seek to recommence discussions following its equity offering. Our board further directed management and Goldman Sachs to continue to monitor the outcome of Global Crossing's equity offering. Our board also concluded that in parallel with the sale process, our management team should explore a possible refinancing transaction relating to some or all of our outstanding indebtedness as a potential alternative to the sale process.

     In accordance with the board's direction, our management team began to analyze whether a refinancing transaction would be viable given the state of the capital markets. In that regard, our management solicited and received a preliminary round of presentations from a number of investment banks regarding the capital markets and our refinancing possibilities.

     On May 31, 2006 and June 1, 2006, representatives of our management team and board heard presentations from five investment banks relating to the condition of the financial markets and their views of our ability to refinance all or a portion of our indebtedness. At the conclusion of the presentations on June 1, 2006, our board held a special meeting to discuss the bank presentations and potential next steps. After discussing the presentations with management and Fried Frank, our board determined that it would be in the best interests of the company to form a special committee of the board to further consider whether we should refinance any or all of our outstanding indebtedness and the specific terms of a refinancing, which process should run in parallel with our sale process. A special committee was established with Mr. Ignacio Troncoso as its sole member. In the weeks that followed, Mr. Troncoso interviewed potential legal advisors and ultimately retained Nixon Peabody LLP as counsel. Following the retention of legal counsel, the special committee began interviewing potential candidates to serve as financial advisor to the special committee. While a financial advisor was selected by the special committee, it was not formally engaged because of the positive developments in the sale process described below.

     In early June 2006, Goldman Sachs was approached by a company that provides wireless communications services in Latin America ("Company W") regarding the possibility of entering into discussions relating to a possible business combination transaction. On June 19, 2006, we entered into a confidentiality agreement with this party. In addition, on July 10, 2006, representatives from Goldman Sachs and our management team met with representatives of this party and delivered our management presentation.

     On July 10, 2006, following completion of Global Crossing's equity offering, representatives from Global Crossing met with us and expressed interest in re-engaging in discussions regarding a possible sale transaction. On July 14, 2006, we provided Global Crossing with updated financial information and other due diligence materials. On July 18, 2006, Global Crossing re-submitted its non-binding offer letter, which was based on a total transaction value of $347 million less any of our remaining cash at closing and provided that stockholders would receive $9.73 per share in cash and that Global Crossing would repay, refinance or assume all of our existing indebtedness.

     On July 19, 2006, our board held a special meeting at which our management team, Goldman Sachs and Fried Frank reviewed the terms and conditions of the Global Crossing offer, as well as the next steps in the process. Goldman Sachs and Fried Frank also responded to a number of questions and comments from our board regarding valuation, process, timing and other related matters. A representative from Goldman Sachs also informed the board that Global Crossing had formally retained financial and legal advisors to assist it in this process. In addition, the special committee of the board informed the board of its determination that in light of the recommencement of discussions with Global Crossing, it would place the refinancing process on hold for the immediate future.

     On July 26, 2006, our board held a special meeting during which our management team, Goldman Sachs and Fried Frank provided an update on the discussions with Global Crossing and the near term plan to move the discussions forward.

     During the week of July 31, 2006, our management team and advisors had a number of meetings with Global Crossing's management and advisors to discuss due diligence matters. Our management team also provided an updated management presentation to Global Crossing. During this week, we also entered into confidentiality agreements with Global Crossing's potential debt financing sources. On August 14, 2006, we closed the data room.

     As a prerequisite to Global Crossing's continued participation in the process, on August 2, 2006, we entered into an exclusivity agreement with Global Crossing, which provided for us to negotiate on an exclusive basis with Global Crossing with respect to a potential sale transaction through August 22, 2006, subject to a "fiduciary out" provision in the event we received an unsolicited superior proposal prior to termination of the agreement. The exclusivity agreement further provided that unless we provided notice to Global Crossing on or prior to August 18, 2006, the exclusivity agreement would automatically extend to August 29, 2006.

     Following our meeting with Company W on July 10, 2006, Company W did not express significant interest in pursuing a potential transaction with us. In light of the exclusive discussions with Global Crossing, on August 3, 2006, Goldman Sachs informed Company W that we were pursuing other opportunities. We did not have any further discussions with Company W regarding a potential transaction.

     During August 10-14, 2006, our management provided presentations and due diligence materials to Global Crossing's potential financing sources.

     Our exclusivity agreement with Global Crossing provided that we would give notice to Global Crossing of any unsolicited inquiry or proposal from a third party. During the week of August 13, 2006, Goldman Sachs received an unsolicited inquiry from Company X, which had up to this point consistently told us that it was not interested in participating in the sale process. In accordance with the exclusivity agreement, we provided Global Crossing with notice of the inquiry.

     On August 18, 2006, following a special board meeting, we notified Global Crossing of our intent to terminate the exclusivity agreement. On August 22, 2006, the exclusivity agreement with Global Crossing terminated. Notwithstanding the termination of the exclusivity agreement, we continued to work with Global Crossing to complete its due diligence so that it would be in a position to submit a final proposal, as mandated by our board during the August 18, 2006 meeting and at a special board meeting on August 22, 2006.

     On August 21, 2006, Company Z sent us a letter expressing its interest again in a possible acquisition of our company for a total purchase price of $350 million in cash, as well as expressing a desire to gain access to our data room.

     On August 23, 2006, we sent a letter to Company X establishing the bidding procedures related to Company X's submission of a non-binding indication of interest as soon as practicable.

     On August 25, 2006, Goldman Sachs replied to Company Z's letter of August 21, 2006, informing Company Z that our company continued to have questions regarding Company Z's business, corporate structure and financial condition, as well as its ability to complete a transaction with us. In that regard, Goldman Sachs requested information regarding Company Z and its proposed debt and equity financing. Goldman Sachs conveyed to Company Z that we would be willing to enter into a confidentiality agreement to govern our receipt of information relating to Company Z. On or about September 5, 2006, we were informed that Company Z would not provide us with any written materials relating to Company Z's corporate structure or financial condition, but would be willing to deliver an oral management presentation to us regarding Company Z at a meeting at which our senior management would attend.

     On August 28, 2006, our board held a special meeting at which representatives of Goldman Sachs, Fried Frank and senior management provided the board with an update on the process, including with respect to the status of discussions with Global Crossing, Company X and Company Z.

     On August 29, 2006, our board held a special meeting at which representatives of Goldman Sachs, Fried Frank and senior management provided the board with an update on developments in the discussions with Global Crossing regarding the open issues with respect to the proposed merger agreement, including with respect to Global Crossing's willingness to enter into an agreement that did not include a condition to closing relating to Global Crossing's debt financing and requirements relating to regulatory approvals. In addition, the special committee reviewed its report on the options relating to the evaluation of a potential refinancing transaction with the board and management. At the conclusion of this discussion, the special committee determined to continue to suspend activities while the Company pursued advanced discussions regarding a potential sale transaction.

     Following the termination of the exclusivity agreement with Global Crossing, Goldman Sachs had several conversations with Company X with respect to its interest in participating in the sale process. On September 1, 2006, we received a non-binding indication of interest from Company X, which proposed an all cash transaction at a valuation equal to the then market price of our common stock (i.e., $7.14 per share).

     At the special meeting of our board on September 5, 2006, representatives from Goldman Sachs, Fried Frank and senior management provided our board with an update on our discussions with Global Crossing and Company X. Following a series of questions from our board regarding the current status of the process, our board directed Goldman Sachs to inform Company X that unless it could increase its offer, Company X would not be invited to continue in the process. On September 6, 2006, Company X confirmed that it would not increase its offer and discussions with Company X ceased.

     Our discussions with Global Crossing continued during September and related to, among other things, the completion of Global Crossing's due diligence and issues related to the terms of a merger agreement. Of particular focus was our position that we could not accept a condition to closing in the merger agreement related to Global Crossing's debt financing. After several weeks of discussions with its potential debt financing sources, as well as discussions with us relating to the definition of "material adverse change," Global Crossing agreed that there would not need to be a condition to closing relating to its financing.

     On September 14, 2006, our board held a special meeting at which representatives of Goldman Sachs, Fried Frank and senior management provided the board with an update on the process. Following discussion, the board raised concerns regarding the lengthy nature of the negotiations in light of the potential liquidity issues facing us at various points in the future, including amortization and interest payments on our long-term indebtedness that would be payable in March 2007 and beyond. Accordingly, at the conclusion of the board's discussions, the board directed senior management, Goldman Sachs and Fried Frank to pursue immediate discussions with Global Crossing and its advisors to determine whether the outstanding issues under the draft merger agreement could be resolved satisfactorily.

     In accordance with our board's direction, several of our senior executives, as well as representatives from Fried Frank and Goldman Sachs met with Global Crossing's management and advisors for all day meetings on September 18, 19, 20 and 21, 2006. As a result of these meetings, many of the open issues relating to an agreement were resolved.

     On September 22, 2006, our board held a special meeting at which representatives of management, Goldman Sachs and Fried Frank reviewed the outcome of the meetings with Global Crossing, outlined the key terms of the Global Crossing proposal as modified during our meetings, and identified and discussed the remaining issues that would need to be resolved in order to reach an agreement with Global Crossing.

     Over the course of the next several weeks, the parties worked to resolve the remaining open issues with respect to an agreement. In addition, during this time, a number of issues were raised by Global Crossing as a result of its continuing due diligence, including certain issues relating to a tax assessment sent to us on September 12, 2006 by the city of Buenos Aires, Argentina.

     On October 4, 2006, our board held a special meeting at which representatives of Goldman Sachs, Fried Frank and senior management provided the board with an update on the status of the negotiations with Global Crossing and the discussions regarding certain contingent liabilities relating to our business. Based on the fluid nature of the discussions with Global Crossing, the board adjourned and reconvened this special meeting later that same evening, and then again on October 5, 2006 and October 9, 2006.

     From October 15 through October 19, 2006, members of Global Crossing's senior management and representatives of Ernst & Young (which served as advisors to Global Crossing in connection with the transaction) visited our Buenos Aires headquarters for additional due diligence and meetings with our management and Goldman Sachs regarding certain of our contingent liabilities.

     On October 16, 2006, we received a letter from Company Z, reaffirming its interest in purchasing our company. On October 17, 2006, our board reconvened the meeting that had been adjourned from October 9, 2006, to discuss the status of Global Crossing's due diligence and negotiations on an agreement. Our board also discussed the letter from Company Z.

     On October 20, 2006, we replied to Company Z's letter of October 16, 2006, again reiterating that we continued to have threshold questions with respect to Company Z and Company Z's ability to obtain the debt and equity financing that would be necessary to consummate a transaction with us.

     On October 20, 2006, Global Crossing informed us that based on the results of its due diligence and its analysis of certain contingencies, it was decreasing its proposal to a price of $9.00 per share in cash.

     During the afternoon and evening of October 20, 2006, our board reconvened the meeting that had been adjourned from October 17, 2006 to discuss our response to Global Crossing's proposal. After extensive discussions among our board, our board unanimously voted to reject Global Crossing's proposal. Our board further authorized management and Goldman Sachs to continue discussions to determine whether an agreement on price could be reached with Global Crossing. Over the weekend of October 21 and 22, 2006, representatives of our management team and Goldman Sachs, and Global Crossing and its financial advisor, continued discussions regarding the due diligence matters and the appropriate per share price.

     As a result of these discussions, on October 25, 2006, our management team agreed to present to our board Global Crossing's final proposal for a per share price equal to $9.32.

     Also on October 25, 2006, we received a letter from Company Z responding to our letter of October 20, 2006, which reaffirmed Company Z's willingness to meet with us but did not otherwise answer the questions previously posed.

     During the evening of October 25, 2006, our board reconvened the special meeting that had been adjourned from October 20, 2006 to consider, among other things, the legal and financial aspects of the merger proposal and certain financial analyses undertaken by Goldman Sachs in connection with rendering a fairness opinion. At the outset of this meeting, representatives of Fried Frank confirmed that the principal terms of the proposed definitive form of merger agreement, other than the per share price for our common stock, were substantially in the same form that had been presented to our directors on October 4, 2006. Representatives of Fried Frank provided an overview of its prior discussions with our board regarding the fiduciary duties of the directors. Goldman Sachs then delivered its oral opinion to our board that, as of October 25, 2006, and based upon and subject to the factors and assumptions set forth in its opinion, the $9.32 per share in cash to be received by the holders of our outstanding shares of common stock was fair from a financial point of view to such holders. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion, dated October 25, 2006, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. Goldman Sachs, Fried Frank, senior management and our board discussed Company Z's October 25 letter and compared the firm proposal of Global Crossing to the preliminary, non-binding indication of interest of Company Z.

     Following these presentations and related discussions, Mr. Ignacio Troncoso addressed the board on behalf of the special committee. Mr. Troncoso reported that he had visited Buenos Aires and spent time with senior management to review the proposed transaction as compared to a refinancing transaction. Mr. Troncoso advised the board that having reviewed historical and projected financial data with management (including the current and anticipated levels of leverage), he would vote in favor of the Global Crossing transaction as a member of the board of directors and would recommend that the special committee be dissolved.

     After our board had an opportunity to ask questions, our secretary of the company presented a resolution to approve the entering into the merger agreement. Our board unanimously: (i) determined that the merger was advisable and in the best interests of our stockholders; (ii) determined that the price of $9.32 per share to be paid for all the shares of our common stock is fair to the holders of those shares; (iii) determined that entering into the merger agreement is advisable; and (iv) approved and adopted the merger agreement and the proposed related transactions. In addition, on the recommendation of the special committee, the special committee, which was formed to explore and develop refinancing alternatives for us, was dissolved.

     After receiving approval from our board of directors, we entered into the merger agreement with Global Crossing. The merger transaction was announced by both of the companies prior to the opening of trading on October 26, 2006.

     In addition, as a condition to Global Crossing's agreement to enter into the merger agreement, Global Crossing required Morgan Stanley, WR Huff as well as several officers and a director of our company (in their capacities as either a stockholder and/or beneficial owner of our company's common stock and/or a noteholder), to enter into the Support Agreements with Global Crossing. These agreements were negotiated and agreed to in parallel with the merger agreement. Pursuant to the Support Agreements, the parties agreed to support and vote in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement and WR Huff and Morgan Stanley agreed to tender all of their Series A Notes and Series B Notes pursuant to and in accordance with the terms of the offers to purchase (as contemplated in the merger agreement). Each of the Support Agreements provided that it would terminate upon the earlier of the consummation of the merger or the termination of the merger agreement.

REASONS FOR THE MERGER

     Our board of directors consulted with members of senior management and our financial, legal and other advisors and considered a number of factors, including those set forth below and those discussed above in "-- Background of the Merger" beginning on page 19, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, and to recommend that Impsat's stockholders vote "FOR" adoption of the merger agreement:

     o the merger agreement was the result of an extensive process, which extended for close to one year after our board of directors engaged Goldman Sachs as our financial advisor for the sale. Our board considered the process undertaken in connection with our sale and that we had made public in April 2006 the fact that we were pursuing strategic alternatives, including a sale. Our board of directors considered the price per share and other terms offered by Global Crossing and concluded that Global Crossing's proposal was more favorable to our stockholders than any other alternative reasonably available to us and our stockholders, including continuing to operate the business as a stand-alone, independent company in light of the uncertain returns to our stockholders given the limitations resulting from our significant debt and capital constraints;

     o our board of directors' belief that it was unlikely that a third party would propose to acquire us at a price higher than $9.32 per share;

     o the historical market price of our common stock and the fact that the merger price represented a premium of approximately 14% over our closing stock price on October 25, 2006, the last trading day prior to our signing of the merger agreement; a premium of approximately 19% to its 60-day average trading price; and a premium of approximately 21.1% based on the twelve-month (ending on October 25, 2006) average market price of $7.70 per share;

     o the financial and other terms and conditions of the merger agreement as reviewed by the board of directors and the fact that they were the product of arm's-length negotiations between the parties;

     o the structure of the merger as an all cash transaction which will allow our shareholders to immediately realize fair value, in cash, for their investment and which will provide them with certainty of value for their shares;

     o the merger agreement provisions which permit us, under certain circumstances, to negotiate with third parties that make unsolicited acquisition proposals meeting certain requirements;

     o the merger agreement provisions which permit us to terminate the merger agreement, under certain circumstances, in order to approve a superior acquisition proposal upon payment to Global Crossing of a $5 million termination fee;

     o the board of directors' understanding, after consultation with its financial and legal advisors, that the termination fee (and the circumstances under which the fee is payable) is reasonable compared to other similar types of transactions in light of the benefits of the merger, commercial practice and transactions of this size and nature;

     o the likelihood that the merger will be consummated, including the likelihood that the merger would not be delayed or otherwise adversely affected by regulatory issues, and the absence of any financing condition to Global Crossing's obligation to complete the merger. Our board noted that Global Crossing had received a commitment letter for financing but that the merger agreement is not conditioned on completion of any financing;

     o the business, financial, market, execution and other risks associated with remaining independent and successfully implementing our business strategies and meeting our company's projections;

     o the financial analyses of Goldman Sachs presented to our board on October 25, 2006 and the oral opinion of Goldman Sachs delivered to our board, subsequently confirmed in writing, to the effect that, as of October 25, 2006, and based upon and subject to the factors and assumptions set forth in the opinion, the $9.32 per share in cash to be received by the holders of the outstanding shares of our common stock pursuant to the merger agreement was fair from a financial point of view to those holders. The opinion, which is attached as Annex B to this proxy statement, should be read in its entirety; and

     o the terms and conditions of the merger agreement, which resulted from arm's-length negotiations, including:

          o the scope of the representations, warranties and covenants of the respective parties, including the undertakings of Global Crossing relating to the continuation of certain compensation and benefits of our current employees; and

          o    the limited nature of the closing conditions of the merger.

     Our directors also considered other factors, including those set forth below and those discussed above in "-- Background of the Merger" beginning on page 19, which individual directors may have viewed as potentially countervailing in reaching their decisions to approve the merger agreement and the transactions contemplated by the merger agreement and to recommend that Impsat stockholders vote "FOR" adoption of the merger agreement:

     o under the terms of the merger agreement, Impsat may not solicit other acquisition proposals and must pay Global Crossing a termination fee of $5 million in cash if the merger agreement is terminated under certain circumstances specified in the merger agreement, including if our board of directors in the exercise of its fiduciary duties terminates the merger agreement and accepts a superior proposal under specific conditions, which may deter others from proposing an alternative transaction that may be more advantageous to stockholders;

     o we will no longer exist as an independent company and, because this is an all-cash transaction, our stockholders will no longer participate in the growth or any future increase in the value of our operations or from any synergies that may be created by the merger; and

     o gains from this all-cash transaction will be taxable to our stockholders for United States federal income tax purposes.

     Our board of directors considered all of the above factors in light of our historical and anticipated business, operations, assets, financial conditions, operating results, cash flow and prospects.

     Our board of directors also considered the interests of our directors and executive officers in the transactions contemplated by the merger agreement, which are described below. See "--Interests of our Directors and Executive Officers in the Merger" beginning on page 31.

     The foregoing discussion of the information and factors considered by our board of directors, while not exhaustive, includes the material factors considered by the board and contains both supporting and potentially countervailing factors. In view of the variety of factors considered in connection with its evaluations, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or value to any of these factors, and individual directors may have given different weights to particular factors. In addition, our board of directors did not make any specific determination of whether any particular factor or any aspect of any particular factor was favorable or potentially countervailing to its ultimate determination, and individual directors may have had different views on the favorability or potentially countervailing nature of particular factors.


BOARD RECOMMENDATION

     OUR BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE MERGER IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF IMPSAT AND IMPSAT'S STOCKHOLDERS, HAS DECLARED THE MERGER AGREEMENT ADVISABLE AND THAT THE MERGER CONSIDERATION TO BE PAID FOR OUR COMMON STOCK IS FAIR TO THE HOLDERS OF SUCH SHARES, AND HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IMPSAT'S STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     When considering the unanimous recommendation by our board of directors in favor of adoption of the merger agreement, you should be aware that our executive officers and our directors have interests in the merger that are different from, or in addition to, yours, including those described below.

     Post-Merger Compensation and Benefits Protection

     The merger agreement contains provisions relating to compensation and employee benefits to be provided after the merger to our employees, including our executive officers and certain former employees. These provisions include the requirement that for one year following the merger, our employees be provided with salaries or wages, as applicable, and employee benefits that are, in the aggregate, no less favorable than those in effect immediately prior to the merger. See "The Merger Agreement--Employee and Director Benefits" beginning on page 61.

     Equity Compensation Awards

     The merger agreement provides that upon completion of the merger, each stock option, including those held by our executive officers and directors, will be cancelled and converted into the right to receive, at the effective time of the merger, a cash amount equal to the number of shares of our common stock subject to such stock option immediately prior to the merger, multiplied by the excess, if any, of the $9.32 per share merger consideration over the per share exercise price of such stock option. Based
on our stock options held by executive officers and directors as of [      ]
[     ], 2006, no amount will be paid to our executive officers in connection with the merger. With respect to our directors, Ignacio Troncoso will receive $94,500 in connection with stock options granted in respect of his service on our board of directors, and Morgan Stanley will receive $168,379 in connection with stock options granted in connection with the services of Thomas Doster IV and James Bolin on our board of directors. Messrs. Doster and Bolin disclaim any beneficial interest in these securities.

     Management Incentive Plan

     Under our management incentive plan, payment will be due to certain of our executive officers upon completion of the merger. The management incentive plan provides that participants under the plan, including the named executive officers, are eligible to receive a cash incentive payment, the amount of which will be determined on the earlier of December 31, 2008, or the closing date of a change in control transaction, and which will be paid either within 30 days of December 31, 2008, or, if earlier, on the closing date of a change in control transaction.

     The completion of the merger will be a change in control transaction under the management incentive plan. The aggregate amount of the incentive payment under the management incentive plan will be determined as of the closing date of the merger, and each participant will receive a bonus equal to the participant's allocated percentage of a bonus pool, the value of which will be equal to $1,650,000, multiplied by an amount equal to each dollar (or fraction thereof) by which the price per share paid for our common stock in the merger exceeds $7.00.

     If a participant terminates his or her employment with us, or if his or her employment is terminated by us for "cause" (as defined in the management incentive plan), prior to the closing of the merger, the participant will not be entitled to an incentive payment. If a participant's employment with us is terminated prior to the closing of the merger by reason of death, disability, or a termination without cause, the incentive payment will be made to the participant, or his or her estate, as applicable, on the date of the closing of the merger.

     Based on the per share merger consideration of $9.32 and the applicable allocated percentages of the bonus pool, the amounts to be paid in connection with the merger to our executive officers are set forth on the table below:


                     Allocated Percentage of Bonus Pool
                     ----------------------------------

     Name                      % Allocated     Amount of Award
     ----                      -----------     ---------------
     Ricardo A. Verdaguer      47.605%         $ 1,822,319

     Marcelo Girotti            9.719%         $   372,043

     Hector Alonso             15.428%         $   590,584

     Mariano Torre Gomez        9.719%         $   372,043

     Matias Heinrich            9.719%         $   372,043


     Executive Employment Agreements

     We are party to employment agreements with Ricardo Verdaguer, our President and Chief Executive Officer, and Hector Alonso, our Chief Financial Officer, each of which contain provisions relating to the executive's rights upon a change of control of Impsat (which would include completion of the merger). In general the agreements provide that if the executive terminates the agreement following a change of control, the executive will be entitled to a lump sum payment equal to one hundred percent of the executive's then base salary (i.e., $510,000 for Mr. Verdaguer and $310,000 for Mr. Alonso), and continued medical, dental, life and disability insurance coverage for one year following the date of termination.

     Future Employment Arrangements

     As of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to their existing employment agreements with us or our subsidiaries in anticipation of the merger, nor has any executive officer entered into any agreement, arrangement or understanding with Global Crossing or its affiliates or the surviving corporation regarding employment with, or the right to purchase or participate in the equity of, Global Crossing or the surviving corporation.

     Indemnification and Insurance

     After completion of the merger, the surviving corporation will indemnify and hold harmless our past and present directors and officers to the fullest extent permitted by Delaware law, including paying in advance expenses incurred in defending any lawsuit or action for a period of six years after the closing date.

     Global Crossing or the surviving corporation will also maintain, for at least six years after completion of the merger, directors' and officers' liability insurance policies comparable to those maintained by us on the closing date, although the surviving corporation will not be required to spend in any year more than 250% of the annual premiums paid during the immediately preceding year. If the annual premiums exceed 250% of the annual premiums paid during the immediately preceding year, the surviving corporation is required to obtain a policy or policies with the greatest coverage available for a cost not exceeding that amount.

     Affiliates of Directors

     On July 29, 2005, we entered into amended and restated financing agreements to restructure $125.6 million of the Senior Secured Notes, which were issued by IMPSAT S.A. and IMPSAT Comunicacoes Ltda. pursuant to separate credit agreements that are each guaranteed by Impsat. The restructured Senior Secured Notes were, and continue to be, held by Morgan Stanley Senior Funding, Inc. ("MSSF") and, through participation accounts, by WRH Partners Global Securities, L.P. and/or certain of its affiliates (collectively, "WR Huff Partners"). Each of MSSF and WR Huff Partners are affiliates of certain members of our board of directors. As described in further detail herein, upon the consummation of the merger, the Senior Secured Notes will be prepaid in accordance with their terms, without premium, plus accrued interest (if any) to the date of prepayment. In addition, affiliates of MSSF hold a significant portion of Series B Notes and WR Huff Partners holds a significant portion of Series A Notes and Series B Notes. We are required under the merger agreement to make conditional offers to purchase the Series A Notes and Series B Notes at 101% of the outstanding principal of such notes, plus accrued interest (if any). Morgan Stanley and WR Huff have agreed to tender all of their Series A Notes and Series B Notes in such offers to purchase. See "The Merger Agreement--Series A Notes and Series B Notes--Pre-Closing Offers to Purchase."

OPINION OF IMPSAT'S FINANCIAL ADVISOR


     Goldman Sachs rendered its opinion to Impsat's board of directors that, as of October 25, 2006 and based upon and subject to the factors and assumptions set forth therein, the $9.32 per share in cash to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED OCTOBER 25, 2006, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B. GOLDMAN SACHS PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF IMPSAT'S BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. THE GOLDMAN SACHS OPINION IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF SHARES OF OUR COMMON STOCK SHOULD VOTE WITH RESPECT TO THE MERGER.

     In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

   o   the merger agreement;

   o annual reports to our stockholders and Annual Reports on Form 10-K of Impsat for the three fiscal years ended December 31, 2005;

   o certain interim reports to our stockholders and Quarterly Reports on Form 10-Q of Impsat;

   o certain other communications from Impsat and Global Crossing to their respective stockholders; and

   o certain internal financial analyses and forecasts for Impsat prepared by its management.

     Goldman Sachs also held discussions with members of the senior management of Impsat regarding their assessment of the past and current business operations, financial condition and future prospects of Impsat. In addition, Goldman Sachs reviewed the reported price and trading activity for our shares of common stock, compared certain financial and stock market information for Impsat with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the Latin American telecommunications industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial, legal, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities
(including any contingent, derivative or off-balance sheet assets and liabilities) of Impsat or any of its subsidiaries, nor was any evaluation of the assets or liabilities of Impsat or any of its subsidiaries furnished to Goldman Sachs. Goldman Sachs assumed, with Impsat's consent, that the internal financial forecasts and projections prepared by the management of Impsat were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Impsat. As noted below, these forecasts and projections did not include the launching of new services that were included in the projections that were furnished to Global
Crossing and, as a result, resulted in lower projected growth rates and cash flow generation. See "The Merger--Financial Projections" beginning on page
42. Goldman Sachs' opinion does not address the underlying business decision of Impsat to engage in the merger.

     The following is a summary of the material financial analyses delivered by Goldman Sachs to our board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 20, 2006 and is not necessarily indicative of current market conditions.

     Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for our shares of common stock for the one-year and three-year periods ended October 20, 2006. In addition, Goldman Sachs analyzed the consideration to be received by holders of shares of our common stock pursuant to the merger agreement in relation to the October 20, 2006 market price of the shares, and average market prices of the shares over the one-month and twelve-month periods ending on October 20, 2006.

     This analysis indicated that the price per share to be paid to Impsat shareholders pursuant to the merger agreement represented:

   o a premium of 11.0% based on the October 20, 2006 market price of the shares;

   o a premium of 14.4% based on the one-month (ending on October 20, 2006) average market price of $8.15 per share; and

   o a premium of 21.5% based on the twelve-month (ending on October 20, 2006) average market price of $7.67 per share.

     Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Impsat to corresponding financial information and public market multiples for the following publicly traded corporations in the Latin American Telecommunications industry:

     Fixed Line Telecom

  o  Telefonos de Mexico

  o  Telecomunicacoes de Sao Paolo

     o       Embratel

     o       Compania de Telecomunicaciones de Chile

     o       Axtel

      Hybrids

     o       Telemar

     o       Telecom Argentina

     o       Compania Anonima Nacional Telefonos de Venezuela

     o       Brasil Telecom.

     Although none of the selected companies was directly comparable to Impsat, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Impsat.

     Goldman Sachs also calculated and compared various financial multiples based on financial data as of October 20, 2006, information it obtained from SEC and/or other public filings and IBES estimates. The multiples of Impsat were calculated using the Impsat closing price on October 20, 2006 and were based on information provided by Impsat's management. The multiples for each of the selected companies were based on the most recent publicly available information. With respect to the selected companies, Goldman Sachs calculated:

  o levered market capitalization, which is the market value of common equity plus the book value of debt and minority interest less cash, as a multiple of estimated calendar years 2006 and 2007 sales;

  o levered market capitalization as a multiple of estimated calendar years 2006 and 2007 earnings before interest, taxes and depreciation and amortization, or EBITDA; and

  o levered market capitalization as a multiple of estimated calendar year 2006 earnings before interest, taxes and depreciation and amortization minus capital expenditures, or EBITDA minus Capex.

     The results of these analyses are summarized as follows:

                             SELECTED COMPANIES
                        ---------------------------
                            RANGE             MEDIAN           IMPSAT
    ---------------------------------------------------------------------------
    EBITDA
      2006E                2.5x-5.2x*           4.1x*           5.2x***
      2007E                2.4x-5.2x*           4.1x*           4.5x***
    EBITDA - CAPEX
      2006E                4.8x-13.7x**         7.3x**          14.2x***
*   Based on IBES estimates.
** Based on selected Wall Street research estimates. First half 2006 annualized capital expenditures used in the absence of estimates.
*** Using financial estimates based on Impsat's management projections.

     Analysis at Various Prices. Goldman Sachs performed certain analyses, based on historical information and projections provided by our management to Goldman Sachs. Assuming a share price of $9.32 for the shares of common stock, Goldman Sachs calculated for Impsat the implied total equity consideration (on a diluted basis) and implied enterprise value, the ratio of enterprise value to sales, the ratio of enterprise value to EBITDA and the ratio of enterprise value to EBITDA - Capex. The following table presents the results of Goldman Sachs' analysis based on an assumed share price of $9.32 (dollar amounts in millions, except for purchase price per share):

                                                                IMPSAT
Premium to market price (as of October 20, 2006)                 11.0%
Purchase price per Share                                         $9.32
Equity consideration - diluted                                    94.7
Enterprise value                                                 317.7
Enterprise value / sales                          FY 2006E        1.1x
                                                  FY 2007E        1.0x
Enterprise value / EBITDA                         FY 2006E        5.2x
                                                  FY 2007E        4.5x
Enterprise value / EBITDA - Capex                 FY 2006E       14.2x

     Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis on Impsat using (a) our management projections provided to Goldman Sachs and (b) alternative EBITDA margin and capital expenditures scenarios assuming constant capital expenditures and constant EBITDA margins as percentages of estimated 2006 percentages. Goldman Sachs calculated indications of net present value of free cash flows for Impsat for the years 2007 through 2011 using discount rates ranging from 14.7% to 18.7%. Goldman Sachs calculated implied prices per share using illustrative terminal values in the year 2011 based on multiples ranging from 2.5x EBITDA to 4.5x EBITDA. These illustrative terminal values were then discounted to calculate implied indications of present values using discount rates ranging from 14.7% to 18.7%. The various ranges for discount rates and terminal value multiples were chosen to reflect theoretical analyses of cost of capital. The following table presents the results of this analysis:

                                                  ILLUSTRATIVE PER SHARE VALUE
                                                           INDICATIONS
    ---------------------------------------------------------------------------
    Base Case                                              $3.30 - $17.12
    Assumed Constant EBITDA Margins                        $0.37 - $15.49
    Sensitivity Analysis
    Assumed Constant Capex Sensitivity                      $0.00 - $9.37
    Analysis

     Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions in the Latin American telecommunications industry since 2001:

  o Telefonos de Mexico's proposed acquisition of Compania Anonima Nacional Telefonos de Venezuela - April 2006

  o  Telefonica's acquisition of Telecom Colombia - April 2006

  o  Embratel's acquisition of Telmex Brasil - September 2005

  o  Telefonos de Mexico's proposed acquisition of Telecom Colombia -
     August 2005

  o  Telefonos de Mexico's acquisition of Embratel - April 2004

  o  Telefonos de Mexico's acquisition of AT&T Latin America - October 2003

  o AES Corporation's proposed acquisition of Compania Anonima Nacional Telefonos de Venezuela - August 2001

     For each of the selected transactions, Goldman Sachs calculated and compared levered aggregate consideration as a multiple of latest twelve months EBITDA. The following table presents the results of this analysis:


          LEVERED MARKET            SELECTED TRANSACTIONS
        CAPITALIZATION AS A         ---------------------           PROPOSED
           MULTIPLE OF:             RANGE           MEDIAN         TRANSACTION
     ---------------------------------------------------------------------------
     LTM EBITDA                 2.2 x- 6.2x          4.8 x            5.2 x

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Impsat or the contemplated transaction.

     Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to Impsat's board of directors as to the fairness from a financial point of view of the $9.32 per Share to be received by the holders of Shares pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Impsat, Global Crossing, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     The merger consideration was determined through arms'-length negotiations between Impsat and Global Crossing and was approved by Impsat's board of directors. Goldman Sachs did not recommend any specific amount of consideration to Impsat or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

     As described above, Goldman Sachs' opinion to Impsat's board of directors was one of many factors taken into consideration by Impsat's board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

     Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with merger s and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to Impsat in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. Goldman Sachs has provided certain investment banking services to Global Crossing from time to time, including having acted (i) as sole manager with respect to an offering of Global Crossing's 10.75% Senior Secured Notes due December 2014 (aggregate principal amount $405,000,000) in December 2004, (ii) as lead manager with respect to a public offering of 12,000,000 shares of common stock of Global Crossing in May 2006, and (iii) as joint lead manager with respect to an offering of Global Crossing's 5.00% Convertible Senior Notes due May 2011 (aggregate principal amount $150,000,000) in May 2006. Goldman Sachs also may provide investment banking services to Impsat and Global Crossing in the future. In connection with the above-described investment banking services Goldman Sachs has received, and may receive in the future, compensation.

     Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such service to Impsat, Global Crossing and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of Impsat and Global Crossing for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

     Our board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated November 16, 2005, Impsat engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. In addition, Goldman Sachs will receive from Impsat a customary fee in connection with the consummation of the associated consent solicitation. In addition, Impsat has agreed to reimburse Goldman Sachs for its expenses, including attorney's fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including liabilities under the federal securities laws.

SUPPORT AGREEMENTS

     As a condition to entering into the merger agreement, several of our executive officers and a director and certain of our securities holders (in their respective capacities as a stockholder, a beneficial owner of our common stock or a holder of the Series A Notes and/or Series B Notes) entered into the Support Agreements. The following summary describes the material terms of the Support Agreements, the forms of which are attached to the merger agreement as Exhibits A-1, A-2 and A-3 and are incorporated by reference into this proxy statement. This summary may not contain all of the information about the Support Agreements that is important to you. We encourage you to read the forms of Support Agreements carefully and in their entirety.

        Concurrently with the execution of the merger agreement, Global Crossing entered into a Support Agreement with each of Ricardo Verdaguer, Marcelo Girotti, Hector Alonso and Edward Dartley, each of whom is an executive officer or director of Impsat and who collectively held, as of October 25, 2006, an aggregate of 160,680 shares of our common stock, or approximately 1.6% of our outstanding common stock. Global Crossing also entered into a Support Agreement with Morgan Stanley, who held, as of October 25, 2006, an aggregate of 2,668,965 shares of our common stock, or approximately 26.4% of our outstanding common stock, and beneficially owns a significant portion of Series B Notes. In addition, Global Crossing entered into a Support Agreement with WR Huff, who holds a significant portion of Series A Notes and Series B Notes. See "Security Ownership of Management and Certain Beneficial Owners" beginning on page 69.

     The Support Agreements generally provide that until their termination the parties will vote all of their shares of our common stock (including after-acquired shares):

  o  in favor of the adoption of the merger agreement and the merger;

  o against any proposal that is reasonably likely to result in any breach of any covenant, representation or warranty or other obligation of Impsat under the merger agreement or that is reasonably likely to result in one of the conditions under the merger agreement not being fulfilled;

  o  against any other acquisition proposal;

  o  against any change in the capitalization of Impsat;

  o  against any amendment to our certificate of incorporation or by laws; and

  o  not in any manner which is likely to impede completion of the merger.

     Pursuant to the Support Agreements, WR Huff and Morgan Stanley also agreed to tender all of their Series A Notes and Series B Notes pursuant to and in accordance with the terms of the offers to purchase as contemplated by the merger agreement. See "The Merger Agreement--Series A Notes and Series B Notes beginning on page 52.

     The Support Agreements also generally prohibit parties (i) transferring or entering into any agreement to transfer their shares, either by way of sale, assignment, pledge or otherwise, subject to limited exceptions, or (ii) granting a proxy or power of attorney to any person other than Global Crossing. Pursuant to the Support Agreements, each of the parties has irrevocably appointed Global Crossing as their sole and exclusive attorney and proxy, with full power of substitution, to vote and exercise all voting rights covered by their Support Agreements with respect to the Impsat common stock beneficially owned by them.

     Under the Support Agreements, the parties agree to be bound by the provisions of the merger agreement that place restrictions on the solicitation and negotiation of competing acquisition proposals. See "The Merger Agreement--No Solicitation; Other Offers" beginning on page 58.

     The Support Agreements do not restrict any of our directors or employees who are parties to the Support Agreements or any affiliates of any party to the Support Agreements that is an officer or director of Impsat from acting in such person's capacity as an officer or director of Impsat.

     Each of the Support Agreements will terminate if the merger agreement is terminated.

FINANCIAL PROJECTIONS

     In connection with Global Crossing's due diligence regarding the proposed merger, we provided Global Crossing and certain other parties with non-public business and financial information, including a set of financial projections, based on a number of assumptions. In connection with the discussions concerning the merger, Impsat also furnished such information to Goldman Sachs together with certain other financial projections prepared by Impsat's management, which Goldman Sachs used in connection with its financial analyses described above under "--Opinion of Impsat's Financial Advisor" beginning on page 34. The projections used by Goldman Sachs did not include the launching of new services as described below and therefore resulted in lower projected growth rates and cash flow generation. This information, including our internal projections of future operating performance, was not developed for public disclosure. The projections were prepared only to reflect management's good faith view, as of the date of the projections, of certain financial information, including our results of operations, through fiscal 2011 in light of the various assumptions underlying the projections, including the then-anticipated limited uses and recipients of the projections as described in this section.

     The financial projections provided to Global Crossing assumed that Impsat would be successful in launching a series of value added services including consulting services, system integration, security, and network management services, and that these services would represent a material share of our revenues in 2011.

     Neither the financial projections provided to Global Crossing nor the other financial projections provided to Goldman Sachs are achievable with our current capital structure and debt repayment schedule. Both sets of projections assumed unfunded business plans and did not consider any structure for the funding of the cash shortfall resulting from the debt repayment schedule as of December 2005, which was used as the basis for the projections, nor the funding of the additional resources necessary to continue operating the business or launching new services as described in the preceding paragraph.

     We have included a summary in this proxy statement of the projections made available to Global Crossing and certain other parties in connection with their due diligence investigation of Impsat. The inclusion of a summary of the projections should not be interpreted as suggesting that Global Crossing relied on the projections in evaluating the merger. Although the summary is presented with numerical specificity, the projections were not prepared in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management that our management believed were reasonable for the purposes at the time the projections were prepared. The projections involve risks and are based upon a variety of assumptions relating to our business, industry performance, general business, economic, market and financial conditions and other matters and are subject to significant uncertainties and contingencies, many of which are difficult to predict and beyond the control of Impsat's management, which may cause the projections or the underlying assumptions to be inaccurate.

     The summary of the projections included below contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those shown below and should be read with caution. Projections of this nature are inherently imprecise, and actual results may be materially greater or less than those contained in the projections. Further, since the projections cover five years, such information by its nature becomes less reliable with each successive year. Accordingly, Impsat cannot offer any assurance that the assumptions made in preparing the projections will prove accurate. The projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and developments occurring since the date the projections were prepared. FOR THESE REASONS, AS WELL AS THE BASES AND ASSUMPTIONS ON WHICH THE PROJECTIONS WERE COMPILED, THE INCLUSION OF A SUMMARY OF THE PROJECTIONS IN THIS PROXY STATEMENT SHOULD NOT BE RELIED UPON AS AN INDICATION THAT THE PROJECTIONS WILL BE AN ACCURATE PREDICTION OF FUTURE RESULTS, AND YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE PROSPECTIVE FINANCIAL INFORMATION.

     The projections were not prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts. The projections were not intended to be a forecast of financial results and are not guarantees of performance. The projections do not purport to present operations in accordance with accounting principles generally accepted in the United States, and our independent registered public accounting firm has not examined or compiled the projections. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to the projections or the summary below.

     Except as may be required by applicable securities laws, we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. See "Cautionary Statement Concerning Forward-Looking Information" beginning on page 15.

     The projections were prepared in late 2005 and delivered to Global Crossing in March 2006. We have since made publicly available our actual results of operations for the quarter and nine months ended September 30, 2006. You should review our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 to obtain this information. If financial projections were prepared by us as of the date of this proxy statement, the information contained below would likely be different. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the financial projections set forth below. Neither Global Crossing nor Goldman Sachs prepared the financial projections or makes any representation as to the reasonableness of the assumptions and estimates upon which the financial projections are based or the method of presentation selected, or express any opinion or any form of assurance on this information or its achievability. No one has made or makes any representation to any shareholder regarding the information included in these projections. The projections should be read together with our financial statements that can be obtained from the SEC, as described in "Where You Can Find More Information" beginning on page 74.

             PROJECTED SUMMARY CONSOLIDATED INCOME STATEMENT(1)


                                                FISCAL YEAR ENDING DECEMBER 31,
                              ---------- ---------- ---------- ------------ ----------- ----------
                                2006E      2007E      2008E       2009E       2010E       2011E
                                -----      -----      -----       -----       -----       -----
                                                          ($ IN MILLIONS)
Net Revenues(2)               $ 284.9    $  330.3   $  382.3   $ 445.1      $  518.2     $ 601.5
EBITDA(3)                     $ 62.5     $  77.6    $  98.4    $ 124.4      $  155.4     $ 190.0
Income Tax                    $ (3.4)    $  (7.4)   $  (8.2)   $ (11.4)     $  (17.9)    $ (25.8)
Capital Expenditures(4)       $ (35.0)   $  (44.0)  $  (45.3)  $ (52.7)     $  (54.5)    $ (58.7)
Working Capital(4)            $ (4.3)    $  (3.5)   $  (4.8)   $ (5.9)      $  (6.9)     $ (8.2)

----------------------------- ---------- ---------- ---------- ------------ ----------- ----------
Free Cash Flow                $ 19.8     $  22.7    $  40.1    $ 54.4       $  76.0      $ 97.3
----------------------------- ---------- ---------- ---------- ------------ ----------- ----------

Debt Service & Financial      $ (38.0)   $  (54.0)  $  (56.6)  $ (71.5)     $  (17.6)    $ (108.8)
Expenses (4), (5)
Net Cash Flow                 $ (18.2)   $  (31.3)  $  (16.5)  $ (17.1)     $  58.4      $ (11.5)


CASH BALANCE                  $ 5.9      $  (25.4)  $  (41.8)  $ (59.0)     $  (.60)     $ (12.1)



1    This table is a summary of the projections made available to Global
Crossing and certain other parties in connection with their due diligence investigations.
2    Revenues are presented net of sales taxes. The Net Revenue growth is primarily driven by Data Center and Internet Services. On the Data Center products, the expansion assumes launching new consultancy services, system integration security and other value added services. The Internet Services growth assumption is based on security and value added services targeted to corporate customers. These growth assumptions are strongly dependent on our ability to develop or acquire the necessary skills to offer a reliable quality service level of the new services to be launched.
3    EBITDA represents earnings before interest, taxes, depreciation, amortization, and non-recurring items. EBITDA growth is mainly driven by an improvement in the gross margin and in the leverage of our fixed expenses. Projected gross margin assumes developing and marketing services with a higher value added component, changing the current revenue mix to increase Data Center participation and leveraging our proprietary broadband network to reduce leased capacity costs. Fixed expenses included salaries and wages and selling, general and administrative expenses.
4    Investment in CapEx, Working Capital and Debt Service assume no limitation in the capital resources of the company and having available on a timely basis all the financial resources required to develop or acquire new skills, make all the necessary technological updates of the network and infrastructure, purchase the equipment for servicing clients and repay the current debt on scheduled maturities. Working Capital for 2006 includes the non-cash effect of deferred compensation and stock based compensation which has the effect of increasing working capital by $1.2 million for such period.
5    Debt Service & Financial Expenses are based on our capital structure in place as of December 2005. Any additional financial expenses associated with any potential funding of the cash shortfall are excluded.

FINANCING FOR THE MERGER

     Global Crossing will acquire Impsat in exchange for a cash purchase price of $9.32 per share, or an aggregate payment to Impsat stockholders and option holders of approximately $95 million. In addition, Global Crossing will refinance, repay or assume our outstanding indebtedness as of the effective time of the merger. As of September 30, 2006, our indebtedness was approximately $241 million and our cash balance was approximately $19 million, resulting in a net debt balance of $222 million at that date.

     At Closing, Global Crossing expects to use approximately $160 million of its existing cash for equity payments to Impsat shareholders, transaction expenses and repayment of a limited amount of indebtedness. In addition, Global Crossing has informed us that it has received a binding commitment letter from Credit Suisse pursuant to which Credit Suisse (as sole bookrunner and lead arranger) and Deutsche Bank (as mandated lead arranger) have committed to provide a bridge facility ban of up to $200 million, which Global Crossing expects to use to refinance most of Impsat's remaining indebtedness at closing.

     The merger is not conditioned upon Global Crossing obtaining the debt financing described above or any other financing.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of certain material U.S. federal income tax consequences of the merger to holders of shares of our common stock:

   o is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations;

   o is limited to the material U.S. federal income tax aspects of the merger to an Impsat stockholder who, on the date on which the merger is completed, holds his, her or its shares of our common stock as a capital asset within the meaning of Section 1221 of the Code;

   o does not address taxpayers subject to special treatment under U.S. federal income tax laws, such as partnerships, insurance companies, financial institutions, dealers in securities or foreign currencies, tax-exempt organizations, mutual funds, S corporations, U.S. expatriates and taxpayers subject to the alternative minimum tax;

   o may not apply to stockholders who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation for services or who hold their shares as part of a hedge, straddle, constructive sale or conversion transaction; and

   o does not address potential foreign, state, local and other tax consequences of the merger.

     Impsat did not obtain a ruling from the Internal Revenue Service or an opinion of counsel with respect to any of the matters discussed herein. This summary is not binding upon the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth herein.

     For purposes of this discussion, we use the term "U.S. holder" to mean

   o a citizen or resident of the United States;

   o a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

   o a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or

   o an estate the income of which is subject to United States federal income tax regardless of its source.

     An individual may be treated as a resident of the U.S. in any calendar year for U.S. federal income tax purposes, instead of a nonresident, by, among other ways, being present in the U.S. on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, an individual would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for U.S. federal income purposes as if they were U.S. citizens.

     A "non-U.S. holder" is a person (other than a partnership) that is not a U.S. holder.

     If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors. ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE FOREIGN, STATE AND LOCAL TAX CONSEQUENCES, OF THE DISPOSITION OF SHARES OF OUR COMMON STOCK IN THE MERGER.

     U.S. Holders

     For U.S. federal income tax purposes, the merger will be treated as a taxable sale or exchange by each Impsat stockholder of his, her or its shares of our common stock for cash. Accordingly, the U.S. federal income tax consequences to each Impsat stockholder receiving cash in the merger will generally be as follows:

   o such stockholder will recognize a capital gain or loss upon the disposition of his, her or its shares of our common stock pursuant to the merger;

   o the capital gain or loss, if any, will be long-term with respect to shares of our common stock that have a holding period for tax purposes in excess of twelve months at the time such shares are disposed of; and

   o the amount of capital gain or loss recognized by such stockholder will be measured by the difference between the amount of cash received by such stockholder in connection with the merger and such stockholder's adjusted tax basis in his, her or its shares of our common stock at the effective time of the merger.

     In general, long-term capital gain of individuals currently is subject to United States federal income tax at a maximum rate of 15%. If an individual stockholder's holding period for Impsat stock is one year or less at the effective time of the merger, any gain will be subject to United States federal income tax at the same rate as ordinary income. There are limits on the deductibility of capital losses. U.S. holders who acquired different blocks of our common stock at different times or different prices must determine their tax basis and holding period separately with respect to each block of stock.

     For corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

     Under the Code, an Impsat stockholder may be subject, under certain circumstances, to backup withholding at a rate of 28% with respect to the amount of cash received in the merger, unless he, she or it provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against your United States federal income tax liability, if any, provided that you furnish the required information to the Internal Revenue Service in a timely manner.

     Non-U.S. Holders

     Any capital gain realized by a non-U.S. holder upon the disposition of his, her or its shares of our common stock pursuant to the merger generally will not be subject to United States federal income tax unless:

   o the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (subject to an applicable treaty providing otherwise); or

   o the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        A non-U.S. holder described in the first bullet point immediately above will be taxed on a net income basis on the net gain derived from the merger and in the same manner as if it were a U.S. person, and, if a non-U.S. holder is a foreign corporation, it may be subject, in addition, to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will generally be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States under the Code.

     Under the Code, a non-U.S. holder may be subject to information reporting and, depending on the certain circumstances, to backup withholding at a rate of 28% with respect to the amount of cash received in the merger, unless he, she or it certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such beneficial owner is a U.S. person) or otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's United States federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

     IMPSAT URGES YOU TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE RECEIPT OF CASH IN EXCHANGE FOR YOUR COMMON SHARES PURSUANT TO THE MERGER.

REGULATORY APPROVALS

     FCC Consent

     The Communications Act of 1934 requires the consent of the Federal Communications Commission ("FCC") prior to the transfer of control of a holder of certain types of FCC-issued licenses and authorizations. For this purpose, the merger will constitute a transfer of control to Global Crossing of our United States subsidiary, Impsat USA, Inc. ("Impsat USA"), which holds various FCC licenses and authorizations. On _______, 2006, Impsat and Global Crossing filed applications for FCC consent to the transfer of control of Impsat USA to Global Crossing. While certain applications may be processed on a "streamlined," or faster, basis, the FCC has informally set for itself a goal of completing action on transfer of control applications within 180 days of the issuance of public notice of the filing of the applications. In addition, the FCC's timing may be dependent on the review of the proposed merger by certain Executive Branch agencies. No law or regulations imposes a deadline by which the FCC must complete its review.

     Exon-Florio

     The Exon-Florio Amendment empowers the President of the United States to prohibit or suspend an acquisition of, or investment in, a U.S. company by a "foreign person" if the President, after investigation, finds credible evidence that the foreign person might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate and appropriate authority to protect the national security. By a 1988 executive order, the President delegated to the Committee on Foreign Investment in the United States (CFIUS) the authority to receive notices of proposed transactions, determine when an investigation is warranted, conduct investigations and submit recommendations to the President to suspend or prohibit the completion of transactions or to require divestitures of completed transactions.

     A party or parties to a transaction may, but are not required to, submit to CFIUS a voluntary notice of the transaction. CFIUS has 30 calendar days from the date of submission to decide whether to initiate a formal investigation. If CFIUS declines to investigate, the review process is complete. If CFIUS decides to investigate, it has 45 calendar days in which to prepare a recommendation to the President of the United States, who must then decide within 15 calendar days whether to block the transaction.

     Impsat and Global Crossing will submit a voluntary notice of the transaction to CFIUS and believe that the current standards of the Exon-Florio Amendment do not warrant either an investigation of the merger by CFIUS or a determination by the President of the United States to suspend or prohibit the transaction. Nonetheless, CFIUS and the President of the United States have considerable discretion to act under the statute.

     Non-U.S. Regulatory Matters

     We and Global Crossing will be required to obtain approvals in connection with the merger from governmental telecommunications authorities in Brazil and Venezuela. Global Crossing filed required applications in Brazil on November 16, 2006, and we and Global Crossing filed in Venezuela on November 7, 2006. The pursuit of these approvals could delay or restrict completion of the merger

     The merger may be subject to certain other non-U.S. regulatory requirements as well. We are evaluating and intend to comply with these requirements and do not currently anticipate that they will hinder, delay or restrict completion of the merger.

                                   * * *

It is possible that one or more of the regulatory approvals required to complete the merger will not be obtained on a timely basis or at all. In addition, it is possible that any of the governmental entities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, we and Global Crossing have each agreed to use commercially reasonable efforts to complete the merger, including to gain clearance from antitrust and competition authorities and obtain other required approvals.

     Although we do not expect regulatory authorities to raise any significant objections to the merger, we cannot be certain that all required regulatory approvals will be obtained in a timely manner, or at all, or that these approvals will not contain terms, conditions or restrictions that would be detrimental to the combined company after the merger. No regulatory authorities have yet ruled on our applications.

                            THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated by reference in this section of the proxy statement. We urge you to read carefully the full text of the merger agreement. The merger agreement has been included to provide you with information regarding its terms. The merger agreement is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC. See "Where You Can Find More Information" beginning on page 74.

GENERAL

     The merger agreement provides that, after its adoption by our stockholders and the satisfaction or waiver of the other conditions to the merger, MergerCo will be merged with and into Impsat, and that Impsat will be the surviving corporation following the merger. As a result of the merger, Impsat will become an indirect wholly-owned subsidiary of Global Crossing. The merger will occur on the third business day after the satisfaction or waiver of the conditions to the merger, upon the filing of a certificate of merger with the office of the Secretary of State of the State of Delaware, or at such later time as we, Global Crossing and MergerCo may agree and specify in the certificate of merger. The time when the merger becomes effective is referred to as the "effective time."

     The directors and officers of MergerCo immediately prior to the effective time will be the directors and officers of the surviving corporation, until successors are duly elected or appointed and qualified in accordance with applicable law.

CONSIDERATION TO BE RECEIVED BY OUR STOCKHOLDERS

     At the effective time of the merger, each issued and outstanding share of our common stock will be converted into the right to receive $9.32 in cash, without interest, except for shares held by us as treasury stock, or shares held by stockholders properly exercising appraisal rights. As a result, after the merger is completed, our stockholders will have only the right to receive this consideration, and will no longer have any rights as our stockholders, including voting or other rights. Shares held by us as treasury stock or held by our wholly-owned subsidiaries will be cancelled at the effective time of the merger and will not receive the $9.32 per share merger consideration.

     Shares for which a stockholder has properly exercised appraisal rights will not be converted into the right to receive the merger consideration, but will instead entitle their holders to receive such consideration as will be determined pursuant to the Delaware General Corporation Law. However, if, after the effective time, any such holder fails to perfect or withdraws or loses the right to appraisal, such shares will be treated as if they had been converted as of the effective time into the right to receive the merger consideration, without interest.

PAYMENT FOR THE SHARES

     The Bank of New York will act as paying agent, for the purpose of exchanging certificates representing shares of our common stock for the merger consideration. At the effective time, following receipt of such amount from Global Crossing, we will deposit with the paying agent cash sufficient to pay the merger consideration for each share of our common stock outstanding. As soon as practicable after the effective time, the paying agent will send to each holder of shares of our common stock a letter of transmittal and instructions on how to exchange stock certificates for payment of the merger consideration.

     If any portion of the merger consideration is to be paid to a person other than the person in whose name a stock certificate is registered, it will be a condition of payment that the certificate be in proper form for transfer and that the person requesting payment pay any required transfer taxes or establish that transfer taxes are not payable. The paying agent will pay the merger consideration for any certificate that has been lost, stolen or destroyed if the holder makes an affidavit regarding the loss, theft or destruction and, if required by the surviving corporation, posts an indemnity bond in a reasonable amount.

     Six months after the effective time, the surviving corporation can cause the paying agent to return to the surviving corporation any portion of the merger consideration that remains unclaimed by the holders of shares of common stock. Thereafter, any holder can look only to the surviving corporation for payment of the merger consideration, without interest. Impsat, the paying agent, Global Crossing and their affiliates will not be liable for any portion of the merger consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

STOCK OPTIONS

     The merger agreement provides that upon completion of the merger, each stock option, including those held by our executive officers and directors, will be cancelled and converted into the right to receive, at the effective time of the merger, a cash amount equal to the number of shares of our common stock subject to such stock option immediately prior to the merger, multiplied by the excess, if any, of the $9.32 per share merger consideration over the per share exercise price of such stock option.

WARRANTS

     Under the merger agreement, each warrant to purchase our common stock will be converted into the right to receive, upon exercise of such warrant, an amount in cash at the effective time of the merger equal to the number of shares of common stock attributable to such warrant multiplied by the $9.32 per share merger consideration. Impsat will enter into a supplement to the warrant agreement that will provide holders of each warrant outstanding at the effective time of the merger, upon the exercise thereof, the right to receive the per share merger consideration upon payment of the per share warrant exercise price.

SERIES A NOTES AND SERIES B NOTES

     Consent Solicitation

     Under the merger agreement, we were required to commence a consent solicitation with respect to each of the indentures governing our Series A Notes and Series B Notes. On November 2, 2006, we commenced the consent solicitation for the Series A Notes and Series B Notes to obtain consents to adopt certain amendments to the indentures. Upon receiving the requisite consents, supplemental indentures were executed that provide for the proposed amendments to the indentures, which will become effective on the closing of the merger. If the merger does not close, the supplemental indentures will not become effective. The terms and conditions of the consent solicitation are described in the Consent Solicitation Statement, dated November 2, 2006, a copy of which is attached as an exhibit to a current report on Form 8-K filed by Impsat with the SEC on November 2, 2006.

     Pre-Closing Offers to Purchase

     Prior to the effective time of the merger, we will commence an offer to purchase all of the outstanding Series A Notes and Series B Notes at 101% of the principal amount thereof plus accrued interest thereon (if any) to the payment date as set forth in the indentures governing the Series A Notes and Series B Notes. Each pre-closing offer to purchase will (i) state that it is contingent upon the occurrence of the closing of the merger and that it will be of no effect if the merger agreement is terminated or the closing of the merger does not occur, (ii) provide that the payment date for each pre-closing offer to purchase will be the date of the closing of the merger, (iii) seek a waiver of the requirement to make a subsequent change of control offer to purchase pursuant to the indentures governing the Series A Notes and Series B Notes, (iv) seek, to the extent necessary, the proposed amendments to the indentures sought in the consent solicitation and (v) be conducted in a manner and pursuant to documentation to be mutually agreed upon in good faith by both Global Crossing and Impsat.

     In connection with the merger agreement, Morgan Stanley and WR Huff have entered into Support Agreements with Global Crossing agreeing to tender all of their Series A Notes and Series B Notes pursuant to and in accordance with the terms of the offers to purchase. See "The
Merger--Support Agreements" beginning on page 40.

REPRESENTATIONS AND WARRANTIES

     Our Representations and Warranties

     The merger agreement contains representations and warranties which we made to Global Crossing, are for the benefit of Global Crossing only, and may not be relied upon by any other person. The assertions embodied in our representations and warranties are qualified by information in a disclosure letter that we provided to Global Crossing in connection with signing the merger agreement. While we do not believe that our disclosure letter contains information the securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since the representations and warranties are subject in important part to our underlying disclosure letter. Our disclosure letter contains information that has been included in our general prior public disclosures, as well as additional non-public information. Information concerning the subject matter of our representations and warranties may have changed since the date of the merger agreement, and subsequent information may or may not be fully reflected in our public disclosures.

     All of our representations and warranties will expire at the effective time of the merger and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement, except for any willful or intentional breach of the merger agreement. These representations and warranties relate to, among other things:

   o our and our subsidiaries' due organization, good standing and power and authority to carry on our businesses;

   o our and our subsidiaries' authority to own, lease and operate our properties and to carry on our business as presently conducted;

   o our corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

   o our and our subsidiaries' capitalization, including the number of shares of our common stock outstanding and the number of our stock options outstanding;

   o the absence of any conflict with or violation of our organizational documents, applicable law or contracts, and the absence of any liens created, as a result of our entering into the merger agreement and completing the merger;

   o the consents and approvals of and filings with governmental entities and other third parties required in connection with our entering into the merger agreement and completing the merger;

   o the filing by us of appropriate documents with the SEC and the accuracy of the financial statements and other information contained in those documents;

   o the absence of certain undisclosed liabilities;

   o the absence of undisclosed transactions between or among ourselves and any of our officers, directors, or affiliates;

   o the absence of false or misleading information with respect to this proxy statement;

   o the absence of certain specified changes;

   o tax matters;

   o litigation matters;

   o our compliance with applicable governmental statutes, laws and rules;

   o employment matters;

   o real property, leased real property and tangible personal property and assets owned by us;

   o our intellectual property;

   o our material contracts;

   o environmental matters;

   o communications regulatory matters;

   o the absence of undisclosed broker's or finder's fees;

   o our provision of documentation; and

   o our provision of audit letters.

     Global Crossing's Representations and Warranties

     The merger agreement also contains representations and warranties by Global Crossing and MergerCo relating to, among other things:

   o their due organization, good standing and power and authority to carry on their businesses;

   o their corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

   o the absence of any conflict with or violation of Global Crossing's or MergerCo's organizational documents, applicable law or contracts as a result of their entering into the merger agreement and completing the merger;

   o the consents or approvals of, or filings with, governmental entities or other third parties required in connection with Global Crossing's and MergerCo's entry into the merger agreement and completion of the merger;

   o the absence of outstanding litigation or judgments against Global Crossing, MergerCo or their subsidiaries that would reasonably be expected to prevent or delay the merger;

   o the absence of undisclosed broker's or finder's fees;

   o the formation of MergerCo;

   o the absence of knowledge of any misrepresentations or omissions by us;
     and

   o the inspection of our documents and information.


COVENANTS RELATING TO THE CONDUCT OF OUR BUSINESS

     Under the merger agreement, we have agreed that from the date of the merger agreement until completion of the merger, we and our subsidiaries will conduct our business in the ordinary course consistent with past practice and use our commercially reasonable efforts to preserve intact our business organizations and relationships with third parties. We have also agreed that, during the same time period, and subject to certain exceptions, we and our subsidiaries will not take any of the following actions without Global Crossing's consent, which will not be unreasonably withheld or delayed:

   o declare, set aside or pay dividends or other distributions, except for dividends paid by a wholly-owned subsidiary to us or to another wholly-owned subsidiary;

   o split, reclassify, purchase or acquire any of our capital stock, securities convertible or exchangeable into or exercisable for any shares of our capital stock;

   o issue, sell, pledge, dispose of, grant, transfer, encumber or authorize any shares of our common stock (except shares issued by a wholly-owned subsidiary to us or another wholly-owned subsidiary), or any securities convertible or exchangeable into or exercisable for any shares of our capital stock or any options, warrants, or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than the required issuance of shares of our stock upon the exercise of our options, warrants, or notes outstanding as of the date of the merger agreement;

   o amend our organizational documents, except to the extent required to comply with the obligations under the agreement;

   o make material acquisitions other than in the ordinary course of business and consistent with past practice;

   o make material dispositions other than in the ordinary course of business consistent with past practice;

   o incur any lien on any material properties or assets other than liens in the ordinary course of business and consistent with past practice and permitted liens;

   o except as required by law or by existing employment agreements, (i) pay or commit to pay any material severance or termination pay, other than the obligations required under our employee benefit plans, existing as of the date of the merger agreement, (ii) enter into any material employment, deferred compensation, consulting, severance or other similar agreement with any present or former director, officer, employee or independent contractor of us, (iii) increase or commit to increase in any material respect any compensation or employee benefits payable to any present or former director, officer, employee or independent contractor of us, including wages, salaries, compensation, pension, severance, termination pay or other benefits or payments, (except (x) as required by our benefit plans existing as of the date of the merger agreement, (y) for our non-management employees and senior managers, increases in salary or hourly wage rates in connection with annual merit and/or cost of living increases, subject to a specified annual limit, and (z) payments under our quarterly cash bonus program in amounts not to exceed amounts accrued for such purpose as expenses in the financial statements as of the date of the merger agreement, in the case of (y) and (z) as consistent with past practice in the timing, amount and procedures for implementation),
     (iv) adopt, establish, enter into, amend, extend or terminate any of our employee benefit plans, or (v) make any contribution to any company benefit plan other than any regularly scheduled contributions and required contributions pursuant to the terms thereof;

   o change in any material respect our methods or practice of accounting as in effect on December 31, 2005, except for any such change as required by reason of a change in SEC guidelines or the generally accepted accounting principles as applied in the United States of America, (ii) change our fiscal year, or (iii) prepare or file any material tax return materially inconsistent with past practice or, on any such tax return, take any position, make any election, or adopt any method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods except, in each case, as required by tax law;

   o enter into any material contract that, after the effective time of the merger, limits or restricts our right or the right of any of our subsidiaries or Global Crossing or the surviving corporation or any of their respective successors to engage or compete in any business or in any geographic area or location;

   o alter (through merger, liquidation, reorganization, restructuring or any other fashion) our corporate structure;

   o make or commit to make any capital expenditures, capital additions or capital improvements that will result in (i) aggregate capital expenditures for fiscal year 2006 in excess of (x) the budgeted amount of $38 million plus (y) the management contingency amount of $2 million, (ii) result in aggregate capital expenditures for the three month period ending March 31, 2007 in excess of $12 million, (iii) result in aggregate capital expenditures in excess of $3.3 million for any calendar month between April 1, 2007 and June 30, 2007 or (iv) obligate ourselves beyond June 30, 2007;

   o (i) incur any indebtedness for borrowed money, (ii) assume or guarantee the obligations of any person (other than ourselves and our subsidiaries) relating to indebtedness for borrowed money, (iii) make any loans to or investments in any person (other than ourselves and our subsidiaries, in the ordinary course of business and consistent with past practice) with certain limitations, or (iv) repurchase or prepay any indebtedness for borrowed money;

   o make, revoke or amend any material tax election, settle or compromise any material claim or assessment with respect to taxes, file any material amended tax return (unless required by law), or surrender a material claim for a refund of taxes (unless required by law);

   o take any action or fail to take any action that would result in any representation or warranty becoming untrue in any material respect;

   o settle or compromise any material claims or waive, release or assign any material rights or claims;

   o (i) renew, enter into, amend or waive any material right under any contract with any affiliate of us (other than our direct and indirect wholly owned subsidiaries) unless otherwise contemplated by the merger agreement and on arms-length terms, (ii) waive any material right under any material contract or assign any material rights or claims under any material contract, other than in the ordinary course of business and consistent with past practice, (iii) modify or amend in any material respect any material contract in a manner that is or is reasonably likely to be adverse to us other than a modification of or amendment to certain material contracts in the ordinary course of business and consistent with past practice, (iv) accelerate, terminate or cancel any material contract, or (v) renew or enter into any material contract other than in the ordinary course of business and consistent with past practice;

   o dispose of or allow to expire any communications licenses or apply for any communications licenses other than those previously disclosed to Global Crossing; and

   o except in the ordinary course of business or consistent with past practice, engage in (a) any practice that would have the effect of accelerating to prior fiscal quarters collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters, or (b) any practice which would have the effect of postponing to subsequent fiscal quarters payments by us that would otherwise be expected to be made in prior fiscal quarters.

STOCKHOLDER MEETING; PROXY STATEMENT

     We will convene a meeting of stockholders to consider and vote upon the adoption of the merger agreement. We have agreed to call and hold the stockholders meeting described in this proxy statement as promptly as practicable. We have agreed that the information supplied by each of us for inclusion or incorporation by reference in this proxy statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements in this proxy statement, in light of the circumstances under which they are made, not misleading.

ACCESS TO INFORMATION

     We have agreed that from October 25, 2006 to the effective time of the merger we will:

   o give Global Crossing and its representatives reasonable access to our properties, books and records and management, at reasonable times;

   o furnish Global Crossing and its representatives with a copy of our monthly unaudited financial reports for us and our subsidiaries within thirty days after the end of each month following the date of the merger agreement until the closing date; and

   o deliver to Global Crossing a copy of each audit letter response received by us from any attorneys for us or any of our subsidiaries in connection with our preparation of our financial statements for fiscal year 2006 that are received prior to the closing date.

     Global Crossing has agreed to hold all documents and information furnished to it or its affiliates in connection with the merger in accordance with the terms of the confidentiality agreement previously entered into by Global Crossing with us, dated February 28, 2006.

NO SOLICITATION; OTHER OFFERS

     Except as described below, we have agreed that neither we nor our subsidiaries will, and that we will not authorize our officers, directors, employees or other representatives to, directly or indirectly:

   o solicit, initiate, encourage or facilitate any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, an acquisition proposal;

   o engage in discussions or negotiations with any person concerning an acquisition proposal or provide any non-public information to any such person;

   o grant any waiver or release under any standstill or similar agreement, or

   o enter into any agreement or agreement in principle with any person with respect to an acquisition proposal.

     Under the merger agreement, the term "acquisition proposal" means (i) any proposal or offer with respect to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving us, (ii) any proposal or offer to acquire in any manner, in a transaction as series of transactions, directly or indirectly, 15% or more of any class of equity securities of us or any of our subsidiaries or consolidated total assets (including, without limitation, equity securities of our subsidiaries) of us, in each case other than the transactions contemplated by the merger agreement, or (iii) any transaction or series of transactions pursuant to which any third party acquires, directly or indirectly, beneficial ownership of 15% or more of the voting power of any class of equity securities of us or any of our subsidiaries.

     We have agreed to notify Global Crossing promptly (but not later than 24 hours) of any inquiry, proposal or offer regarding an acquisition proposal or any request for nonpublic information or any discussions or negotiations of acquisition proposals, and to keep Global Crossing reasonably informed of the status and details of any such acquisition proposal or request.

     Notwithstanding our obligations relating to non-solicitation, we may, prior to the receipt of stockholder approval of the merger described in this proxy statement, furnish nonpublic information, negotiate, discuss, approve, adopt or recommend an unsolicited proposal to acquire more than 50% of the assets or voting power of Impsat's common stock if:

     o we have complied with our non-solicitation obligations described above;

     o   we also provide all such information to Global Crossing;

     o the person making the acquisition proposal enters into a confidentiality agreement with terms no less favorable than those contained in the confidentiality agreement entered into by Global Crossing with us;

     o our board of directors determines in good faith after consultation with outside legal counsel that the failure to take action will be reasonably likely to result in a breach of the director's respective fiduciary duties under applicable law; and

     o our board of directors determines in good faith based on the information then available and after consultation with its financial advisor that such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal.

     In order to approve, adopt or recommend such an unsolicited proposal, our board of directors must determine in good faith after consultation with its financial advisor and outside legal counsel that such acquisition proposal is a superior proposal.

     Under the merger agreement, the term "superior proposal" means an unsolicited, written, bona fide acquisition proposal involving all or substantially all of our assets (on a consolidated basis) or voting power of our equity securities that our board of directors has determined in its good faith judgment, after consultation with outside legal counsel and financial advisors, and after taking into account any revisions to the terms of the transaction contemplated by the merger agreement that are made by Global Crossing, is (i) reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and (ii) if consummated, would result in a transaction more favorable to our stockholders from a financial point of view than the transaction contemplated by the merger agreement.

     Except as described below, we have also agreed that neither we nor our board of directors will:

   o withhold, withdraw, qualify or modify in a manner adverse to Global Crossing our recommendation to our stockholders to vote for the merger; or

   o recommend, approve, adopt or otherwise declare advisable or propose publicly any acquisition proposal.

     Notwithstanding these obligations, prior to the receipt of approval of our stockholders of the merger, our board may withhold, withdraw, qualify or modify its recommendation to the stockholders or approve, adopt, recommend or otherwise declare advisable any unsolicited superior proposal, if the board determines in good faith that failure to do so would result in a breach of its fiduciary obligations under applicable law. However, we have agreed that our board will not change its recommendation to our stockholders to approve the merger until after at least three (3) days after Global Crossing receives a written notice from Impsat that the board intends to change its recommendation and the reasons for it. In determining whether to make a change of recommendation, our board is required to consider in good faith any changes to the terms of the merger agreement proposed by Global Crossing.

     We have also agreed that until the effective time of the merger we will not grant any waiver or release under any standstill or similar agreement to which we or any of our subsidiaries is a party. Nothing in the merger agreement will prevent us or our board of directors from making any disclosure to our stockholders required by applicable law.

COMMERCIALLY REASONABLE EFFORTS

     We, Global Crossing and MergerCo have agreed that each of us will use commercially reasonable efforts to cause the closing of the merger to occur, including the following:

   o obtaining all necessary actions, waivers, consents and approvals from governmental entities and taking all reasonable steps necessary to avoid an action or proceeding by any governmental entity;

   o obtaining all necessary consents, approvals or waivers from third parties;

   o cooperating as may be reasonably requested in connection with the arrangement of any financing to be consummated contemporaneously with the closing of the merger;

   o filing or causing to be filed as promptly as practicable any notice, letter or required forms and any supplemental information requested with any non-U.S. governmental entity under any applicable merger, competition or antitrust law;

   o filing or causing to be filed as promptly as practicable any notice, letter or required forms and any supplemental information requested with the FCC and any non-U.S. governmental entity under any telecommunications law;

   o defending lawsuits or other proceedings challenging the merger agreement or the transactions contemplated by the merger agreement, including seeking to have any temporary restraining order or preliminary injunction vacated or reversed; and

   o executing and delivering any necessary additional instruments.

     In addition, Global Crossing will determine in its reasonable judgment whether to make all voluntary filings and other disclosures required under the Exon-Florio Amendment, provided however, that if a filing has not been made by February 2, 2007, we and Global Crossing will mutually determine whether a filing will be made and the timing of any such filing. Subject to our rights under the merger agreement, we have also agreed to take such actions as are necessary to eliminate or minimize the effect of any state takeover statute that is or becomes applicable to the merger.

INDEMNIFICATION, ADVANCEMENT AND INSURANCE

     After completion of the merger, the surviving corporation will indemnify and hold harmless our past and present directors and officers to the fullest extent permitted by Delaware law, including paying in advance expenses incurred in defending any lawsuit or action for a period of six years after the closing date.

     Global Crossing or the surviving corporation will also maintain, for at least six years after completion of the merger, directors' and officers' liability insurance policies comparable to those maintained by us on the closing date of the merger, although the surviving corporation will not be required to spend in any year more than 250% of the annual premiums paid during the immediately preceding year. If the annual premiums exceed 250% of the annual premiums paid during the immediately preceding year, the surviving corporation must obtain a policy or policies with the greatest coverage available for a cost not exceeding that amount.

EMPLOYEE AND DIRECTOR BENEFITS

     Compensation and Benefits -- General

     The merger agreement contains a number of provisions relating to employee compensation and benefits for our employees after the merger, including as follows:

   o our employees will continue their employment with the surviving corporation and its subsidiaries following the closing date of the merger, although the surviving corporation and its subsidiaries will not be obligated to continue to retain the employment of any employee following the merger;

   o Global Crossing will, or will cause the surviving corporation and its subsidiaries to, honor existing commitments under our employee benefit plans and our employment agreements, and for one year following the merger, (i) provide our active employees with salaries or wages, as applicable, and employee benefits that are, in the aggregate, no less favorable than those in effect immediately prior to the merger, and
     (ii) provide our former employees with post-employment benefits that are, in the aggregate, no less favorable that those in effective immediately prior to the merger; and

   o for U.S. employees, Global Crossing will, or will cause the surviving corporation and its subsidiaries to, without duplication of any benefits, (i) recognize all service of our employees prior to the merger (other than for purposes of benefit accrual under any defined benefit pension plan), (ii) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under welfare benefit plans, and (iii) provide our employees with credit for any co-payments and deductibles paid prior to the merger.

     In addition, Global Crossing acknowledges that consummation of the merger will constitute a "change in control" for purposes of employee benefit plans and our employment agreements.

     Other Arrangements

   o Upon completion of the merger, each of our stock options, including those held by our executive officers and directors, will be cancelled and converted into the right to receive, at the effective time of the merger, a cash amount equal to the number of shares of our common stock subject to such stock option immediately prior to the merger, multiplied by the excess, if any, of the $9.32 per share merger consideration over the per share exercise price of such stock option. See "The Merger--Interests of our Directors and Executive Officers in the Merger--Equity Compensation Awards" beginning on page 32.

CONDITIONS TO THE MERGER

     Mutual Conditions

     Our, Global Crossing's and MergerCo's obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

   o our stockholders will have adopted the merger agreement at the stockholders meeting described in this proxy statement;

   o no statute, rule or regulation of any governmental entity and no temporary restraining order, injunction or other order of a court of competent jurisdiction preventing the merger will be in effect, and each of us will have used commercially reasonable efforts to prevent the entry of and to appeal any such injunction or other order; and

   o regulatory approvals by the FCC, Brazilian and Venezuelan governmental entities, and pursuant to the Exon-Florio amendment must be obtained.

     Global Crossing and MergerCo's Conditions

     In addition, Global Crossing and MergerCo are not obligated to complete the merger unless the following additional conditions are satisfied or waived by Global Crossing:

   o our representations and warranties in the merger agreement (other than certain representations and warranties relating to our capitalization and other than certain representations and warranties relating to the absence of undisclosed liabilities, ownership of our tangible personal property and assets free and clear of liens other than permitted liens at the date of the merger agreement), must be true and correct on the date of the merger agreement and on the closing date (except that representations and warranties that are made of a specific date must be true as of such date) disregarding any qualifications or limitations as to "material adverse effect," or "materiality," except where the failure of such representations and warranties to be true and correct does not have and is not, individually or in the aggregate, reasonably likely to have or result in, individually or in the aggregate a material adverse affect. Certain of the representations and warranties relating to our capitalization must be true and correct in all material respects at the date of the merger agreement and at the effective time of the merger. In addition, our representations and warranties relating to the absence of undisclosed liabilities, our indebtedness and the ownership of our tangible personal property and assets free and clear of liens other than permitted liens must be true and correct on the date of the merger agreement (except that representations and warranties that are made as of a specific date must be true and correct only as of such date), except where failure of such representations and warranties to be true and correct as of the date of the merger agreement does not cause and is not reasonably likely to result in liabilities to us in excess of $5,000,000, in the case of the representation and warranty relating to the absence of undisclosed liabilities, or $10,000,000 in the aggregate.

   o we will have performed and complied in all material respects with all covenants contained in the merger agreement (taking into account any materiality qualifiers set forth therein) required to be performed at or prior to the closing;

   o Global Crossing will have received a certificate signed by one of our senior executive officers certifying as to the satisfaction of the conditions described in the two preceding bullet points;

   o since October 25, 2006, there will not have occurred any change, event, circumstance or development that, individually or in the aggregate, has had, or is reasonable likely to have or result in, a material adverse effect on Impsat;

   o we will have delivered to Global Crossing all of the certificates, instruments and other documents required to be delivered by us at or prior to the closing date;

   o no more than 10% of the total number of issued and outstanding shares of our common stock as of the record date for the stockholders meeting discussed in this proxy statement will have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DCGL; and

   o we will have obtained the consents sought in the consent solicitation.

     For purposes of the closing conditions and termination provisions, the merger agreement provides that a "material adverse effect" on us means any material adverse change or effect (with or without the passage of time or otherwise) in: (i) the business, financial condition, results of operations or assets of us and our subsidiaries taken as a whole or (ii) the economic or political conditions in any of Argentina, Brazil, Colombia, Ecuador or Venezuela which could be reasonably expected to result in a material adverse change or effect of the types described in clause (i) above, excluding (in each of clauses (i) and (ii)) any material adverse change or effect that results or arises from or relates to (a) changes in financial, securities or other market conditions or prevailing interest rates or (b) actions taken with respect to certain specified defaulted debt.

     Our Conditions

     We are not obligated to complete the merger unless the following additional conditions have been satisfied or waived:

   o Global Crossing and MergerCo's representations and warranties in the merger agreement will be true and correct in all respects (taking into account any materiality qualifiers set forth therein) when made and at and as of the closing of the merger with the same effect as though made at and as of the closing of the merger;

   o Global Crossing and MergerCo will have performed and complied in all material respects with all agreements contained in the merger agreement (taking into account any materiality qualifiers set forth therein) required to be performed at or prior to the closing;

   o we have received a certificate signed by one of Global Crossing's senior executive officers certifying as to the satisfaction of the conditions described in the two preceding bullet points; and

   o Global Crossing will have provided to us the funds required to effect, or to permit the surviving corporation to effect, the payments contemplated under the merger agreement.


TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated, and the merger abandoned, at any time prior to the effective time, whether before or after our stockholders have adopted the merger agreement, in any of the following circumstances:

     Mutual Rights to Terminate the Merger Agreement

     The merger agreement may be terminated by the written agreement of Global Crossing, MergerCo and us, and may also be terminated by Global Crossing or us, by written notice to the other party (which, in the case of Global Crossing, will include MergerCo), if:

    o our stockholders do not approve the merger agreement by the required approval at the stockholders meeting described in this proxy statement or at any adjournment or postponement thereof; or

    o any governmental entity of competent jurisdiction has issued an injunction or taken any other action that permanently restrains, enjoins or otherwise prohibits the consummation of the merger (which injunction or other action the parties will use their commercially reasonable efforts to lift), and such injunction has become final and non-appealable.

Our Rights to Terminate the Merger Agreement

     We may terminate the merger agreement on written notice to Global Crossing if:

    o we are not in material breach of any of the terms of the merger agreement;

    o our board of directors authorizes us to enter into an agreement with respect to a superior proposal and we notify Global Crossing in writing that we intend to enter into such an agreement, attaching the most current version of such agreement to such notice;

    o Global Crossing does not make, within three business days of receipt of our written notice, an offer that our board of directors determines, in good faith after consultation with our financial advisors, is at least as favorable, from a financial point of view, to our stockholders as superior proposal; and

    o prior to such termination, we pay to Global Crossing in immediately available funds a termination fee of $5 million.

     We have agreed that we will not enter into a binding agreement with respect to a superior proposal until at least the fourth business day after we have provided the notice described above to Global Crossing. We also have agreed to notify Global Crossing promptly if our intention to enter into the written agreement referred to in our notification changes at any time after giving the notification.

     We may terminate the merger agreement by written notice to Global Crossing, so long as our failure to fulfill or cause to be fulfilled any obligation under the merger agreement has not been the primary cause of the failure of the merger to occur, if:

   o on February 22, 2007, the merger has not yet closed, except that:

     o the termination date will automatically be extended until March 26, 2007 if on February 22, 2007, any closing condition, other than the receipt of the Brazilian and/or Venezuelan governmental entity approvals, has not been satisfied;

     o if on February 22, 2007, all conditions to closing have been satisfied other than the receipt of the Brazilian and/or Venezuelan governmental entity approvals, if we do not provide written notice to Global Crossing of our intent to terminate the agreement, the termination date will automatically be extended until March 26, 2007;

     o if on February 22, 2007, we provide written notice to Global Crossing of our intent to terminate the agreement and within one business day thereafter Global Crossing provides us with written notice that it will waive the condition to closing of the receipt of the Brazilian and Venezuelan entity approvals if they have not been obtained on or before March 26, 2007, then the termination date will automatically be extended until March 26, 2007, and if the condition has not been satisfied as of that date, then the condition will be deemed waived by both Global Crossing and us, and the parties will complete the merger in accordance with the terms of the merger agreement; and

     o if on March 26, 2007 the merger has not yet closed, then either we or Global Crossing may terminate the merger agreement without the payment of any termination fee except that the termination right will not be available to any party whose failure to fulfill or cause to be fulfilled any obligation under the merger agreement has been the primary cause of the failure of the merger to occur. However, if on March 26, 2007, the only conditions to closing that have not been satisfied are the receipt of regulatory approvals by the FCC and pursuant to the Exon-Florio amendment and/or if there are orders or injunctions that are pending, then we will have the sole right to extend the termination date for a period of up to 60 days by providing written notice to Global Crossing, so long as we also agree to waive the applicable condition as a condition to closing.

     Global Crossing's Rights to Terminate the Merger Agreement

     Global Crossing may terminate the merger agreement, on behalf of itself and MergerCo, on written notice to us, if:

   o our board makes a change of recommendation;

   o we fail to take a vote of stockholders on the merger prior to February 22, 2007 or, in certain circumstances, March 26, 2007; or

   o a tender offer or exchange offer for outstanding shares of our common stock has been publicly disclosed (other than by Global Crossing or an affiliate of Global Crossing) and our board of directors recommends that our stockholders tender their shares in such tender offer or exchange offer.

     If the merger agreement terminates, it will become void and have no effect (except for certain provisions that will survive termination), without any liability or obligation on the part of Global Crossing, MergerCo or us, except for liability or damages resulting from any willful or intentional breach of the merger agreement.

FEES AND EXPENSES

     We have agreed to pay Global Crossing a termination fee of $5 million if:

     o we exercise our right to terminate the merger agreement because our board of directors has authorized us to enter into an agreement with respect to a superior proposal;

     o Global Crossing exercises its right to terminate the merger agreement because our board of directors has changed its recommendation of the merger to our stockholders, or we fail to take a vote of stockholders on the merger prior to February 22, 2007 or, in certain circumstances, March 26, 2007, or a tender offer or exchange offer for outstanding shares of our common stock has been publicly disclosed (other than by Global Crossing or an affiliate of Global Crossing) and our board of directors recommends that our stockholders tender their shares in such tender or exchange offer; or

     o either Impsat or Global Crossing exercises its respective right to terminate the merger agreement because there was a failure to obtain stockholder approval of the merger at the stockholders meeting and at the time of the stockholders meeting there was an outstanding public acquisition proposal to acquire us or a majority of our common stock, and within nine months after the date of the termination, we enter into a definitive agreement to consummate, or we consummate, the transaction contemplated by such acquisition proposal.

     No termination fee will be paid if our stockholders fail to approve the merger at the stockholders meeting, except in the specific circumstance described in the preceding paragraph. Should we have to pay Global Crossing the termination fee, we must do so within five business days of the date of the termination of this agreement. If we fail to pay the termination fee to Global Crossing when due and Global Crossing commences litigation to obtain the termination fee, all reasonable costs and expenses of the prevailing party of such litigation, including attorney's fees and expenses, will be paid by the other party. If Global Crossing is the prevailing party, these payments will include interest on the termination fee calculated at the prime rate as reported in the Wall Street Journal on the date the termination fee was required to be paid.

AMENDMENT AND WAIVER

     No amendment, modification or discharge of the merger agreement, and no waiver under the merger agreement, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

                              OUR STOCK PRICE

     Our common stock is traded on the OTC Bulletin Board ("OTCBB") under the symbol "IMFN." The following table shows the high and low sale prices of our common stock as reported on the OTCBB for each quarterly period in the past three calendar years:

                                                         High      Low
                                                         ----      ---
2006

First Quarter                                            $7.50     $6.50

Second Quarter                                           $9.30     $8.00

Third Quarter                                            $8.50     $6.97

Fourth Quarter (through [   ], 2006)                     $[   ]    $[   ]

2005

First Quarter                                            $6.50     $5.30

Second Quarter                                           $6.50     $5.28

Third Quarter                                            $7.45     $5.80

Fourth Quarter                                           $7.50     $5.82

2004

First Quarter                                            $7.70     $6.25

Second Quarter                                           $7.62     $6.52

Third Quarter                                            $6.45     $4.95

Fourth Quarter                                           $5.80     $4.20

     The closing price of our common stock on the OTCBB on October 25, 2006, which was the last trading day before we announced the merger, was $8.20. On [ ], 2006, which is the latest practicable trading day before this proxy statement was printed, the closing price for our common stock on the OTCBB was $[ ]. During the twelve-month period ending on October 25, 2006, the average trading price of our common stock was $7.70 per share.

     As of [   ], 2006, there were 10,120,685 shares of our common
stock outstanding held by approximately [   ] holders of record.

       SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2006 by (i) each person known by Impsat to be the beneficial owner of five percent or more of the common stock, (ii) each current director of Impsat, (iii) each named executive officer, and (iv) all current directors and executive officers of Impsat as a group. Except as otherwise indicated below, the beneficial owners of the common stock listed below have sole investment and voting power with respect to the shares. The business address of the executive officers and directors is c/o IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina.


                                                          SHARES
                                                    BENEFICIALLY OWNED
                                                  ------------------------
                                                    NUMBER OF    PERCENT(1)
NAME AND ADDRESS OF BENEFICIAL OWNER               TOTAL SHARES
                                                  ------------- ----------
COMMON STOCK

Beneficial Owners of more than 5%
Morgan Stanley & Co. Incorporated(2)                 3,175,645       29.9%
William R. Huff(3)                                   2,915,469       22.4%
Nortel Networks Limited(4)                           2,755,108       21.5%
UBS Securities LLC(5)                                1,918,380       19.0%
James G. Dinan(6)                                    1,531,600       14.8%
SDS Capital Group SPC, Ltd.(7)                         534,659        5.3%

Directors and Executive Officers
Ricardo A. Verdaguer                                   786,080        7.3%
Edward Dartley(3)                                        2,000        0.0%
Bryan E. Bloom(3)                                          --          --
Thomas Doster IV(2)                                        --          --
James Bolin(2)                                             --          --
Ignacio Troncoso                                        40,000        0.4%
Hector Alonso                                          209,497        2.0%
Marcello Girotti                                       195,392        1.9%
Mariano Torre Gomez                                    205,352        2.0%
Matias Heinrich                                        202,118        2.0%
Guillermo V. Pardo                                     132,913        1.3%
Jose R. Torres                                         132,913        1.3%
All Directors and Officers as a Group (12 persons)   1,906,265       16.1%

--------------
(1) For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. The percentage of total outstanding for each stockholder is calculated by dividing (i) the number of shares of common stock deemed to be beneficially owned by such stockholder as of September 30, 2006 by (ii) the sum of (A) the number of shares of common stock outstanding as of September 30, 2006 plus (B) the number of shares of our common stock issuable upon the exercise of options or warrants or conversion of convertible securities held by such stockholder that were exercisable or convertible as of September 30, 2006 or will become exercisable or convertible within 60 days thereafter. This calculation is required irrespective of the price at which the shares of common stock may be acquired.
(2) Represents 2,688,965 shares of our common stock, Series B 6% Senior Guaranteed Convertible Notes due 2011 ("Series B Notes") convertible into 424,134 shares of our common stock at a conversion price of $20.78, and stock options for 82,546 shares of our common stock, 30,000 of which are exercisable at $6.17 per share and 20,000 of which are exercisable at $15.00 per share, and 32,546 of which are exercisable at $7.05 per share. Messrs. Doster and Bolin are employed in various capacities by Morgan Stanley. They disclaim any beneficial interest in these shares owned by Morgan Stanley. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.
(3) Represents Series A Notes convertible into 2,046,448 shares of our common stock at a conversion price of $13.56, Series B Notes convertible into 548,700 shares of our common stock at a conversion price of $20.78, and currently exercisable Warrants to purchase 320,321 shares of our common stock which are exercisable at a price of $15.00 per warrant, all of which are controlled by Mr. William R. Huff through two controlled entities:
    W.R.H. Partners Global Securities, L.P. and W.R. Huff Asset Management Co., L.L.C. As of September 30, 2006, Messrs. Dartley and Bloom were employees of W.R. Huff Asset Management Co., L.L.C. Messrs. Dartley and Bloom disclaim any beneficial interest in these shares. The address for Mr. William R. Huff is c/o W.R. Huff Asset Management Co., L.L.C., 1776 On the Green, 67 Park Place, Morristown, New Jersey 07960.
(4) Represents 5,199 shares of our common stock and currently exercisable Warrants to purchase 2,769,909 shares of our common stock which are exercisable at a price of $15.00 per warrant. The address of Nortel is 8200 Dixie Road, Suite 100, Brampton, Ontario, L6T 5P6 Canada.
(5) UBS Securities LLC, a Delaware limited liability company, is 100%-owned, directly or indirectly, by UBS AG, a Switzerland entity. By reason of its ownership of UBS Securities LLC, UBS AG shares investment and voting power with respect to the shares of our common stock held by UBS Securities LLC. UBS AG disclaims beneficial ownership of any of the shares of our common stock owned by UBS Securities LLC. UBS Securities LLC's address is 677 Washington Boulevard, Stamford, Connecticut 06901 and UBS AG's address is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.
(6) Includes 1,284,943 shares of common stock and Series A Notes convertible into 246,657 shares of our common stock, which are exercisable at a price of $15.00 per warrant all held by Mr. James G. Dinan, senior managing member of Dinan Management, L.L.C., through (i) six controlled entities: York Investment Limited, York Capital
    Management, L.P., York Select, L.P., York Select Unit Trust, York Distressed Opportunities Fund, L.P., and York Offshore Investors Unit Trust; and (ii) certain other funds and accounts ("Managed Accounts") over which Mr. Dinan has discretionary investment authority. Mr. Dinan is the President and sole shareholder of JGD Management Corp., a Delaware corporation, which manages the Managed Accounts. The address for Mr. James G. Dinan is 350 Park Avenue, 4th Floor, New York, NY
    10022.
(7) SDS Management, LLC, a Delaware limited liability company, is the investment manager of SDS Capital Group SPC, Ltd., a Cayman Islands corporation. Mr. Steven Derby, a United States citizen, is the sole managing member of SDS Management, LLC. SDS Management, LLC and Mr.
    Steven Derby disclaim beneficial ownership of any of the shares of our common stock owned by SDS Capital Group SPC, Ltd. The address of SDS Capital Group SPC, Ltd. is c/o SDS Management, LLC, 53 Forest Avenue,
    2nd Floor, Old Greenwich, Connecticut 06870.

                              APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, if you do not wish to accept the cash payment provided for in the merger agreement, you may exercise your appraisal rights and receive payment in cash for the fair value of your Impsat common stock, as determined by the Delaware Court of Chancery. Our stockholders electing to exercise appraisal rights must comply strictly with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their appraisal rights. In this proxy statement, we refer to the Delaware Court of Chancery as the "Chancery Court."

     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to
Section 262 of the Delaware General Corporation Law, the full text of which appears in Annex C of this proxy statement.

     Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of
Section 262 contained in Annex C, because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

     If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

   o You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against adoption of the merger agreement. You should note that voting against or failing to vote for adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

   o You must not vote in favor of adoption of the merger agreement. A vote in favor of adoption of the merger agreement, by proxy or in person, will result in a loss of your appraisal rights and will nullify any previously delivered written demands for appraisal. Ways that you can vote not in favor of the merger agreement include signing and returning the enclosed proxy card and marking either the "AGAINST" or "ABSTAIN" box, not returning a proxy card or attending the meeting in person and not marking a ballot to vote "FOR" the adoption of the merger agreement. You should note that if you return a signed proxy card and none of the boxes is marked, the shares represented by that proxy will be voted "FOR" the adoption of the merger agreement and you will not be entitled to appraisal rights with respect to those shares.

     If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of our common stock as provided for in the merger agreement and you will not have appraisal rights with respect to your shares of our common stock.

     All demands for appraisal should be addressed to IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina, Attention: Guillermo V. Pardo, Secretary, and must be received before the vote on the merger is taken at the special meeting. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

     Within ten days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Impsat stockholder who has properly filed a written demand for appraisal and who did not vote in favor of adoption of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his, her or its shares of our common stock. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 shall, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Chancery Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of any stockholder to file such a petition within the period specified could nullify any stockholder's previously written demand for appraisal.

     If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after service of a copy of the petition, to provide the office of the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded an appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

     After determination of the stockholders entitled to appraisal of their shares of our common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the Chancery Court will direct the payment of such value, with accrued interest, if any, to the stockholders entitled to receive the same.

     Although we believe that the consideration you will receive in the merger is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Chancery Court. Stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, Global Crossing does not anticipate offering more than the merger consideration to any Impsat stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of our common stock per share is less than the merger consideration. In determining "fair value," the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.
Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," and applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable under the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     No stockholder who has properly demanded appraisal rights will, from and after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if such stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Impsat common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Additionally, no appraisal proceedings will be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be subject to such conditions as the Chancery Court deems just.

     In view of the complexity of Section 262, our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR FUTURE ANNUAL MEETING

     Impsat will only hold an annual meeting in 2007 if the merger is not completed. In that event, in order to be included in the proxy statement and form of proxy for our 2007 annual meeting, stockholder proposals must have been received by us no later than December 3, 2006.

                    WHERE YOU CAN FIND MORE INFORMATION

     Impsat files annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about Impsat and will be made available for inspection and copying at Impsat's executive offices during regular business hours by any Impsat stockholder or a representative of a stockholder as so designated in writing.

     Impsat stockholders may read and copy any reports, statements or other information filed by Impsat at the SEC public reference room at Headquarters Office, 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Filings by Impsat with the SEC are also available to the public from commercial document retrieval services and, for free, at the website maintained by the SEC located at www.sec.gov.

     The SEC allows Impsat to "incorporate by reference" information into this proxy statement. This means that Impsat can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. The information that Impsat later files with the SEC may update and supersede the information in this proxy statement.

     Impsat incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this definitive proxy statement and before the special meeting.

     Impsat will undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. Requests for copies of Impsat filings should be directed to IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina,
Attention: Guillermo V. Pardo, Secretary. Impsat's public filings are available free of charge through Impsat's website at www.impsat.com.

     Document requests to Impsat should be made by [ ] [ ], 200[ ] in order to receive them before the special meeting.

     The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Impsat since the date of this proxy statement or that the information in this proxy statement is correct as of any later date.

     Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Impsat has not authorized anyone to provide information that is different from that
contained in this proxy statement. This proxy statement is dated [    ],
[    ], 200[  ]. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.



                                                                    Annex A

                           AGREEMENT AND PLAN OF MERGER


                                   Among


                          GLOBAL CROSSING LIMITED,


                       GC CRYSTAL ACQUISITION, INC.,


                                    and


                        IMPSAT FIBER NETWORKS, INC.


                        Dated as of October 25, 2006

                             TABLE OF CONTENTS

ARTICLE I THE MERGER; CONVERSION OF SHARES; CANCELLATION OF CONVERTIBLE
          INSTRUMENTS....................................................... 3

         1.1.       The Merger...............................................3
         1.2.       Closing; Effective Time..................................4
         1.3.       Conversion of Shares.....................................6
         1.4.       Company Warrants.........................................6
         1.5.       Cancellation of Company Options..........................7
         1.6.       Payment of Indebtedness..................................7
         1.7.       Certificate of Incorporation; By-Laws....................9
         1.8.       Directors and Officers of the Surviving Corporation......9
         1.9.       Dissenting Stockholders..................................9
         1.10.      Paying Agent............................................10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................11

         2.1.       Corporate Status, etc...................................11
         2.2.       Capitalization..........................................12
         2.3.       Conflicts, Consents.....................................13
         2.4.       SEC Filings; Financial Statements.......................14
         2.5.       Absence of Undisclosed Liabilities......................15
         2.6.       Information Provided....................................16
         2.7.       Absence of Certain Changes..............................16
         2.8.       Tax Matters.............................................17
         2.9.       Litigation..............................................18
         2.10.      Compliance with Laws, Permits and Licenses..............18
         2.11.      Employee Benefits.......................................19
         2.12.      Labor Matters...........................................21
         2.13.      Real Property; Tangible Property........................21
         2.14.      Intellectual Property...................................22
         2.15.      Contracts...............................................23
         2.16.      Insurance...............................................24
         2.17.      Environmental Matters...................................24
         2.18.      Communications Regulatory Matters.......................25
         2.19.      Brokers.................................................26
         2.20.      Provision of Documentation..............................26
         2.21.      Audit Letters...........................................26
         2.22.      Disclaimer of Other Representations and Warranties;
                    Knowledge...............................................26

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO...........27

         3.1.       Corporate Status........................................27
         3.2.       Authorization, etc......................................27
         3.3.       No Conflicts; Consents..................................27
         3.4.       Litigation..............................................28
         3.5.       Brokers.................................................28
         3.6.       Formation of MergerCo; No Prior Activities..............28
         3.7.       No Knowledge of Misrepresentations or Omissions.........28
         3.8.       Inspection; No Other Representations....................28

ARTICLE IV COVENANTS........................................................29

         4.1.       Conduct of Business by Company and Its Subsidiaries.....29
         4.2.       Satisfaction of Closing Conditions......................33
         4.3.       Access and Information..................................34
         4.4.       Contact with Payers, Suppliers, etc.....................34
         4.5.       Publicity...............................................35
         4.6.       Employee Matters........................................35
         4.7.       Indemnification of Directors and Officers...............36
         4.8.       Acquisition Proposals...................................37
         4.9.       Information Supplied....................................39
         4.10.      Filings; Other Actions; Notification....................39
         4.11.      Stockholders Meeting....................................40
         4.12.      Section 16 Matters......................................40
         4.13.      Takeover Statutes.......................................41
         4.14.      Deregistration..........................................41
         4.15.      Subsidiary Share Transfer...............................41
         4.16.      Internal Controls and Procedures........................41
         4.17.      Cooperation with Financing..............................41

ARTICLE V CONDITIONS TO CLOSING.............................................42

         5.1.       Conditions to the Obligations of the Company,
                    Parent and MergerCo.....................................42
         5.2.       Conditions to the Obligation of Parent and MergerCo.....43
         5.3.       Conditions to the Obligation of the Company.............44

ARTICLE VI NO SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.........44

         6.1.       No Survival of Representations, Warranties and
                    Covenants...............................................44

ARTICLE VII TERMINATION.....................................................45

         7.1.       Termination.............................................45
         7.2.       Effect of Termination...................................46

ARTICLE VIII DEFINITIONS AND INTERPRETATION.................................48

         8.1.       Definition of Certain Terms; Interpretation.............48
         8.2.       Schedules...............................................57

ARTICLE IX GENERAL PROVISIONS...............................................58

         9.1.       Expenses................................................58
         9.2.       Further Actions.........................................58
         9.3.       Certain Limitations.....................................58
         9.4.       Notices.................................................58
         9.5.       Limited Disclosure......................................59
         9.6.       Binding Effect..........................................59
         9.7.       Entire Agreement; Assignment............................60
         9.8.       Amendment; Waivers, etc.................................60
         9.9.       Parent Guarantee........................................60
         9.10.      Severability............................................60
         9.11.      Headings................................................60
         9.12.      Counterparts............................................60
         9.13.      Governing Law...........................................61
         9.14.      Consent to Jurisdiction, etc............................61
         9.15.      Waiver of Punitive and Other Damages and Jury Trial.....61
         9.16.      Specific Performance....................................62
         9.17.      No Third Party Beneficiaries............................62
         9.18.      Interpretation; Construction............................62

                                                             EXECUTION COPY

     AGREEMENT AND PLAN OF MERGER, dated as of October 25, 2006, among Global Crossing Limited, a Bermuda corporation ("Parent"), GC Crystal Acquisition, Inc., a Delaware corporation ("MergerCo") and IMPSAT Fiber Networks, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein are defined in Article VIII. An index of defined terms used in this Agreement is provided in Article 8.1 hereto.

     WHEREAS, the respective Boards of Directors of Parent, MergerCo and the Company have determined that it is advisable and in the best interests of their respective stockholders for MergerCo to merge with and into the Company (the "Merger") with the Company continuing as the surviving corporation of such Merger.

     WHEREAS, the parties wish to effect the Merger on the terms and conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended ("DGCL").

     WHEREAS, simultaneously herewith, Parent has taken all necessary action to cause all shareholders of MergerCo to approve the Merger, upon the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, as a condition to and as an inducement to Parent's willingness to enter into this Agreement, the Principal Stockholders are, concurrently with the execution and delivery of this Agreement, entering into support agreements (the "Support Agreements"), the forms of which are attached hereto as Exhibits A-1, A-2 and A-3, pursuant to which the Principal Stockholders are agreeing to support and approve this Agreement, the Merger and the other transactions contemplated hereby.

     WHEREAS, Parent and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I

                     THE MERGER; CONVERSION OF SHARES;
                  CANCELLATION OF CONVERTIBLE INSTRUMENTS

     1.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL at the Effective Time, MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall cease. After the Merger, the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effect as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the rights, privileges, immunities, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation and all restrictions, obligations, duties, debts and liabilities of the Company and MergerCo shall be the restrictions, obligations, duties, debts and liabilities of the Surviving Corporation.

     1.2. Closing; Effective Time.

     (a) The closing of the Merger (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, at 10:00 a.m., New York time, on the third Business Day following the satisfaction or waiver of the conditions set forth in Article V (other than conditions which, by their nature, are to be satisfied at the Closing, but subject to the waiver or satisfaction of those conditions), or at such other place, time and date as the parties may agree. The "Closing Date" shall be the date upon which the Closing occurs.

     (b) On the Closing Date, MergerCo and the Company will cause the appropriate certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in such form and executed as provided in Section 251(c) of the DGCL. The Merger will become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State, or such later time as may be specified in the Certificate of Merger (the "Effective Time").

     (c) Subject to the terms and conditions of this Agreement, at the Closing prior to the Effective Time, Parent shall cause to be paid to the Company by wire transfer of immediately available funds, an amount necessary to satisfy the payments set forth below (based on the amounts set forth in a certificate delivered by the Company as provided in the last paragraph of this Section 1.2(c)):

          (i) immediately prior to the Effective Time, the Company shall pay, in each case, by wire transfer of immediately available funds, amounts sufficient to repay in full in cash all outstanding principal, interest and all other amounts due, and to satisfy or defease the obligations of the Company and its Subsidiaries in respect of the Credit Agreements, the Company Notes, and the Other Specified Financing Agreements (in each case other than any securities that have been purchased by the Parent or an affiliate of Parent and other than such Other Specified Financing Agreements as Parent has elected to not satisfy or defease as of the Effective Time) in accordance with
     Section 1.6 hereof and the Company will take such other steps as may be necessary to cause the satisfaction or defeasance of all such obligations thereunder;

          (ii) at the Effective Time, the Company shall pay in cash, by wire transfer of immediately available funds, any payments due under the Management Cash Incentive Plan and the Transaction Expenses;

          (iii) at the Effective Time, the Company shall deposit or cause to be deposited with the Paying Agent (for the benefit of holders of Company Options) an amount in cash equal to the aggregate amount of Option Cancellation Payments, if any;

          (iv) at the Effective Time, the Company shall deposit or cause to be deposited with the Paying Agent (for the benefit of the holders of Company Warrants) an amount in cash equal to (x) the excess, if any, of the Per Share Merger Consideration over the Exercise Price per share of each Company Warrant, multiplied by (y) the number of shares of Company Stock covered by such Company Warrant immediately prior to the Effective Time;

          (v) at the Effective Time, the Company shall deposit or cause to be deposited with the Paying Agent (for the benefit of holders of Company Stock) an amount equal to $9.32 per share (the "Per Share Merger Consideration") multiplied by the number of shares of issued and outstanding Company Stock.

     In order to facilitate the payments contemplated by this Section 1.2(c), the Company will deliver to Parent and to MergerCo not less than three Business Days prior to the anticipated Closing Date a statement (the "Consideration Certificate"), certified by the chief financial officer of the Company, that will set forth: (1) the aggregate amount payable to each lender under the Credit Agreements, the Company Notes, and the Other Specified Financing Agreements pursuant to Section 1.2(c)(i), (2) the Transaction Expenses and the amount payable in respect of the Management Cash Incentive Plan payable pursuant to Section 1.2(c)(ii), (3) the aggregate Option Cancellation Payment payable to the Paying Agent (for the benefit of the holders of Company Options) pursuant to Section 1.2(c)(iii), and (4) the aggregate amounts payable to the Paying Agent (for the benefit of holders of the Company Warrants) pursuant to Section 1.2(c)(iv). The Consideration Certificate shall also set forth the wire transfer or other payment instructions with respect to the payments to be made pursuant to Sections 1.2(c)(i) and (ii). All of the calculations and amounts set forth in the Consideration Certificate shall be deemed to be conclusive and binding on the parties absent manifest error; provided, that the Company shall provide Parent with reasonable documentation in support of the amounts set forth on the Consideration Certificate as requested by Parent. The Company represents and warrants to Parent that each of the amounts set forth on Schedule 1.2(c)(i) and Schedule 1.2(c)(ii) of the Disclosure Letter represent true, complete and correct estimates, as of the date set forth on such Schedule or, if no date is specified, as of the date of this Agreement, of the corresponding amounts to be set forth on the Consideration Certificate, and that each of the amounts set forth on Schedules 1.2(c)(iii) and 1.2(c)(iv) of the Disclosure Letter represents a true, complete and correct calculations of the corresponding amounts to be set forth on the Consideration Certificate. The estimates made in Schedule 1.2(c)(ii) of the Disclosure Letter have been made based upon the Company's good faith and are believed by the Company to be reasonable and accurate as of the date of this Agreement. There is no written or oral contract or arrangement between the Company and any other Person which served or should serve as a basis for Schedule 1.2(c) of the Disclosure Letter that is not set forth therein. It is understood that the actual amounts set forth on the Consideration Certificate with respect to the items set forth on
Schedule 1.2(c)(i) of the Disclosure Letter (solely with respect to interest amounts accrued as of the Effective Time) and 1.2(c)(ii) of the Disclosure Letter are expected to differ from the estimates set forth on such Schedule.

     (d) Subject to the terms and conditions of this Agreement, at and in connection with the Closing:

          (i) as soon as practicable after the Effective Time, the Paying Agent shall deliver to each holder of Company Stock who, in accordance with Section 1.10(b), has delivered to the Paying Agent a duly executed Letter of Transmittal and surrendered the applicable Certificate or Certificates an aggregate amount in cash equal to the product of the number of shares represented by such Certificate or Certificates and the applicable Per Share Merger Consideration, without interest thereon;

          (ii) immediately after the Effective Time, the Surviving Corporation shall issue to its direct parent company a stock certificate or certificates representing that number of shares of Surviving Corporation Common Stock equal to the number of all outstanding shares of MergerCo Common Stock in exchange for the certificate or certificates which formerly represented all outstanding shares of MergerCo Common Stock, which shall be canceled and converted pursuant to Section 1.3(c);

     1.3. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holders of any shares of Company Stock, or of the MergerCo Common Stock:

     (a) Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Stock held as treasury stock and the Dissenting Shares) shall be converted into the right to receive the Per Share Merger Consideration. The issued and outstanding Company Stock, when converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration applicable to such Company Stock upon the surrender of such Certificate in the manner provided in and in accordance with Section 1.2(d).

     (b) All shares of Company Stock that are held by the Company as treasury stock or otherwise, or by any wholly owned Subsidiary of the Company, shall be canceled and retired and shall cease to exist and no Per Share Merger Consideration shall be delivered in exchange therefor.

     (c) Each share of MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). From and after the Effective Time, each outstanding certificate theretofore representing shares of MergerCo Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of MergerCo Common Stock shall have been converted.

     1.4. Company Warrants. Subsequent to the date of this Agreement but prior to the Closing, the Company will enter into a supplement to the Warrant Agreement (the "Supplemental Warrant Agreement") to provide for the treatment of the Company Warrants set forth in Section 4.04(a) of the Warrant Agreement or as otherwise agreed to by the holders of the Company Warrants (which other treatment shall be no more beneficial for the holders of Company Warrants than the treatment currently set forth in Section 4.04(a) of the Warrant Agreement). The Company will take or cause to be taken all actions necessary to give effect to the Supplemental Warrant Agreement.

     1.5. Cancellation of Company Options. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

     (a) each Company Option granted under the Stock Incentive Plan or Other Director Agreements and outstanding as of the Effective Time (whether or not then vested and exercisable) shall be cancelled in exchange for a single lump sum cash payment, which shall be paid by the Paying Agent from the funds delivered to it pursuant to Section 1.2(c)(iii) as soon as practicable, but in no event more than 5 days following the Effective Time, equal to (x) the excess, if any, of the Per Share Merger Consideration over the Exercise Price per share of such Company Option, multiplied by (y) the number of shares of Company Stock covered by such Company Option immediately prior to the Effective Time (the "Option Cancellation Payment"). For purposes of clarity, each Company Option for which no Option Cancellation Payment is due shall be cancelled at the Effective Time; and

     (b) the Option Cancellation Payment shall be made, without interest thereon, by wire transfer of immediately available funds;

     (c) the Paying Agent shall deduct and withhold, or cause to be deducted or withheld, from any Option Cancellation Payment made hereunder, such amounts as are required to be deducted and withheld under the Code, or any provision of applicable U.S. federal, state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of Company Options in respect of which such deduction and withholding was made.

     1.6. Payment of Indebtedness.

     (a) Company Notes.

          (i) Between the date hereof and the Closing, the Company shall commence a contingent Offer to Purchase all of the outstanding Series A Notes and Series B Notes (collectively, the "Pre-Closing Offers to Purchase") at 101% of the principal amount thereof, plus accrued interest thereon (if any) to the Payment Date (the "Offer Price"). Each Pre-Closing Offer to Purchase shall (v) state that it is contingent upon the occurrence of the Closing and that the Pre-Closing Offer to Purchase shall be of no effect if this Agreement is terminated or the Closing does not occur, (w) provide that the "Payment Date" (as used in the Company Notes) for purposes of each Pre-Closing Offer to Purchase shall be the Closing Date, (x) seek a waiver of the requirement to make a subsequent Change of Control Offer to Purchase pursuant to Section 4.12 of the Indentures, (y) seek, to the extent necessary, the Indenture Amendments and (z) be conducted in a manner and pursuant to documentation to be mutually agreed upon in good faith by both Parent and the Company.

          (ii) Between the date hereof and the Closing, the Company shall commence separate consent solicitations (the "Consent Solicitations") with respect to each of the Indentures, as described in Schedule 1.6(a) of the Disclosure Letter. The Consent Solicitations shall be conducted in accordance with Schedule 1.6(a) of the Disclosure Letter and, unless otherwise specifically provided for therein, all actions to be taken in connection therewith by the Company shall be mutually determined by Parent and the Company in the exercise of their respective reasonable judgment.

          (iii) Immediately prior to the Effective Time, in accordance with
     Section 1.2(c)(i), the Company shall (x) pay to the Paying Agent an amount sufficient to pay the Offer Price for all Series A and Series B Notes tendered pursuant to the Pre-Closing Offers to Purchase and (y) deposit with the indenture trustee for the Series A Notes and the indenture trustee for the Series B Notes the amounts required under
     Article 8 of the Indentures to defease the Company Notes (if any) that were not tendered pursuant to the Pre-Closing Offers to Purchase.

     (b) Argentina Financing Agreement.

     Immediately prior to the Effective Time, in accordance with Section 1.2(c)(i), either (i) the Company will prepay in full the Obligations outstanding under the Argentina Financing Agreement pursuant to Section 3.2(b) thereof and simultaneously terminate the Argentina Financing Agreement or (ii) at the option of Parent, Parent will purchase or cause an Affiliate of Parent to purchase the indebtedness underlying the Argentina Financing Agreement for the same amount as the amount of the payment in clause (i). The Company shall take all actions necessary prior to the Effective Time to effect such prepayment.

     (c) Brazil Financing Agreement.

     Immediately prior to the Effective Time, in accordance with Section 1.2(c)(i), either (i) the Company will prepay in full the obligations outstanding under the Brazil Financing Agreement pursuant to Section 3.2(b) thereof and simultaneously terminate the Brazil Financing Agreement or (ii) at the option of Parent, Parent will purchase or cause an Affiliate of Parent to purchase the indebtedness underlying the Brazil Financing Agreement for the same amount as the amount of the payment in clause (i). The Company shall take all actions necessary prior to the Effective Time to effect such prepayment.

     (d) Other Specified Financing Agreements.

     Immediately prior to the Effective Time, in accordance with Section 1.2(c)(i), either (i) the Company will prepay in full the obligations outstanding under the Other Specified Financing Agreements pursuant to the terms thereof and simultaneously terminate such Other Specified Financing Agreements or (ii) at the option of Parent, Parent will purchase or cause an Affiliate of Parent to purchase the indebtedness underlying the Other Specified Financing Agreements for the same amount as the amount of the payment in clause (i) (other than, in each of clauses (i) and (ii), such Other Specified Financing Agreements as Parent has elected to not satisfy or defease as of the Effective Time). The Company shall take all actions necessary prior to the Effective Time to effect such prepayment.

     1.7. Certificate of Incorporation; By-Laws.

     (a) From and after the Effective Time, the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Company in effect immediately prior to the Effective Time, until thereafter amended as provided by applicable Law.

     (b) From and after the Effective Time, the by-laws of the Surviving Corporation shall be the by-laws of the Company in effect immediately prior to the Effective Time, until thereafter amended as provided by applicable Law.

     1.8. Directors and Officers of the Surviving Corporation.

     (a) The directors of MergerCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

     (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

     1.9. Dissenting Stockholders.

     (a) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Stock held by a Person (a "Dissenting Stockholder") who does not vote to adopt this Agreement and who properly demands appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in
Section 1.3, but shall, as of the Effective Time, be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses his or her right to appraisal, such Dissenting Stockholder's shares of Company Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement and such holder's shares of Company Stock shall thereupon be deemed to have been converted, at the Effective Time, without interest as described in Section
1.3. Persons who have perfected statutory rights with respect to Dissenting Shares as aforesaid will not be paid by the Surviving Corporation as provided in this Agreement and will have only such rights as are provided by the appraisal rights provisions of the DGCL (the "Appraisal Rights Provisions") with respect to such Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if Parent, MergerCo or the Company abandon or are finally enjoined or prevented from carrying out, or the stockholders rescind their adoption and approval of, this Agreement, the right of each holder of Dissenting Shares to receive the fair value of such Dissenting Shares in accordance with the Appraisal Rights Provisions will terminate, effective as of the time of such abandonment, injunction, prevention or rescission.

     (b) The Company shall give Parent and MergerCo (i) prompt notice of any demands for appraisal of shares of Company Stock, withdrawals of any such demands and any other related instruments served pursuant to the DGCL received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands, and the Company shall not, without the prior written consent of Parent, which consent will not be unreasonably withheld, make any payment with respect to, or settle, offer to settle any such demands or agree or commit to do any of the foregoing.

     1.10. Paying Agent.

     (a) Notices to Stockholders. As promptly as practicable after the Effective Time, the Surviving Company shall, or shall cause the Paying Agent to, mail to each holder of record of Company Stock on the applicable record date (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss of the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in customary form and have such other provisions as the Company may reasonably specify (the "Letter of Transmittal"), and (ii) instructions for effecting the surrender of such Certificates for payment.

     (b) Letters of Transmittal. After the Effective Time, upon surrender of a Certificate to the Paying Agent together with the applicable transmittal documents, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefore the applicable Per Share Merger Consideration multiplied by the number of shares represented by such Certificate, without any interest thereon. In the event of a transfer of ownership of shares of Company Stock that is not registered in the transfer records of the Company, payment may be made with respect to such shares to such a transferee if the Certificate representing such shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Share Transfer Books. At and after the Effective Time, there shall be no transfers on the share transfer books of the Company of any shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates of the Company are presented to the Surviving Corporation, they shall be cancelled and the shares of Company Stock represented thereby shall be converted as provided in Section 1.3.

     (d) Withholdings. The Paying Agent, the Company and the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from the amounts payable pursuant to this Agreement such amounts as the Paying Agent, the Company or the Surviving Corporation, as applicable, is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of the United States federal, state, local or foreign tax laws. To the extent that amounts are so withheld by Paying Agent, the Company or the Surviving Corporation, such amounts withheld shall be treated for all purposes of this Agreement as having been paid to the appropriate payee in respect of which such deduction and withholding was made by the Paying Agent, Company or the Surviving Corporation.

     (e) Unclaimed Consideration. Six months after the Effective Time, the Surviving Corporation shall cause the Paying Agent to deliver any portion of the Per Share Merger Consideration that it holds and that remains unclaimed to the Surviving Corporation. Any holder of Company Stock immediately prior to the Effective Time who has not theretofore complied with this Section 1.10 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of any portion of the Per Share Merger Consideration that may be payable upon surrender of any Certificates such holder holds, as determined pursuant to this Agreement, as a general creditor and without any interest thereon.

     (f) No Liability. None of the Company, the Surviving Corporation, Parent and their Affiliates, the Paying Agent or any other Person shall be liable for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Company or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation shall direct the Paying Agent to issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration payable in respect of the shares of Company Stock represented thereby pursuant to this Agreement.

                                ARTICLE II

                       REPRESENTATIONS AND WARRANTIES
                               OF THE COMPANY

     Except as (i) set forth in that certain letter, dated as of the date of this Agreement, from the Company to Parent and MergerCo (the "Disclosure Letter"), (ii) disclosed in any Company Reports filed with the Securities and Exchange Commission on or after January 1, 2006 and prior to the date hereof (each, a "Recent Company Report") excluding (a) all exhibits (other than press releases filed as exhibits to any such Recent Company Report) and (b) all disclosures in any "Risk Factors" section contained in any of the Recent Company Reports or (iii) contemplated under this Agreement, the Company and each of its Subsidiaries, jointly and severally, represent and warrant to Parent and MergerCo as follows:

     2.1. Corporate Status, etc.

     (a) Organization. Schedule 2.1(a) of the Disclosure Letter lists all of the Company's Subsidiaries and their respective jurisdictions of incorporation. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the failure to be so qualified would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (b) Authorization, etc. The Company has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and this Agreement is the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally and by the availability of equitable remedies generally and, subject, in the case of the Merger, to the receipt of Stockholder Approval. Except as set forth on Schedule 2.1(b) of the Disclosure Letter, no vote of any holders of any class or series of Company Stock is necessary to approve the Merger and the transactions related thereto. The Company Board has unanimously (A) determined that the Merger is fair to, and in the best interests of, the Company and its Stockholders, approved and declared advisable this Agreement and the Merger and, subject to the provisions of Section 4.8(b) below, resolved to recommend adoption of this Agreement to the holders of Company Stock (the "Company Recommendation"), (B) directed that this Agreement be submitted to the Stockholders for Stockholder Approval and (C) received the opinion of its financial advisor, Goldman Sachs, to the effect that the Per Share Merger Consideration is fair from a financial point of view to the Stockholders.

     (c) Prior to the date of this Agreement, the Board of Directors of the Company has taken all action necessary so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement or the transactions contemplated hereby or thereby, including the Merger, without any further action on the part of the Stockholders and the Board of Directors of the Company. True and complete copies of all resolutions of the Board of Directors of the Company reflecting such actions have been previously provided to Parent. No other state takeover statute is applicable to the Merger.

     2.2. Capitalization.

     (a) Common and Preferred Stock. The authorized Company Stock consists of 50,000,000 shares of common stock, par value $0.01 per share, all of which have been duly authorized, of which 10,120,685 shares are outstanding, which shares have been validly issued and are fully paid and nonassessable. In addition, 5,000,000 shares of preferred stock, with a par value of $0.01 per share have been duly authorized, however no preferred stock has been issued by the Company. The issued and outstanding capital stock of each of the Company's Subsidiaries is listed on Schedule 2.1(a) of the Disclosure Letter. Except as set forth on Schedule 2.1(a) of the Disclosure Letter, the Company owns directly or indirectly all of the outstanding shares of capital stock of such Subsidiaries, free and clear of all Liens, other than Liens created by Parent or any of its Affiliates. All such shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than as set forth in this Section 2.2, there are no other authorized or issued equity securities or interests of the Company or issued equity securities or interests of its Subsidiaries.

     (b) Convertible Instruments. The Company has granted or issued and has outstanding:

          (i) Company Options under (a) the Stock Incentive Plan relating to 1,834,138 shares of Company Stock and (b) the Other Director Option Agreements relating to 82,546 shares of Company Stock, which will be vested and exercisable as of the Effective Time (unless earlier canceled in accordance with their terms);

          (ii) Company Warrants relating to 3,257,178 shares of Company
     Stock;

          (iii) Series A Notes convertible into 4,963,748 shares of Company Stock; and

          (iv) Series B Notes convertible into 1,107,147 shares of Company
     Stock.

     The Exercise Price of each tranche of Company Options, Company Warrants, Series A Notes and Series B Notes is set forth on Schedule 2.2(b) of the Disclosure Letter.

     (c) Agreements with Respect to Company Stock, etc. Other than as set forth in the certificate of incorporation of the Company or the Organizational Documents of its Subsidiaries, or in Section 2.2(b) hereof, there are no (i) preemptive or similar rights on the part of any holders of any class of securities of the Company or any of its Subsidiaries; (ii) subscriptions, options, warrants, conversion, exchange or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company or any of its Subsidiaries, contingently or otherwise, to issue or sell, or cause to be issued and sold, any shares of or other interest in capital stock of any class of the Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares; (iii) stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries is bound relating to the voting, purchase, redemption or other acquisition of any shares of the capital stock of the Company or any of its Subsidiaries; or (iv) outstanding dividends, whether current or accumulated, due or payable on any of the capital stock of the Company or any of its Subsidiaries.

     (d) Equity Interests. Except for its Subsidiaries, the Company does not own any capital stock of or other equity securities or interests in any other Person. The Company is not a party to any stockholder agreements, voting trusts or other agreements or understandings relating to the voting, purchase, redemption or other acquisition of any shares of capital stock or equity interests in any other Person.

     2.3. Conflicts, Consents.

     (a) Conflicts. The execution and delivery of this Agreement by the Company, and the performance of its obligations hereunder (i) do not conflict with the Organizational Documents of the Company or any of its Subsidiaries, (ii) subject to obtaining the Consents referred to in Section 2.3(b), do not conflict with, violate, breach or result in a default under (with or without the giving of notice or the lapse of time), give rise to a right of termination, of any obligation or to the loss of any benefit under, any Permit or any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties or assets are bound or result in the creation or imposition of any Liens other than Liens created by or resulting from the actions of Parent, MergerCo or any of its Affiliates, or (iii) subject to obtaining the Consents referred to in Section 2.3(b), violate any law applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii) such conflicts, violations, breaches, defaults, terminations, cancellations, modifications, accelerations, losses of benefits and Liens that would not, individually or in the aggregate, reasonably be expected to (A) have or result in a Material Adverse Effect,
(B) prevent, materially delay or materially impede consummation of the Merger and the transactions contemplated hereby or (C) impair in any material respect the ability of the Company to perform its obligations hereunder.

     (b) Consents. Except for (i) compliance by the Company or its Subsidiaries with such antitrust and competition Law requirements described in Schedule 2.3(b) of the Disclosure Letter; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL; (iii) the filings with the SEC of the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and the Securities Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (iv) compliance by the Company or its Subsidiaries with the Federal Communications Act of 1934 (as amended by the Telecommunications Act of 1996) and such state and foreign telecommunications Law requirements described in Schedule 2.3(b) of the Disclosure Letter; and (v) any consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Person (other than any of the foregoing addressed in clauses (i) through (iv) above), the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to (A) have or result in a Material Adverse Effect, (B) prevent, materially delay or materially impede consummation of the Merger and the transactions contemplated hereby or (C) impair in any material respect the ability of the Company to perform its obligations hereunder, no Consent of or with any Governmental Entity or Person is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the performance of its obligations hereunder.

     2.4. SEC Filings; Financial Statements.

     (a) The Company has filed or furnished, as applicable, with the SEC on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since March 25, 2003 (the "Applicable Date") (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the "Company Reports"). No Subsidiary of the Company is required to file or furnish any forms, statements, certifications, reports or documents with, or make any other filing with, or furnish any other material to, the SEC. Each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date hereof and up to the Effective Time will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Except as set forth on Schedule 2.4(a) of the Disclosure Letter, as of the date of this Agreement, except to the extent that information contained in any Recent Company Report filed and publicly available prior to the date of this Agreement has been revised or superseded by a later filed Company Report, none of the Recent Company Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company has made available to Parent copies of all comment letters received by the Company from the SEC since March 25, 2003, and relating to the Company Reports, together with all written responses of the Company thereto.

     (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, comprehensive (loss) income, stockholders' (deficiency) equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or in the case of Company Reports filed after the date hereof, will fairly present the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. The Company has furnished to Parent its monthly unaudited financial report for the Company and its Subsidiaries (including the balance sheet and income statement) for the month ended August 31, 2006. Such monthly unaudited financial report fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and the results of its operations for the period then ended (subject to notes and normal year-end audit adjustments that will not be material in amount or effect).

     2.5. Absence of Undisclosed Liabilities.

     (a) Except (i) as set forth, reflected or reserved against in the consolidated balance sheet (including the notes thereto) of the Company as of December 31, 2005 included in its annual report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2005, (ii) as set forth, reflected or reserved against in any consolidated balance sheet (including the notes thereto) of the Company included in any other Company Report filed with the SEC after the filing date of such annual report on Form 10-K for the fiscal year ended December 31, 2005 and prior to the date hereof,
(iii) for liabilities and obligations incurred since December 31, 2005 in the ordinary course of business and consistent with past practice, and, with respect to liabilities incurred after the date of this Agreement, not otherwise prohibited pursuant to this Agreement, (iv) for liabilities and obligations incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement, or (v) as set forth on
Schedule 2.5(a) of the Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for such liabilities and obligations which would not reasonably be expected to have or result in, individually or in the aggregate, liabilities in excess of $5,000,000.00.

     (b) Except as expressly contemplated under this Agreement, there is no transaction or commitment or arrangement between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that would have been required to be publicly disclosed as part of a registration statement under the Securities Act that is not disclosed in a Company Report.

     2.6. Information Provided. The information with respect to the Company to be supplied by or on behalf of the Company for inclusion in the Proxy Statement to be sent to the Stockholders in connection with the Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to Stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. If at any time prior to the Stockholders Meeting any fact or event relating to the Company or any of its Subsidiaries which should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Parent of such fact or event. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

     2.7. Absence of Certain Changes. Other than in connection with or arising out of this Agreement, or the transactions and the other agreements contemplated hereby, since December 31, 2005, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of such businesses consistent with past practices and there has not been:

     (a) any change in the financial condition, properties, assets, liabilities, business or results of their operations or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to December 31, 2005) which would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect;

     (b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, which is not covered by insurance and that has or would reasonably be expected to result in damages or losses in excess of $100,000.00 individually, or $375,000.00 in the aggregate.

     (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary to the Company or to any wholly-owned Subsidiary of the Company), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

     (d) except as required by GAAP and disclosed in the Disclosure Letter or a Recent Company Report, any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries;

     (e) (A) any increase in the compensation or benefits payable or to become payable to its present or former directors, officers or employees (except, with respect to those employees who are not the forty most highly compensated employees of the Company or any of its Subsidiaries, for increases in salary or wage rates in the ordinary course of business and consistent with past practice) or (B) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except for, in the case of (A) or (B), (i) any employment agreement with non-executive employees of the Company or its Subsidiaries entered into in the ordinary course of business and consistent with past practice or to the extent required by applicable laws and providing for payments in respect of any individual employee not in excess of $100,000.00 in any year, and (ii) any liabilities accrued after the date of this Agreement expressly permitted under Section 4.1(h);

     (f) any action taken by the Company that, if taken after the date hereof, would constitute a breach of the covenants contained in Sections 4.1(c), (e), (f), (g) or (j); or

     (g) any agreement by the Company to do any of the foregoing.

     2.8. Tax Matters. Except for matters that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) each Tax Return required to have been filed by the Company or any of its Subsidiaries has been filed, all such Tax Returns are true and complete in all respects, and all Taxes due and payable have been timely paid, except such Taxes that the Company or any of its Subsidiaries is contesting in good faith and for which an adequate reserve has been established in the Company's financial statements included in a Recent Company Report or as set forth on Schedule 2.8 of the Disclosure Letter,
(b) no written agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes payable by the Company or any of its Subsidiaries is in effect as of the date hereof, (c) neither the Company nor any of its Subsidiaries is, as of the date hereof, the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the IRS or any other taxing authority) within which to file any Tax Return not previously filed and (d) as of the date hereof there are no pending audits of any Tax Return of the Company or any of its Subsidiaries and the Company has not received written notice of any unresolved questions or claims concerning its Tax liability or the Tax liability of any of its Subsidiaries except as set forth on Schedule 2.8 of the Disclosure Letter. All material Employment and Withholding Taxes required to be paid or withheld by or on behalf of the Company or any of its Subsidiaries have been timely paid or, if not yet due, properly set aside in accounts for such purpose. None of the Company or any of its Subsidiaries has received written notice from any governmental agency in a jurisdiction in which such entity does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction. None of the Company or any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date or (iv) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign Tax Law). Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement, nor is the Company or any of its Subsidiaries liable for the Taxes of any Person other than the Company and its Subsidiaries. None of the Company or any of its Subsidiaries nor any of their Affiliates or predecessors by merger or consolidation has within the past two (2) years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code. Except as set forth on Schedule 2.8 of the Disclosure Letter, there are no liens for Taxes (other than Permitted Liens) on any of the assets of the Company or any of its Subsidiaries. Except as set forth on
Schedule 2.8 of the Disclosure Letter, as of the date of the Company's financial statements included in its annual report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2005, the unpaid Taxes of the Company and its Subsidiaries do not exceed by a material amount the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in such financial statements, and since such date, the Company and its Subsidiaries have not incurred any material liability for Taxes outside the ordinary course of business. No foreign Subsidiary of the Company is a successor in interest of an entity taxed as a U.S. corporation.

     2.9. Litigation. Except as reflected or reserved against in the Company's consolidated balance sheet (and the notes thereto) included in the Company Reports filed prior to the date hereof, there is no judicial or administrative action, claim, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in each case, before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. There is no judicial or administrative action, claim, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in each case, before any Governmental Entity seeking to limit or enjoin in any material respect (a) the type of business in which the Company or its Subsidiaries may engage, (b) the manner or locations in which the Company or its Subsidiaries may engage in any business or (c) the use by the Company or its Subsidiaries of any licenses (excluding all licenses provided for in Section 2.18) or software necessary for the operation of the businesses of the Company or its Subsidiaries.

     2.10. Compliance with Laws, Permits and Licenses.

     (a) The businesses of the Company and its Subsidiaries have not been conducted in violation of any law, statute, rule, regulation, judgment, order, decree, permit, concession, franchise or other governmental authorization or approval applicable to it or to any of its properties issued by any Governmental Entity, and none of the Company or any of its Subsidiaries is in receipt of any written notice of any such violation, except, in each case, for violations which would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (b) None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any directors, officers, agents or employees of the Company or any of its Subsidiaries has (on behalf of the Company or any of its Subsidiaries) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or otherwise violated of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     (c) Neither the Company nor any of its Subsidiaries is subject to any material outstanding final judgments, orders, writs, injunctions or decrees.

     (d) Less than 25% of the total consolidated annual revenue of the Company and its Subsidiaries for the fiscal year ended December 31, 2005 was obtained from the provision of voice, local or data products to customers in North America.

     (e) This Section 2.10 does not relate to tax matters, employee benefits matters or environmental matters, which are provided for exclusively in Sections 2.8, 2.11 and 2.17, respectively.

     2.11. Employee Benefits.

     (a) Company Benefit Plans; Employment Agreements. Schedule 2.11(a) of the Disclosure Letter sets forth a complete and accurate list of each material Plan that is sponsored, maintained, established or contributed to by the Company or any of its Subsidiaries and under which any current or former officer, director, employee or independent contractor of the Company or any of its Subsidiaries, or the beneficiaries or dependents of any such Person, is or will become eligible to participate or derive a benefit, or under which the Company or any of its Subsidiaries has any present or future liability (collectively, whether or not material, the "Company Benefit Plans"). In addition, Schedule 2.11(a) of the Disclosure Letter sets forth all written employment, severance, retention, termination, change of control and other similar agreements other than any such agreement (a) (x) that, by its terms may be terminated or canceled by the Company or any Subsidiary with notice of not more than the greater of 120 days and the period of notice required under applicable law, in each case without penalty and (y) providing for the payment of annual salary and bonus or severance payments less than $15,000.00 in any one case or (b) are required by Law ("Company Employment Agreements").

     (b) Compliance; Liability. Each Company Benefit Plan has been established, operated and administered in accordance with its terms and in compliance with applicable Law, except for any failure to do so that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. All material contributions required to have been made by the Company and its Subsidiaries under any Company Benefit Plan have been made by the due date therefor (including any extensions). Except as set forth on Schedule 2.12 of the Disclosure Letter, there is no pending or, to the Knowledge of the Company, threatened material legal action, suit or claim (other than routine claims for benefits), nor any administrative investigation, audit or other administrative proceeding by any Governmental Entity relating to the Company Benefit Plans. The Company and its Subsidiaries have engaged in no transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction has expired as of the date hereof, would reasonably be expected to subject the Company and its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA that would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of any Company Employment Agreement, except for any such breach that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (c) Tax Qualification. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each related trust is exempt from taxation under
Section 501(a) of the Code, and, to the Knowledge of the Company, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status that cannot be corrected without material liability.

     (d) Title IV of ERISA; Post-Retirement Benefits. Neither the Company nor any ERISA Affiliate has incurred any material liability under Title IV of ERISA, and no event or transaction or condition has occurred that would result in any material liability to the Surviving Corporation or any ERISA Affiliate following the Closing. No Company Benefit Plan is a "multiemployer plan" as defined in Section 3(37) of ERISA or "multiple employer plan" under Section 4063 of ERISA. No Company Benefit Plan provides retiree welfare benefits, and neither the Company nor any of its Subsidiaries has any obligation to provide any retiree welfare benefits other than as required pursuant to Section 4980B of the Code or other applicable Laws.

     (e) Triggering Events. Except as set forth in Schedule 2.11(e) of the Disclosure Letter, neither the execution of this Agreement, the performance of the obligations hereunder by the Company or its Subsidiaries, nor the consummation of the Merger (whether alone or in connection with any other events) could (i) result in a payment or provision of any benefit or other right, or cause the increase in or accelerated vesting of any payment, benefit or other right, under any Company Benefit Plan or under any Company Employment Agreement, or (ii) result in any payment or provision of any benefit or other right under any Company Benefit Plan or under any Company Employment Agreement that would be non-deductible by reason of Section 280G or 4999 of the Code.

     (f) Non-U.S. Employees. With respect to any current or former officer, director, employee or independent contractor of the Company or any of its Subsidiaries that performs services or that is employed outside of the United States (each, a "Non-US Employee"), or beneficiaries or dependents thereof, and with respect to any Company Benefit Plan maintained for the benefit of such persons (each, a "Non-US Plan"): (i) if intended to qualify for special tax treatment, each Non-US Plan meets all requirements for such treatment, except for such failure to meet such requirements that can be corrected without material liability, (ii) if required by applicable Law or applicable accounting practice to be funded and/or book reserved, each Non-US Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (iii) no material liability exists or could reasonably be imposed upon the assets of the Company or any of its Subsidiaries by reason of a Non-US Plan or any Company Benefit Plan outside of the United States (including, without limitation, any such liability due to the failure of any Non-US Plan to comply with applicable Law or the failure by the Company or any of its Subsidiaries to make any required contribution to any such Non-US Plan).

     (g) Documents. With respect to each Company Benefit Plan, the Company has made available to Parent true and complete copies of the following documents (or, to the extent that no such copy exists, an accurate description thereof), to the extent applicable: (i) the most recent Plan document and all amendments thereto; (ii) the most recent trust instrument and insurance contracts; (iii) the most recent Form 5500 and attached schedules filed with the IRS; (iv) the most recent summary plan description; and (v) the most recent determination letter issued by the IRS, audited financial statement and actuarial valuation report. The Company has made available to Parent true and complete copies of the Company Employment Agreements an all amendments thereto.

     2.12. Labor Matters. No labor strike, material labor dispute, or concerted work stoppage is currently pending or, to the Knowledge of the Company, threatened against the Company. Except as set forth in Schedule 2.12(a) of the Disclosure Letter, the Company is in compliance with all applicable labor laws in connection with the employment of its employees, except for such non-compliance that individually or in the aggregate would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Except as set forth in Schedule 2.12(b) of the Disclosure Letter, (i) the Company is neither party to nor bound by any Contract or other agreement with any labor union representing its employees or collective bargaining agreement and, (ii) to the Knowledge of the Company, there are no activities or proceedings of any labor union to organize any such employees.

     2.13. Real Property; Tangible Property.

     (a) Schedule 2.13(a) of the Disclosure Letter lists all material items of real property owned by the Company or its Subsidiaries (the "Owned Real Property") or real property leased by the Company or its Subsidiaries (the "Leased Real Property") with an annual rental of at least $20,000.00. The Company and its Subsidiaries have good and marketable title to the Owned Real Property listed on Schedule 2.13(a) of the Disclosure Letter and valid leasehold interests in the Leased Real Property listed on Schedule 2.13(a) of the Disclosure Letter, in each case free and clear of all Liens except for Permitted Liens.

     (b) The Owned Real Property and the Leased Real Property, together with easements appurtenant thereto, include all of the material real property used or held for use in connection with or otherwise required to carry on the business of the Company and its Subsidiaries, as currently conducted.

     (c) Schedule 2.13(a) of the Disclosure Letter contains a complete and correct list of all real property leases relating to the Leased Real Property to which the Company or any of its Subsidiaries is a party or is bound with an annual rental of at least $20,000.00 (the "Leases"). The Company has made available to Parent correct and complete copies of the Leases. Each of the Leases (including any option to purchase contained therein) is in full force and effect and is enforceable against the landlord which is party thereto in accordance with its terms, and there exists no default or event of default (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries under any Leases, except for such failures to be in full force and effect and defaults as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (d) Except as set forth on Schedule 2.13(d) of the Disclosure Letter, the Company and its Subsidiaries have legal and beneficial ownership of all of their respective tangible personal property and assets included in the Company's financial statements for the fiscal year ended December 31, 2005 included in its annual report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2005, except for properties and assets disposed of in the ordinary course of business and consistent with past practice since the date of such financial statements, in each case free and clear of all Liens other than Permitted Liens.

     (e) Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and its Subsidiaries own or have the right to use all of the properties and assets necessary for the conduct of their business as currently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purpose for which it is currently used.

     2.14. Intellectual Property.

     (a) Schedule 2.14(a) of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all material issued patents, pending patent applications, trademark and service mark registrations and applications therefor, and copyright registrations and applications, in each case, that are owned by the Company or any of its Subsidiaries (collectively, "Owned Intellectual Property"). With respect to each item of Owned Intellectual Property, (i) the Company is the sole and exclusive owner and possesses all right, title, and interest in and to the item in the listed country or jurisdiction, free and clear of any Lien (other than Permitted Liens); (ii) the item has not been abandoned or canceled; and
(iii) no claim, action, or proceeding is pending or, to the Knowledge of Company, is threatened, that challenges the legality, validity, enforceability, registration, use, or ownership of the item in the listed country or jurisdiction, which claim, action or proceeding would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. There is no claim, action or proceeding pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries alleging that the use of the Owned Intellectual Property by the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates the Intellectual Property rights of any third party, which claim, action or proceeding would, if found to be merited, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. To the Knowledge of the Company, the Owned Intellectual Property is in full force and in effect.

     (b) Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company owns or has the right to use, without payments to any other Person except pursuant to a license or similar Contract, all Intellectual Property used, or held for use in, the operation of the business of the Company as the business is presently conducted. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company is taking or has taken all actions that are required to maintain, and all actions that it reasonably believes are required to protect, each item of Intellectual Property owned or used by the Company in its business.

     (c) To the Knowledge of Company, no Person has infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company during the past two (2) years (or earlier if not resolved), which infringement, misappropriation or conflict would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (d) Schedule 2.14(d) of the Disclosure Letter sets forth a list, as of the date hereof, of all material written license agreements (other than non-exclusive licenses of "off the shelf" computer software and non-exclusive licenses of Intellectual Property incidental to the provision or purchase of products and services in the ordinary course of the business of the Company or any of its Subsidiaries) pursuant to which (i) the Company or any of its Subsidiaries has licensed the Owned Intellectual Property to third parties, or (ii) third parties have licensed Intellectual Property to the Company or any of its Subsidiaries, in each case, that are necessary for the conduct of the business of the Company or any of its Subsidiaries as currently conducted (collectively, "IP Licenses"). The Company has made available to Parent copies of all of the IP Licenses. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party thereto, is in default under any IP License, and each IP License is in full force and effect as to the Company or such Subsidiary thereof and, to the Knowledge of the Company, as to each other party thereto, except for such defaults and failures to be so in full force and effect as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     2.15. Contracts. Schedule 2.15 of the Disclosure Letter sets forth a list of all Material Contracts. The term "Material Contracts" means all of the following types of Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound as of the date hereof (other than Organizational Documents of any of the Company's Subsidiaries, agreements related to employee benefits, agreements related to labor matters, real property leases and agreements related to Intellectual Property, the last four of which are provided for in Sections 2.11, 2.12, 2.13, and 2.14, respectively):

     (a) (i) mortgages, indentures, loan or credit agreements, security agreements, and other agreements and instruments relating to the borrowing of money or (ii) relating to the extension of credit, other than, in the case of this clause (ii), in the ordinary course of business and consistent with past practice and in excess of $10,000;

     (b) joint venture and limited partnership agreements (other than limited partnerships of which the Company owns 100% of the partnership interests);

     (c) asset purchase agreements and other acquisition or divestiture agreements relating to the acquisition or disposition by the Company or its Subsidiaries of material assets and properties (other than in the ordinary course of business), which were entered into by the Company or its Subsidiaries after March 25, 2003;

     (d) other than as set forth in Section 2.2(b), stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries is bound relating to the voting, purchase, redemption or other acquisition of any shares of the capital stock of the Company or any of its Subsidiaries;

     (e) any contract for the provision of voice telephony services between dealer boards (i.e., turrets) to any business customers in the financial services market;

     (f) any Network Contract;

     (g) any contract or agreement purporting to limit in any material respect either the type of business in which the Company or its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business; and

     (h) any contract or agreement other than those described in Sections 2.15(a)-(g) above, involving aggregate annual payments in excess of $500,000.00, to be made by or to the Company or any of its Subsidiaries after the date hereof, and which are not terminable on notice of 120 days or less without payment or penalty by the Company or any of its Subsidiaries.

     The Company has either provided or made available to Parent copies of all of the Material Contracts. Each such Material Contract is a valid and binding agreement of the Company or one of its Subsidiaries and is in full force and effect, and neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person is in default under any Material Contract, except for such failures to be in full force and effect and defaults as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. As of the date of this Agreement, other than as set forth on Schedule 2.15(i) of the Disclosure Letter, the Company has not received a notice of termination or non-renewal with respect to any Material Contract, except with respect to Material Contracts that do not result in aggregate annual revenues or expenditures in excess of $500,000.00. During the period from and after the date of this Agreement until the Effective Time, the Company will provide Parent with notice of its receipt of a notice of termination or non-renewal with respect to any customer contract that provides for aggregate annual revenues in excess of $150,000.00. Other than as set forth on Schedule 2.15(j) of the Disclosure Letter, the Company is not a party to any Contract with any Governmental Entity that (a) is classified by any Law to require protection against unauthorized disclosure and (b) is in support of national security or law enforcement objectives.

     2.16. Insurance. Schedule 2.16 of the Disclosure Letter sets forth a list of the material insurance policies held by, or for the benefit of, the Company and its Subsidiaries as of the date of this Agreement, including the underwriter of such policies and the amount of coverage thereunder.

     2.17. Environmental Matters. To the Knowledge of the Company, the Company and its Subsidiaries have been, and are in, compliance with Environmental Laws, except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect. The representations and warranties set forth in this Section 2.17 shall constitute the only representations and warranties by the company with respect to environmental matters.

     2.18. Communications Regulatory Matters.

     (a) Except as set forth on Schedule 2.18(a)(i) of the Disclosure Letter, the Company and its Subsidiaries have all licenses, Permits, certificates, franchises, consents, waivers, registrations or other regulatory authorizations from each Governmental Entity that regulates telecommunications in each applicable jurisdiction required for the conduct of the Company's business as presently conducted, including, without limitation, (i) the FCC (together with any renewals, extensions or modifications thereof and any additions thereto made as of the Closing Date, the "FCC Licenses"); (ii) the State PUCs (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "State Licenses"); and (iii) the appropriate foreign Governmental Entities (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "Foreign Licenses"), except, in each of clauses (i-iii), where the failure to have such licenses would not be material to the Company, taken as a whole. The FCC Licenses, State Licenses and Foreign Licenses are hereafter collectively referred to as the "Communications Licenses." All of the Communications Licenses held as of the date of this Agreement are set forth on Schedule 2.18(a)(ii) of the Disclosure Letter.

     (b) Each of the Communications Licenses was duly issued, is valid and in full force and effect, has not been suspended, canceled, revoked or modified in any materially adverse manner and is not subject to conditions or requirements that are not generally imposed on such authorizations, except, in each case, which would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (c) Each holder of a Communications License (i) has operated in compliance with all terms thereof in all material respects, including all system build-out requirements; and (ii) is in all material respects in compliance with, and the conduct of its business has been and is in compliance with, the Communications Act and any other applicable Law in all material respects, and each such holder has materially complied with all requirements to file all registrations, statements, documents and reports and paid all fees required by the Communications Act and any other applicable Law except, in each case, as would not be material to the Company, taken as a whole. There is no pending or, to the Knowledge of the Company, threatened action by or before the FCC, any State PUC, or any foreign Governmental Entity to revoke, cancel, suspend, modify or refuse to renew any of the Communications Licenses, and, except as set forth on
Schedule 2.18(c) of the Disclosure Letter, there is not now any issued, outstanding or, to the Knowledge of the Company, threatened, notice by the FCC, any State PUC, or any foreign Governmental Entity of any violation or complaint, or any application, complaint, or proceeding (other than applications, proceedings, or complaints that generally affect the Company's industry as a whole) relating to the business or operations of the Company or any Subsidiary. To the Knowledge of the Company, no Person has asserted in writing to a Governmental Entity that any Communications License should be modified or revoked, or that the Company or any Subsidiary is not in material compliance with any Communications License.

     (d) Except as set forth in Schedule 2.18(d) of the Disclosure Letter, to the Knowledge of the Company (after the exercise of reasonable internal inquiry), no event has occurred which permits the revocation or termination of any of the Communications Licenses or the imposition of any restriction thereon, or that would prevent any of the Communications Licenses from being renewed on a routine basis or in the ordinary course.

     2.19. Brokers. Other than with respect to Persons whose fees and expenses will be paid pursuant to Section 1.2(c)(ii), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of the Company in such manner as to give rise to any valid claim against Parent, MergerCo or the Surviving Corporation for any brokerage or finder's commission, fee or similar compensation.

     2.20. Provision of Documentation. The Company has provided or made available to Parent true and complete copies of all agreements and other documents listed in the Disclosure Letter.

     2.21. Audit Letters. A copy of each audit letter response received by the Company from any attorneys for the Company or any of its Subsidiaries in connection with the preparation of the Company's financial statements or otherwise since January 1, 2006, relating to any litigation pending as of the date of this Agreement to which the Company or any of its Subsidiaries is a party and which deems the Company or any of its Subsidiaries as a defendant or cross-defendant has been provided or made available to Parent.

     2.22. Disclaimer of Other Representations and Warranties; Knowledge.

     (a) THE COMPANY HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR THE BUSINESS OF THE COMPANY OR ANY OF ITS
SUBSIDIARIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE II.

     (b) Without limiting the generality of the foregoing, neither the Company nor any representative of the Company has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business of the Company and its Subsidiaries made available to Parent and MergerCo, including due diligence materials, or in any presentation of the business of the Company and its Subsidiaries by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation or otherwise shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or MergerCo in executing, delivering and performing this Agreement and the transactions contemplated hereby. It is understood that any estimates, projections, budgets or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to any offering memorandum or similar materials made available by the Company and its representatives, are not and shall not be deemed to be or to include representations or warranties of the Company, and are not and shall not be deemed to be relied upon by Parent or MergerCo in executing, delivering and performing this Agreement and the transactions contemplated hereby.

                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND MERGERCO

     Parent and MergerCo, jointly and severally, represent and warrant to the Company as follows:

     3.1. Corporate Status. Parent is a Company duly formed, validly existing and in good standing under the laws of Bermuda. MergerCo is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     3.2. Authorization, etc. Each of Parent and MergerCo has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent and MergerCo of this Agreement have been duly authorized by the board of directors of each of Parent and MergerCo and by Parent as sole shareholder of MergerCo, which constitutes all requisite corporate authorization on the part of Parent for such action. This Agreement has been duly executed and delivered by each of Parent and MergerCo and constitutes the valid and binding obligation of each of Parent and MergerCo, enforceable against each of Parent and MergerCo in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     3.3. No Conflicts; Consents.

     (a) The execution and delivery of this Agreement by each of Parent and MergerCo and the performance of its obligations hereunder (i) do not conflict with the Organizational Documents of Parent or MergerCo, (ii) do not conflict with, violate, breach or result in a default under (with or without the giving of notice or the lapse of time), give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under, any Contract to which Parent or MergerCo is a party or by which any of them or their respective properties or assets are bound or result in the creation or imposition of any Liens, or (iii) do not violate any law applicable to Parent or MergerCo or any of Parent's Affiliates, except in the case of clauses (ii) or (iii) for such conflicts, violations, breaches, defaults, terminations, cancellations, modifications, accelerations, losses of benefits and Liens that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Parent or MergerCo to perform its obligations hereunder.

     (b) No Consent of or with any court, Governmental Entity or third Person, is required to be obtained by Parent or MergerCo in connection with the execution and delivery of this Agreement or the performance of its obligations hereunder, except for such consents contemplated by Section 5.1(c) hereof and except where the failure to do so would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Parent or MergerCo to perform its obligations hereunder.

     3.4. Litigation. There is no judicial or administrative action, claim, suit, proceeding or investigation pending or, to the Knowledge of Parent or MergerCo, threatened against Parent or MergerCo, in each case before any Governmental Entity, that question the validity of this Agreement or any action taken or to be taken by Parent or MergerCo in connection herewith.

     3.5. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of Parent or MergerCo in such manner as to give rise to any valid claim against the Company for any brokerage or finder's commission, fee or similar compensation.

     3.6. Formation of MergerCo; No Prior Activities. MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Closing Date, except for (i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, MergerCo has not incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     3.7. No Knowledge of Misrepresentations or Omissions. As of the date of this Agreement Parent and MergerCo have no Knowledge that any of the representations and warranties of the Company in this Agreement are not true and correct in all material respects, and as of the date of this Agreement Parent and MergerCo have no Knowledge of any material errors in, or material omissions from, the Disclosure Letter.

     3.8. Inspection; No Other Representations. Each of Parent and MergerCo is an informed and sophisticated entity, and has engaged expert advisors experienced in the evaluation and acquisition of companies such as the Company and its Subsidiaries as contemplated hereunder. Each of Parent and MergerCo has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. The Company and its representatives have answered to Parent's and MergerCo's satisfaction all inquiries that Parent, MergerCo or their representatives have deemed necessary to be answered concerning the business of the Company and its Subsidiaries or otherwise relating to the transactions contemplated hereby. Without limiting the generality of the foregoing or Section 2.21, each of Parent and MergerCo acknowledges that
(a) the Company does not make any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Parent or MergerCo of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and its Subsidiaries or (ii) any other information or documents made available to Parent or MergerCo or their counsel, accountants or advisors with respect to the Company, its Subsidiaries or any of their respective businesses, assets, liabilities or operations, except as expressly set forth in this Agreement, and (b) neither Parent nor MergerCo has relied or will rely upon any of the information described in subclauses (i) and (ii) of clause (a) above in executing, delivering and performing this Agreement and the transactions contemplated hereby.

                                ARTICLE IV

                                 COVENANTS

     4.1. Conduct of Business by Company and Its Subsidiaries. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and the its Subsidiaries to the following (except as (i) expressly contemplated by this Agreement, (ii) as set forth in Schedule 4.1 of the Disclosure Letter, (iii) as required by any applicable Law, (iv) as required by a Governmental Entity of competent jurisdiction, (v) to the extent approved in writing by Parent prior to, or contemporaneously with, this Agreement or (vi) to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

     (a) Ordinary Course. The Company and its Subsidiaries shall in all material respects carry on their respective businesses in the usual, regular and ordinary course and consistent with past practice. Without limiting the foregoing, the Company and its Subsidiaries shall use their commercially reasonable efforts to preserve substantially intact their properties or assets except as otherwise contemplated by this Agreement and present lines of business, maintain their rights and franchises and preserve substantially intact their relationships with customers, suppliers and others having business dealings with them and keep available the services of their present officers and employees.

     (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to (1) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly-owned Subsidiary to the Company or to any other direct or indirect wholly-owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock, or (2) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock.

     (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of the Company or any its Subsidiaries (other than the issuance of shares by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than required issuances of shares of Company Stock upon the exercise of Company Options, Company Warrants or Company Notes outstanding as of the date of this Agreement.

     (d) Governing Documents. The Company shall not, and shall not permit any of its Subsidiaries to, amend its respective Organizational Documents, except to carry out its obligations under this Agreement.

     (e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire (or agree to acquire), in a single transaction or in a series of related transactions, (i) any business or Person or division thereof by merging or consolidating with, or purchasing all or substantially all of the assets or equity interest of a Person or
(ii) any assets at an aggregate cost to the Company and/or its Subsidiaries of in excess of $250,000.00, other than in the ordinary course of business and consistent with past practice.

     (f) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, sell, dispose of, transfer or divest any (i) businesses or divisions or (ii) material properties or assets (including capital stock of its Subsidiaries), other than in the ordinary course of business and consistent with past practice.

     (g) No Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or otherwise consensually incur any Lien on any material properties or assets other than Liens incurred in the ordinary course of business and consistent with past practice and Permitted Liens.

     (h) Compensation; Severance. Except (1) as required by applicable Law or (2) to satisfy contractual obligations based on a change in control of the Company pursuant to the Contracts specified in Schedule 4.1(h) of the Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, (i) pay or commit to pay any material severance or termination pay other than severance or termination pay that is required to be paid pursuant to the terms of a Company Benefit Plan existing as of the date of this Agreement, (ii) enter into any material employment, deferred compensation, consulting, severance or other similar agreement (or any amendment to any such existing agreement other than amendments necessary or appropriate to bring such agreements into compliance with Section 409A of the Code) with any present or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, (iii) increase or commit to increase in any material respect any compensation or employee benefits payable to any present or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, including wages, salaries, compensation, pension, severance, termination pay or other benefits or payments (except (x) as required by the terms of a Company Benefit Plan existing as of the date of this Agreement, (y) for Non-Management Employees and Senior Managers, increases in salary or hourly wage rates in connection with annual merit and/or cost of living increases (such increases with respect to Senior Managers not to exceed $10,000 per individual on an annualized basis or $135,000 on an annualized basis in the aggregate), and (z) payments under the discretionary quarterly cash bonus program described in Schedule 2.11(a) of the Disclosure Letter in amounts not to exceed amounts accrued as expenses in the Company's financial statements as of the date hereof for such purpose, in the case of (y) and (z), consistent with past practice in the timing, amount and procedures for implementation), (iv) adopt, establish, enter into, amend, extend or terminate any Company Benefit Plan (or any plan, program, trust, fund, policy, understanding or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement), or make any commitment to do any of the foregoing, or (v) make any contribution to any Company Benefit Plan, other than (x) regularly scheduled contributions and (y) contributions required pursuant to the terms thereof. For purposes of this Section 4.1(h), "Non-Management Employees" shall mean those employees who are not the forty most highly compensated employees of the Company or any of its Subsidiaries, and "Senior Managers" shall mean the eleventh through fortieth most highly compensated employees of the Company or any of its Subsidiaries.

     (i) Accounting Methods; Income Tax Elections. The Company shall not, and shall not permit any of its Subsidiaries to, (1) change in any material respect its methods of accounting or accounting practice as in effect at December 31, 2005, except for any such change as required by reason of a change in SEC guidelines or GAAP, (2) change its fiscal year or (3) prepare or file any material Tax Return materially inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods except, in each case, as required by Tax Law.

     (j) Certain Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Material Contract that limits or restricts the right of the Company or any of its Subsidiaries or any of their respective successors, or that would, after the Effective Time, limit or restrict the right of the Parent, the Surviving Corporation or any of their respective successors, to engage or compete in any business or in any geographic area or location.

     (k) Corporate Structure. The Company shall not, and shall not permit any of its Subsidiaries to, alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure of the Company or any of its Subsidiaries.

     (l) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make or commit to make any capital expenditures, capital additions or capital improvements that will (i) result in aggregate capital expenditures for fiscal year 2006 in excess of
(x) the budgeted amount of $38,000,000.00 plus (y) the management contingency amount of $2,000,000.00, (ii) result in aggregate capital expenditures for the three month period ending March 31, 2007 in excess of $12,000,000.00, (iii) result in aggregate capital expenditures in excess of $3,333,333.00 for any calendar month between April 1, 2007 and June 30, 2007 or (iv) obligate the Company beyond June 30, 2007.

     (m) Indebtedness. Other than as contemplated by Schedule 4.1(m) of the Disclosure Letter, the Company shall not (i) incur, create, assume or otherwise become liable for any indebtedness for borrowed money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any Person (other than the Company or any of its Subsidiaries) relating to indebtedness for borrowed money, (iii) make any loans, advances or capital contributions to or investments in any Person (other than the Company or any of its Subsidiaries, in the ordinary course of business and consistent with past practice; provided, however, that any such loan, advance or capital contribution to or investment in the Company or any of its Subsidiaries shall not have the effect of (x) reducing or restricting the amount of distributions, reimbursements, dividends or other payments that are otherwise capable of being made from any Subsidiary to the Company as of the date hereof or (y) increasing the costs of any distributions, reimbursements, dividends or other payments from any Subsidiary to the Company) or (iv) repurchase or prepay any indebtedness for borrowed money.

     (n) The Company shall not make, revoke or amend any material Tax election, settle or compromise any material claim or assessment with respect to Taxes, unless required by Law, file any material amended Tax Return or surrender a material claim for a refund of Taxes.

     (o) The Company shall not take any action, or fail to take any action, that would reasonably be expected to result in any representation or warranty of Company set forth in Article II becoming not true in any material respect.

     (p) The Company shall not settle or compromise any material claims, whether now pending or hereafter made or brought or waive, release or assign any material rights or claims.

     (q) Contracts. The Company shall not (i) renew, enter into, amend or waive any material right under any contract with any affiliate of the Company (other than its direct and indirect wholly owned Subsidiaries) unless otherwise contemplated by this Agreement and on arms-length terms,
(ii) waive any material right under any Material Contract or assign any material rights or claims under any Material Contract, other than in the ordinary course of business and consistent with past practice, (iii) modify or amend in any material respect any Material Contract in a manner that is or is reasonably likely to be adverse to the Company other than a modification or amendment to the Material Contracts listed on Schedules 2.15(f) and 2.15(h) of the Disclosure Letter in the ordinary course of business and consistent with past practice, (iv) accelerate, terminate or cancel any Material Contract or (v) renew or enter into any Material Contract other than in the ordinary course of business and consistent with past practice.

     (r) The Company shall not dispose of or allow to expire any Communications Licenses.

     (s) The Company shall not file any applications for new, additional or modified Communications Licenses, the issuance of which before the Closing would require the consent of the issuer prior to the consummation of the transaction contemplated hereby.

     (t) The Company shall not, except in the ordinary course of business and consistent with past practice, engage in (A) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters or (B) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter).

     (u) Prohibited Activities. The Company shall not, and shall not permit any of its Subsidiaries to, agree, authorize or enter into any commitment to take any action described in the foregoing subsections (a) through (t) of this Section 4.1, except as otherwise permitted by this Agreement.

     (v) Additional Actions. The Company shall take, or cause to be taken, each of the actions listed on Schedule 4.1(v) of the Disclosure Letter.

     4.2. Satisfaction of Closing Conditions.

     (a) Subject to the terms and conditions of this Agreement, each of Parent, MergerCo and the Company shall use its commercially reasonable efforts to cause the Closing to occur, including, without limitation, (i) taking such actions as are contemplated by Section 4.2(b), 4.2(c) and 4.2(d), (ii) using commercially reasonable efforts to take such actions as may be necessary to comply with applicable Law and (iii) using commercially reasonable efforts defending against any suits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any temporary restraining order, preliminary injunction or other legal restraint or prohibition entered or imposed by any court or other Governmental Entity and that is not yet final and non-appealable to be vacated or reversed.

     (b) The parties agree that filing pursuant to the HSR Act is not required for the consummation of the transactions contemplated by this Agreement. Each of the Company, Parent and MergerCo shall file or cause to be filed as promptly as practicable with any non-US Governmental Entity under any applicable merger, competition or antitrust Law (i) any notification, letter or other required forms and (ii) any supplemental information requested in connection therewith, which information shall be submitted as promptly as reasonably practicable following the request therefore during the initial waiting period.

     (c) Each of the Company, Parent, and MergerCo shall file or cause to be filed as promptly as practicable with the FCC and non-US Governmental Entity under any telecommunications Law (x) any notification, letter or other required forms and (y) any supplemental information requested in connection therewith, which information shall be submitted as promptly as reasonably practicable following the request therefore during the initial waiting period.

     (d) To the extent deemed appropriate by Parent, in the exercise of its reasonable judgment, each of the Company and Parent shall, as promptly as practicable, make all voluntary filings and other disclosures in respect of the transactions contemplated hereby under the Exon-Florio Amendment; provided that if a filing has not been made by February 2, 2007, Parent and the Company shall meet and mutually determine whether any such filing shall be made and the timing of any such filing.

     (e) The Company, on the one hand, and Parent and MergerCo on the other hand, shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing that is necessary under any Law. The Company, on the one hand, and Parent and MergerCo, on the other hand, shall keep each other apprised of the status of any communications with, and any discussions with or any inquiries or requests for additional information from, any Governmental Entity and shall comply as promptly as reasonably practicable with any such inquiry or request. The Company, Parent and MergerCo shall permit the other parties to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity, including, but not limited to, the FCC and the Committee on Foreign Investment in the United States ("CFIUS"), in connection with any proceeding relating to the transaction contemplated hereby, and to the extent permitted by such Governmental Entity, give the other parties the opportunity to attend and participate in such meetings and conferences. Subject to Section 4.2(a), each of the Company, Parent and MergerCo shall use its commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under any merger control (including, without limitation, any review period under the Exon-Florio Amendment), antitrust, or competition Law, and to obtain any approval, certificate, clearance, consent or other form of favorable ruling under such Law or any telecommunications Law.

     (f) Neither the Company nor Parent or MergerCo shall take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article V not being satisfied in a timely manner, except as may be required by Law.

     4.3. Access and Information.

     (a) Without undue disruption of the Company's business, prior to the Closing, and subject to the restrictions set forth in the Confidentiality Agreement dated February 28, 2006, between Parent and the Company (the "Confidentiality Agreement"), and only to the extent permitted by applicable Law, the Company and each of its Subsidiaries shall permit Parent and its representatives after the date of execution of this Agreement to have reasonable access at reasonable times as coordinated by Goldman Sachs, to the properties, books and records and management of the Company and its Subsidiaries, other than any personnel information protected by applicable privacy laws, and shall furnish such information and documents in its possession relating to the Company and its Subsidiaries as Parent may reasonably request, provided that Parent shall not be entitled to any such access, information or documents for the purposes of conducting any examination of the Company's products, formulae or other trade secrets without the prior written consent of the Company. All information provided or obtained pursuant to the foregoing shall be held by Parent in accordance with and subject to the terms of the Confidentiality Agreement.

     (b) Within thirty (30) days after the end of each month following the date of this Agreement until the Closing Date, the Company shall furnish Parent with a copy of the monthly unaudited financial reports for the Company and its Subsidiaries (including balance sheet and income statement) for each such month.

     (c) The Company shall promptly deliver to Parent a copy of each audit letter response received by the Company from any attorneys for the Company or any of its Subsidiaries in connection with the preparation of the Company's financial statements for fiscal year 2006 that are received prior to the Closing Date.

     4.4. Contact with Payers, Suppliers, etc. Neither Parent nor MergerCo shall, prior to the Closing Date, have any contact whatsoever with respect to the Company or any of its Subsidiaries or with respect to the transactions contemplated by this Agreement with any partner, lender, lessor, vendor, supplier, employee or consultant of the Company or any of its Subsidiaries, except in consultation with the Company and then only with the express prior approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed. All requests by Parent or MergerCo for access or information shall be submitted or directed exclusively to an individual or individuals to be designated by the Company. Neither Parent nor MergerCo shall be permitted to conduct any invasive tests on any Owned Real Property or Leased Real Property without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

     4.5. Publicity. Except as required by applicable law, Parent and MergerCo shall not, directly or indirectly, make or cause to be made any public announcement or issue any notice in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, and the Company shall not, directly or indirectly, make or cause to be made any such public announcement or issue any notice without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company and Parent shall consult with each other prior to issuing, or, in the case of Parent, permitting MergerCo to issue, any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     4.6. Employee Matters.

     (a) From and after the Closing Date, employees of the Company and its Subsidiaries (the "Employees") shall continue their employment with the Surviving Corporation and its Subsidiaries. Notwithstanding the foregoing, nothing contained herein shall obligate the Surviving Corporation or any of its Subsidiaries to continue to retain the employment of any Employee following the Closing Date.

     (b) From and after the Closing Date, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to or in respect of each Employee, former Employee or director of the Company or any of its Subsidiaries under the terms of each Company Benefit Plan and each Company Employment Agreement, in each case, as in effect immediately prior to the Effective Time, and referenced in Schedule 2.11(a) of the Disclosure Letter.

     (c) During the period commencing on the Closing Date and ending on the first anniversary thereof, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, provide (i) the active Employees with wages or salaries, as applicable, and employee benefits that are, in the aggregate, no less favorable than the wages or salaries, as applicable, and employee benefits in effect immediately prior to the Effective Time and
(ii) the former Employees with post-employment benefits that are, in the aggregate, no less favorable than the post-employment benefits in effect immediately prior to the Effective Time.

     (d) Parent shall cause each Plan (including, but not limited to each severance plan or arrangement) maintained or contributed to by Parent or any of its Subsidiaries and in which an Employee participates (excluding any such Plan maintained outside the jurisdiction of the United States, unless otherwise required by applicable Law) to (i) recognize all service of such Employee with the Company or any of its Subsidiaries to the extent such service was recognized prior to the Effective Time under the analogous Company Benefit Plan in which such Employee participated (other than for purposes of benefit accrual under any defined benefit pension plan); (ii) waive any applicable pre-existing condition exclusions, actively-at-work requirements, and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan to the extent such exclusions, requirements or waiting periods were inapplicable to, or had been satisfied by, such Employee immediately prior to the Effective Time under the analogous Company Benefit Plan in which such Employee participated, and (iii) provide each such Employee with credit for any co-payments and deductible paid prior to the Effective Time (to the same extent such credit was given prior to the Effective Time under the analogous Company Benefit Plan in which such Employee participated) in satisfying any applicable deductible or out-of-pocket requirements, in each case, without duplication of any benefits and to the extent permissible under applicable Law.

     (e) Parent hereby acknowledges that the consummation of the Merger will constitute a "change in control" for purposes of the Company Benefit Plans and Company Employment Agreements set forth on Schedule 2.11(e) of the Disclosure Letter.

     (f) Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall (i) be treated as an amendment or other modification of any Company Benefit Plan, or (ii) limit the right of the Surviving Corporation or any of its Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan following the Closing Date.

     (g) Parent, MergerCo and the Company acknowledge and agree that all provisions contained in this Section 4.6 with respect to Employees are included for the sole benefit of Parent, MergerCo and the Company, and that nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any Employees, former Employees, any participant in any Company Benefit Plan, or any beneficiary thereof, or (ii) to continued employment with Parent, the Surviving Corporation, or any of their respective Affiliates.

     4.7. Indemnification of Directors and Officers.

     (a) From and after the Closing Date, Parent shall cause the Surviving Corporation and its Subsidiaries to, to the fullest extent permitted under applicable law and their respective Organizational Documents as in effect on the date hereof, to maintain their existing indemnification provisions with respect to, and indemnify and hold harmless, each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any and all reasonable costs or expenses (including reasonable travel expenses and reasonable attorneys' fees), and any and all judgments, fines, losses, claims, damages, liabilities and amounts paid in defense or settlement or otherwise in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any facts or events existing or occurring at or prior to the Closing Date for a period of six years after the Closing Date; provided that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Parent shall, or shall cause the Surviving Corporation to, advance expenses to an Indemnified Party, as incurred, to the fullest extent permitted under applicable law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is determined by a court of competent jurisdiction in a final non-appealable order or decree that such Indemnified Party is not entitled to indemnification. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (i) the Indemnified Parties shall promptly notify Parent and the Surviving Corporation thereof, (ii) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be subject to the consent of Parent and the Surviving Corporation (which consent shall not be unreasonably withheld), and (iii) none of Parent and the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

     (b) For a period of six years after the Closing Date, Parent shall, or shall cause the Surviving Corporation to, maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries with respect to claims arising from or related to facts or events that occurred at or before the Closing Date; provided, however, that Parent or the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 250% of the annual premiums paid as of the date hereof by the Company for such insurance (such 250% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall, or shall cause the Surviving Corporation to, maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium; provided, further, if such insurance coverage cannot be obtained at all, Parent shall, or shall cause the Surviving Corporation to, purchase all available extended policy periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased pursuant to this Section 4.7(b), does not exceed the Maximum Premium. The Company represents to Parent that the annual premiums paid as of the date hereof are approximately $480,000.00. Parent agrees, and will cause the Surviving Corporation, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this
Section 4.7.

     (c) If Parent or the Surviving Corporation or any of their successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets to any individual, corporation or other entity, then in each such case, proper provisions shall be made so that the successors or assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 4.7.

     4.8. Acquisition Proposals.

     (a) No Solicitation or Negotiation. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall instruct, and that it shall use its commercially reasonable efforts to cause, its and its Subsidiaries' employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, "Representatives") not to, directly or indirectly:

          (i) initiate, solicit or encourage (including by way of furnishing information), or take any action designed to facilitate, any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

          (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal; or

          (iii) grant any waiver or release under any standstill or similar agreement; or

          (iv) enter into any agreement or agreement in principle with any Person with respect to an Acquisition Proposal.

     Without limiting the foregoing, it is understood and agreed that any violation of clauses (i-iv) above by any Representatives of the Company shall be deemed to be a breach of this Agreement by the Company.

     Notwithstanding anything in the foregoing to the contrary, prior to the Stockholder Approval, the Company may after having complied with
Section 4.8(d) (A) provide information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal providing for the acquisition of more than 50% of the assets (on a consolidated basis) or voting power of the equity securities of the Company if the board of directors receives from the Person so requesting such information an executed confidentiality agreement on terms at least as protective for the benefit of the Company as those contained in the Confidentiality Agreement, (B) engage in discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal and/or (C) after having complied with the requirements of this
Section 4.8, approve, adopt, recommend, or otherwise declare advisable or propose to approve, adopt, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that,
(w) prior to, or substantially concurrent with, providing any such information, the Company shall, to the extent it has not already done so, provide all such information to Parent; (x) in each such case referred to in clause (A), (B) or (C) above, the Company Board determines in good faith after consultation with outside legal counsel that the failure to take such action will be reasonably likely to result in a breach of the directors respective fiduciary duties under applicable law; (y) in each such case referred to in clause (A) or (B), if the Company Board has determined in good faith based on the information then available and after consultation with its financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal; and (z) in the case referred to in clause (C) above, the board of directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal is a Superior Proposal.

     (b) Change in Recommendation. Except as expressly provided in this Agreement, neither the Company Board nor the Company will (i) withhold, withdraw, qualify or modify in any manner adverse to Parent the Company Recommendation, or (ii) recommend, approve, adopt or otherwise declare advisable or propose publicly any Acquisition Proposal or publicly announce an intention to do the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, prior to the Stockholder Approval, the Company Board may withhold, withdraw, qualify or modify the Company Recommendation or approve, adopt, recommend or otherwise declare advisable any Superior Proposal made after the date hereof and not solicited, initiated or encouraged in breach of this Agreement, if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would result in a breach of its fiduciary obligations under applicable law (a "Change of Recommendation"); provided, however, that no Change of Recommendation may be made until after at least three (3) days following Parent's receipt of written notice from the Company advising that the Company Board intends to take such action and the basis therefore. In determining whether to make a Change of Recommendation in response to a Superior Proposal or otherwise, the Company Board shall consider in good faith any changes to the terms of this Agreement proposed by Parent or any other information provided by Parent in response to such notice.

     (c) Existing Discussions. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

     (d) Notice. The Company agrees that it will promptly (and in no event more than twenty-four (24) hours after receipt thereof) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a current basis, of any developments affecting the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified.

     (e) Permitted Disclosure. Nothing in this Section 4.8 shall be deemed to prohibit the Company from complying with its disclosure obligations under the U.S. federal or state Law with regard to an Acquisition Proposal; provided, however, that the Company shall comply with Section 4.8(b).

     4.9. Information Supplied. The Company, with the cooperation of the Parent, shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the "Proxy Statement"). The Company agrees that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to Stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.10. Filings; Other Actions; Notification.

     (a) Proxy Statement. The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each consult with one another in good faith and use its commercially reasonable efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

     (b) Information. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and holders of Company Stock and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

     (c) Status. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company shall give prompt notice to Parent of any change, fact or condition that, individually or in the aggregate, is reasonably expected to have or result in a Material Adverse Effect or of any failure of any condition to Parent's obligations to effect the Merger.

     4.11. Stockholders Meeting. The Company will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of Stockholders (the "Stockholders Meeting") as promptly as practicable after the execution of this Agreement to consider and vote upon the adoption of this Agreement. Subject to Section
4.8 hereof, the Company Board shall recommend such adoption and shall take all lawful action to solicit such adoption of this Agreement. Without limiting the generality of the foregoing, the Company's obligations pursuant to this Section 4.11 will not be affected by the commencement, public proposal, public disclosure, or communication to the Company or its Representatives of any Acquisition Proposal or, if the Company Board determines that the Agreement is no longer advisable or in accordance with
Section 4.8(b), makes a Change of Recommendation, unless this Agreement has been terminated by the Company pursuant to Section 7.1(d). Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Parent, may adjourn or postpone the Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Stockholders or, if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Company Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting.

     4.12. Section 16 Matters. The Company Board shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(e) under the Exchange Act to exempt the conversion to cash of all Company Stock and Company Options by officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

     4.13. Takeover Statutes. If Section 203 of the DGCL or any other takeover statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     4.14. Deregistration. The Company and Parent will take or cause to be taken all actions necessary to cause the Surviving Company to cease to be a reporting company under the applicable rules of the SEC as promptly as is reasonably practicable after the Effective Time.

     4.15. Subsidiary Share Transfer. At or prior to the Effective Time, the Company will (a) use its commercially reasonable efforts to cause Jose Ramon Torres Ferrario to execute a share transfer agreement whereby, effective upon and contingent upon the Closing, the one share of Impsat Peru S.A. currently held by Jose Ramon Torres Ferrario will be transferred to an entity to be designated by Parent, without any consideration in respect of such one share; (b) use its commercially reasonable efforts to cause Mariano Torre Gomez to execute a share transfer agreement whereby, effective upon and contingent upon the Closing, the one share of Impsat Participacoes e Comercial Ltda. currently held by Mariano Torre Gomez will be transferred to an entity to be designated by Parent, without any consideration in respect of such one share; and (c) cause Corlew Investments S.A. to hold such number of shares in Impsat-Argentina S.A. as required to be in compliance with applicable Law.

     4.16. Internal Controls and Procedures. The Company will cooperate with Parent to establish and maintain by the Closing disclosure controls and procedures (as such terms are defined in Rule 13a-14 under the Exchange
Act) for the Company, which disclosure controls and procedures shall be designed to (i) provide Parent with the ability to accurately record, process, summarize and report all financial data relating to the Company,
(ii) ensure that all material information relating to Parent and its consolidated Subsidiaries (including the Company) is made known to Parent's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (iii) be effective in timely alerting Parent's principal executive officer and its principal financial officer to material information required to be included in Parent's periodic reports required under the Exchange Act and
(iv) allow Parent's principal executive officer and its principal financial officer to make all certifications to the SEC as required by the Sarbanes-Oxley Act of 2002.

     4.17. Cooperation with Financing. Prior to the Effective Time, the Company shall use its commercially reasonable efforts to, and shall cause each of its Subsidiaries and its and their respective officers, employees and representatives to use their commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause Deloitte & Touche LLP (or other relevant accounting firm), to, as promptly as practicable, provide such cooperation as may reasonably be requested by Parent in connection with the arrangement of any financing (including the syndication efforts with respect to such financing) to be consummated contemporaneously with the Closing in respect of the transactions contemplated by this Agreement, including (i) any refinancing or replacement of any existing, or the arrangement of any new, facility for indebtedness of the Company and its Subsidiaries, (ii) entering into customary agreements, including underwriting and purchase agreements, (iii) participating in meetings, due diligence sessions and road shows as may be requested in relation to such financing, (iv) assisting in preparing offering memoranda, rating agency presentations, private placement memoranda, prospectuses, marketing materials, business plans or projections (including updated projections, from time to time) to be used in connection with the syndication of any such financing, and similar documents, (v) using commercially reasonable efforts to (A) cause Deloitte & Touche LLP (or other relevant accounting firm), to provide Parent with all opinions and consents (including audit reports and SAS 100 review) with respect to financial statements of the Company and its Subsidiaries necessary for inclusion in any offering memoranda prepared in connection with any offering of securities pursuant to Rule 144A promulgated under the Securities Act, or for the completion of filings with the SEC under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder and any necessary "comfort letters" and (B) obtain any necessary legal opinions, (vi) assisting Parent in allowing assets of the Company to be encumbered immediately after the Effective Time as contemplated by any such financing, including providing assistance prior to the Effective Time in curing defects in title and other similar matters to allow such assets to become subject to Liens in connection with such financing and obtaining all governmental and regulatory approvals and completing all filings and notices required for the validity and enforceability of such Liens, (vii) assisting Parent in
(A) maintaining and making available for the benefit of the lenders under any such financing all existing governmental and regulatory approvals of the Company and its Subsidiaries currently in effect relating to the availability of U.S. dollars to comply with their obligations under their existing debt instruments and (B) obtaining, making or giving such approvals from, filings with or notices to, such governmental authorities as may be required for the availability of U.S. dollars to comply with the obligations of the borrower and its subsidiaries under any such financing, and (viii) otherwise providing available documents and information relating to the Company and its Subsidiaries including, to the extent available, good standing certificates of the Company and its Subsidiaries from the jurisdictions of their formation and the jurisdictions in which they are qualified to do business.

                                 ARTICLE V

                           CONDITIONS TO CLOSING

     5.1. Conditions to the Obligations of the Company, Parent and MergerCo. The obligations of the Company, Parent and MergerCo to effect the Merger shall be subject to the fulfillment or waiver by Parent, MergerCo and the Company, on or prior to the Closing Date, of each of the following conditions:

     (a) Stockholder Approval has been obtained in accordance with applicable Law.

     (b) There shall not be in effect any injunction or other order issued by a Governmental Entity of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement, provided, however, that prior to asserting this condition, each of the parties shall have used commercially reasonable efforts to prevent the entry of any such injunction or order, to have such injunction or order lifted or withdrawn, and to appeal as promptly as practicable any such injunction or order that may be entered.

     (c) Each of the following consents required to be obtained in connection with the consummation of the transaction contemplated by this Agreement shall have been obtained: (i) the issuance by the FCC of an order (or orders) granting consent to the transaction contemplated hereby; (ii) the grant by the foreign Governmental Entity with jurisdiction over Communications Licenses of consents required for the transaction contemplated hereby as set forth on Schedule 5.1(c)(ii) of the Disclosure Letter; and (iii) if a filing has been made pursuant to Section 4.2(d), the termination of any review or investigation under the Exon-Florio Amendment and the determination by the President of the United States or CFIUS to take no action authorized thereunder, (it being understood that subjecting the transaction to conditions substantially the same as those currently applied to Parent under its existing Network Security Agreement shall not be considered taking action for purposes of this section 5.1(c)(iii)).

     5.2. Conditions to the Obligation of Parent and MergerCo. The obligation of Parent and MergerCo to effect the Merger shall be subject to the satisfaction or waiver by Parent on or prior to the Closing Date of each of the following conditions:

     (a) The representations and warranties in Article II (other than the representations and warranties contained in Section 2.2(a), (b) and (c) and, to the extent provided in this Section 5.2(a), Sections 2.5, 2.13(d) and 2.15(a)), in each case made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or Material Adverse Effect, shall be true and correct when made and at and as of the Closing with the same effect as though made at and as of the Closing, except that those representations and warranties that are made as of a specific date shall be true and correct only as of such date, except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably likely to have or result in, individually or in the aggregate, a Material Adverse Effect. The representations and warranties set forth in Section 2.2(a), (b) and (c) shall be true and correct in all material respects when made and at and as of the Closing with the same effect as though made at and as of the Closing (without giving effect to the actions contemplated in Section 1.2). The representations and warranties set forth in Section 2.5, 2.13(d) and 2.15(a) shall be true and correct when made, except that those representations and warranties that are made as of a specific date shall be true and correct only as of such date, except where failure of such representations and warranties to be true and correct as so made does not cause and is not reasonably likely to result in liabilities to the Company in excess of $5,000,000.00, with respect to Section 2.5, or $10,000,000.00 in the aggregate. The Company shall have duly performed and complied in all material respects with all agreements contained herein (taking into account any materiality qualifiers set forth therein) required to be performed or complied with by it at or before the Closing.

     (b) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by a senior executive officer of the Company, as to the fulfillment of the conditions set forth in Section 5.2(a).

     (c) Since the date of this Agreement, there shall not have occurred any change, event, circumstance or development that, individually or in the aggregate, has had, or is reasonably likely to have or result in, a Material Adverse Effect.

     (d) The Company shall have delivered all material documents and certificates and made such filings as required to be delivered and filed on or prior to the Closing Date as set forth in Article I.

     (e) No more than 10% of the total number of issued and outstanding shares of Company Stock as of the record date of the Stockholders Meeting shall have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DCGL.

     (f) The Company shall have obtained the consents required under each of the Indentures to effectuate the Indenture Amendments.

     5.3. Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company on or prior to the Closing Date of each of the following conditions:

     (a) The representations and warranties in Article III shall be true and correct in all respects, (taking into account any materiality qualifiers set forth therein) when made and at and as of the Closing with the same effect as though made at and as of the Closing. Parent and MergerCo shall have duly performed and complied in all material respects with all agreements contained herein (taking into account any materiality qualifiers set forth therein) required to be performed or complied with by it at or before the Closing.

     (b) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by a senior executive officer of Parent, as to the fulfillment of the conditions set forth in Section 5.3(a).

     (c) Parent shall have provided to the Company the funds required to effect, or to permit the Surviving Corporation to effect, the payments contemplated by Section 1.2(c).

                                ARTICLE VI

                      NO SURVIVAL OF REPRESENTATIONS,
                          WARRANTIES AND COVENANTS

     6.1. No Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and MergerCo contained in this Agreement, or in any certificate delivered in connection with this Agreement (other than the covenants contained in Article I, Sections 4.6, 4.7 and 4.8 and Article IX of this Agreement) shall not survive the Closing, and any and all breaches of such representations and warranties and covenants shall be deemed waived as of the Closing.

                                ARTICLE VII

                                TERMINATION

     7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after the adoption of this Agreement by the Stockholders:

     (a) By the written agreement of Parent, MergerCo and the Company;

     (b) By the Company by written notice to the Parent on February 22, 2007 (the "Initial Termination Date"), if the Merger shall not have been effected pursuant hereto, provided that such termination right shall not be available to the Company if its failure to fulfill or cause to be fulfilled any obligation under this Agreement has been the primary cause of the failure of the Merger to occur prior to such date; and further provided that:

     (1)(i) If the Merger shall not have been effected on or prior to the Initial Termination Date because a condition to Closing, other than the condition to Closing set forth in Section 5.1(c)(ii), has not been satisfied, then the Initial Termination Date shall automatically be extended to March 26, 2007 (the "Final Termination Date").

     (ii) If the Merger shall not have been effected solely because the condition to Closing set forth in Section 5.1(c)(ii) has not been satisfied on or prior to the Initial Termination Date and the Company does not terminate the Agreement pursuant to this Section 7.1(b), then the Initial Termination Date shall automatically be extended to the Final Termination Date.

     (iii) If the Merger shall not have been effected on or prior to the Final Termination Date, then this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after the adoption of this Agreement by the Stockholders by either the Company, on the one hand, or Parent (on behalf of itself and MergerCo), on the other hand, by written notice to the other party after 5:00 p.m. New York City time on the Final Termination Date, unless such date is extended by the mutual written consent of the Company and Parent, provided that such termination right shall not be available to the party whose failure to fulfill or cause to be fulfilled any obligation under this Agreement has been the primary cause of the failure of the Merger to occur prior to such date; and provided, further, that if any of Section 5.1(b), Section 5.1(c)(i), or Section 5.1(c)(iii) is or are the only condition or conditions to Closing that has or have not been satisfied as of the Final Termination Date, then the Company shall have the right to extend the Final Termination Date for a period of up to 60 days by providing written notice to Parent on or before the Final Termination Date in which the Company also agrees to waive the applicable condition.

     (2)(i) If Parent provides the Company with written notice (the "Waiver Notice"), within one Business Day of the Initial Termination Date, of the agreement by Parent to waive the condition to Closing set forth in
     Section 5.1(c)(ii) if it is not satisfied on or before March 26, 2007 (the "Regulatory Outside Closing Date"), then (x) the Agreement shall not terminate and (y) the Initial Termination Date shall be extended to the Regulatory Outside Closing Date.

     (ii) In the event that Parent has timely delivered the Waiver Notice and the condition to Closing set forth in Section 5.1(c)(ii) has not been satisfied on or prior to the Regulatory Outside Closing Date, then such condition to Closing shall be deemed waived by both Parent and the Company on the Regulatory Outside Closing Date and the parties shall effect the Merger in accordance with the Agreement.

     (c) By either Parent (on behalf of itself and MergerCo), on the one hand, or the Company, on the other hand, by written notice to the other party (which, in the case of the Parent, shall include MergerCo):

          (i) if the approval of the Stockholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain required approval at the Stockholders Meeting; or

          (ii) if any Governmental Entity of competent jurisdiction shall have issued an injunction or taken any other action (which injunction or other action the parties hereto shall use their commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the consummation of the Merger, and such injunction shall have become final and non-appealable.

     (d) By the Company on written notice to Parent if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into an agreement with respect to a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within three Business Days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Stockholders of the Company than such Superior Proposal and
(iv) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 7.2. The Company agrees (x) that it will not enter into the binding agreement referred to in clause (ii) above until at least the fourth Business Day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification; and

     (e) By the Parent (on behalf of itself and MergerCo) on written notice to the Company, if at any time prior to the Effective Time (i) the Company Board shall have made a Change of Recommendation, (ii) the Company shall have failed to take a vote of Stockholders on the Merger prior to the Initial Termination Date or, if extended pursuant to Section 7.1(b), the Final Termination Date or (iii) a tender offer or exchange offer for outstanding shares of Company Stock shall have been publicly disclosed (other than by Parent or an Affiliate of Parent) and the Company Board recommends that the Stockholders tender their shares in such tender or exchange offer.

     (f) Any action by Parent in this Section 7.1 shall be in all cases on behalf of itself and MergerCo.

     7.2. Effect of Termination. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement (which breach, and liability therefore, shall not be affected by termination of this Agreement or any payment of the Termination Fee pursuant to Section 7.2(b));

     (b) In the event that this Agreement is terminated pursuant to any of the following provisions, the Company shall pay Parent a termination fee of $5,000,000.00 (the "Termination Fee"):

          (i) By the Company pursuant to Section 7.1(d);

          (ii) By the Parent pursuant to Section 7.1(e); or

          (iii) By the Company or the Parent pursuant to 7.1(c)(i), provided that an Acquisition Proposal has been made public and is outstanding on the date of the Stockholders Meeting, and within nine months after the date of such termination, the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by such Acquisition Proposal; provided that, solely for purposes of this Section 7.2(b)(iii), the term "Acquisition Proposal" shall have the meaning ascribed thereto in Section 8.1, except that all references to 15% shall be changed to 50%.

In no event will the Termination Fee be paid if the Stockholders fail to approve the Merger at the Stockholders Meeting except as provided in
Section 7.2(b)(iii). The Company shall pay Parent the Termination Fee as provided for in Section 7.2(b)(ii) within five business days of the date of the termination of this Agreement. The Company shall pay Parent the Termination Fee as provided for in Section 7.2(b)(iii) no later than the first to occur of the events described therein. If the Company fails to pay the Termination Fee to Parent when due, and Parent commences litigation to obtain the Termination Fee, all reasonable costs and expenses of the prevailing party of such litigation, including attorney's fees and expenses, will be paid by the other party; provided, that if Parent is the prevailing party, such payments shall include interest on the Termination Fee calculated at the prime rate as reported in the Wall Street Journal on the date the Termination Fee was required to be paid.

     (c) Nothing in this Section 7.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by the other party or parties of its or their obligations under this Agreement pursuant to Section 9.16. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Parent shall return to the Company all documents and other materials received from the Company, its Affiliates or their agents (including all copies of or materials developed from any such documents or other materials) relating to the transactions contemplated hereby, whether obtained before or after the execution hereof and the Company shall return to Parent any such documents relating to Parent, its Affiliates or their agents; and

          (ii) all confidential information received by Parent with respect to the Company and its Affiliates and by the Company with respect to Parent and its Affiliates shall be treated in accordance with the Confidentiality Agreement which shall remain in full force and effect notwithstanding the termination of this Agreement.

                               ARTICLE VIII

                       DEFINITIONS AND INTERPRETATION

     8.1. Definition of Certain Terms; Interpretation. The terms defined in this Article VIII, whenever used in this Agreement (including in the Schedules of the Disclosure Letter), shall have the respective meanings indicated below for all purposes of this Agreement (each such meaning to be equally applicable to the singular and the plural forms of the respective terms so defined). All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated and the words "hereof' and "hereunder" will be deemed to refer to this Agreement as a whole and not to any particular provision. The words "includes" and "including" will be deemed to be followed by the words "without limitation" whenever used. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Acquisition Proposal: means (i) any proposal or offer with respect to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company, (ii) any proposal or offer to acquire in any manner, in a transaction as series of transactions, directly or indirectly, 15% or more of any class of equity securities of the Company or any of its Subsidiaries or consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement or (iii) any transaction or series of transactions pursuant to which any third party acquires, directly or indirectly, beneficial ownership of 15% or more of the voting power of any class of equity securities of the Company or any of its Subsidiaries.

          Affiliate: means with respect to any Person, a Person who is an "affiliate" of that Person within the meaning of Rule 405 promulgated under the Securities Act.

          Agreement: means this Agreement and Plan of Merger, including the exhibits and schedules hereto.

          Applicable Date: has the meaning set forth in Section 2.4(a).

          Appraisal Rights Provisions: has the meaning set forth in Section 1.9(a).

          Argentina Financing Agreement: means the Second Amended and Restated Financing Agreement, dated as of July 29, 2005, in the principal amount of $38,920,888.89, by and among Impsat S.A., as borrower, Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Trust Company Americas, as collateral agent, and the lenders party thereto.

          Brazil Financing Agreement: means the Second Amended and Restated Financing Agreement, dated July 29, 2005, in the principal amount of $81,066,666.67 by and among Impsat Comunicacoes Ltda., as borrower, Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Trust Company Americas, as collateral agent and the lenders party thereto.

          Business Day: means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          Certificate: means a certificate representing shares of Company
     Stock.

          Certificate of Merger: has the meaning set forth in Section
     1.2(b).

          CFIUS: has the meaning set forth in Section 4.2(e).

          Change of Control: has the meaning set forth in the Indentures.

          Change of Recommendation: has the meaning set forth in Section
     4.8(b).

          Closing: has the meaning set forth in Section 1.2(a).

          Closing Date: has the meaning set forth in Section 1.2(a).

          Code: means the Internal Revenue Code of 1986, as amended.

          Communications Act: means the Communications Act of 1934, as amended, and the rules and regulations (including those issued by the FCC) promulgated thereunder.

          Communications Licenses: has the meaning set forth in Section
     2.18(a).

          Company: has the meaning set forth in the preamble.

          Company Benefit Plans: has the meaning set forth in Section
     2.11(a).

          Company Board: means the board of directors of the Company prior to the Effective Time.

          Company Employment Agreements: has the meaning set forth in
     Section 2.11(a).

          Company Notes: means the Series A Notes and the Series B Notes.

          Company Options: means all outstanding options to purchase Company Stock, as set forth in the Disclosure Letter.

          Company Recommendation: has the meaning set forth in Section
     2.1(b).

          Company Reports: has the meaning set forth in Section 2.4(a).

          Company Stock: means the capital stock of the Company, par value $0.01 per share.

          Company Warrants: means all outstanding warrants covering the purchase of Company Stock, pursuant to the Warrant Agreement dated as of March 25, 2003, between the Company and The Bank of New York, as warrant agent.

          Confidentiality Agreement: has the meaning set forth in Section
     4.3(a).

          Consent: means any consent or deemed consent, approval or deemed approval, authorization or deemed authorization, order, filing, registration or qualification of or with any Person.

          Consent Solicitations: has the meaning set forth in Section
     1.6(a)(ii).

          Consideration Certificate: has the meaning set forth in Section
     1.2.

          Contract: means any written agreement, contract, commitment, instrument, undertaking or arrangement.

          Control: (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          Credit Agreements: means Argentina Financing Agreement and Brazil Financing Agreement.

          Defaulted Debt: means the indebtedness in the aggregate outstanding principal amount of $7,562,526.00 under those certain promissory notes dated August 30, 2001 and originally payable to Compania Ericsson S.A.C.I.

          Delaware Secretary of State: has the meaning set forth in Section 1.2(b).

          DGCL: has the meaning set forth in the recitals.

          Disclosure Letter: has the meaning set forth in the first paragraph of Article II.

          Dissenting Shares: has the meaning set forth in Section 1.9(a).

          Dissenting Stockholder: has the meaning set forth in Section
     1.9(a).

          Effective Time: has the meaning set forth in Section 1.2(b).

          Employees: has the meaning set forth in Section 4.6(a).

          Employment and Withholding Taxes: means any U.S. or non-U.S. federal, state, provincial, local or other employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar tax, duty or other governmental charge or assessment or deficiencies thereof and all Taxes required to be withheld by or on behalf of each of the Company and each of its Subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor or other party, in each case, on or in respect of the business or assets thereof.

          Environmental Law: means any federal, state, or local law, statute, rule, regulation or order relating to (i) the manufacture, transport, use, treatment, storage, disposal, release or threatened release of Hazardous Substances, or (ii) the protection of human health or the environment (including, without limitation, natural resources, air, and surface or subsurface land or waters).

          ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

          ERISA Affiliate: means any trade or business (whether or not incorporated) which, together with the Company or its Subsidiaries (or their successors), is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code.

          Exchange Act: means the Securities Exchange Act of 1934, as amended.

          Exercise Price: means with respect to any Company Option, Company Warrant, Series A Note or Series B Note, the amount required to be paid by the holder thereof to exercise such option or warrant or convert such note, as the case may be.

          Exon-Florio Amendment: means Section 721 of the Defense
     Production Act of 1950, as amended, and the regulations and rules thereunder.

          FCC: means the Federal Communications Commission and any successor Governmental Entity.

          FCC Licenses: has the meaning set forth in Section 2.18(a).

          Final Termination Date: has the meaning set forth in Section
     7.1(b).

          Foreign Licenses: has the meaning set forth in Section 2.18(a).

          GAAP: means the generally accepted accounting principals as applied in the United States of America.

          Goldman Sachs: means Goldman, Sachs & Co.

          Governmental Entity: means any governmental, administrative or regulatory authority, agency, court, commission or other entity, U.S. or non-U.S.

          Hazardous Substance: means any material or substance that is: (i) listed, classified or regulated as "hazardous" pursuant to any applicable Environmental Law, or (ii) any petroleum product or by-product, asbestos or polychlorinated biphenyls.

          HSR Act: means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          Indemnified Parties: has the meaning set forth in Section 4.7(a).

          Indenture Amendments means the amendments to the Indentures contemplated in connection with the Consent Solicitations and described on Schedule 1.6(a) of the Disclosure Letter.

          Indentures: means the indenture for the Series A Notes and the indenture for the Series B Notes.

          Initial Termination Date: has the meaning set forth in Section
     7.1(b).

          Intellectual Property: means all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), patents and patent applications, together with all provisionals, reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, brand names, trade names, domain names and corporate names, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,
     (iii) copyrights (whether registered or not), and all applications, registrations, and renewals in connection therewith, and (iv) trade secrets and confidential and proprietary business information all source code and object code versions of computer software (including data and related documentation), and (vi) other proprietary intellectual property rights.

          IP Licenses: has the meaning set forth in Section 2.14(d).

          IRS: means the Internal Revenue Service.

          Knowledge: means (i) with respect to the Company, the actual knowledge of any of the persons listed on Schedule 8.1(a) of the Disclosure Letter and (ii) with respect to Parent or MergerCo, the actual knowledge of any of the persons listed on Schedule 8.1(b) of the Disclosure Letter.

          Law: means any statute, law, ordinance, regulation, rule or common law of any Governmental Entity.

          Leased Real Property: has the meaning set forth in Section
     2.13(a).

          Leases: has the meaning set forth in Section 2.13(c).

          Letter of Transmittal: has the meaning set forth in Section
     1.10(a).

          Lien: means any mortgage, pledge, deed of trust, claim, security interest, encumbrance, burden, charge or other similar restriction, lease, sublease, claim, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

          Management Cash Incentive Plan: means the Management Incentive Plan that was approved by the Company Board on December 28, 2005.

          Material Adverse Effect: means any material adverse change or effect (with or without the passage of time or otherwise) in: (i) the business, financial condition, results of operations or assets of the Company and its Subsidiaries taken as a whole or (ii) the economic or political conditions in any of Argentina, Brazil, Colombia, Ecuador or Venezuela which could be reasonably expected to result in a material adverse change or effect of the types described in clause (i) above, excluding (in each of clauses (i) and (ii)) any material adverse change or effect that results or arises from or relates to (a) changes in financial, securities or other market conditions or prevailing interest rates or (b) actions taken with respect to any Defaulted Debt.

          Material Contracts: has the meaning set forth in Section 2.15.

          Maximum Premium: has the meaning set forth in Section 4.7(b).

          Merger: has the meaning set forth in the recitals.

          MergerCo: has the meaning set forth in the preamble.

          MergerCo Common Stock: means the common stock, par value $0.01 per share, of MergerCo.

          Network Contract: means (i) Contracts that provide for the ownership or use (by way of an irrevocable right of use, swap agreement, lease or otherwise) of duct and/or fiber (including capacity therein) for any of the following types of routes: (a) terrestrial long-haul (inter-urban), (b) subsea, (c) terrestrial metropolitan (intra-urban) or (d) last mile or local access (to the customer premises) and (ii) Contracts that provide for long term satellite use; provided that any Contract that provides for annual payments by the Company in an aggregate amount of less than $1 million shall not be a Network Contract; and provided, further, that, notwithstanding anything to the contrary contained in this Agreement, each Contract listed on Schedule 2.15(f) of the Disclosure Letter shall be deemed a Network Contract.

          Network Security Agreement: means that certain agreement entered into as of September 24, 2003, among Global Crossing Ltd., GC Acquisition Limited and Singapore Technologies Telemedia Pte Ltd, on the one hand, and the Federal Bureau of Investigation, the U.S. Department of Justice, the Department of Defense and the Department of Homeland Security, on the other, to address national security, law enforcement and public safety issues.

          Non-US Employee: has the meaning set forth in Section 2.11(f).

          Non-US Plan: has the meaning set forth in Section 2.11(f).

          Offer Price: has the meaning set forth in Section 1.6(a)(i).

          Offer to Purchase: has the meaning set forth in the Indentures.

          Option Cancellation Payment: has the meaning set forth in Section 1.5(a).

          Organizational Documents: means with respect to any entity, its articles or certificate of incorporation and by-laws or any similar charter or other organizational documents of such entity.

          Other Director Option Agreements: means the agreements whereby the Company granted Company Options in respect of the service of certain directors on the Company Board outside of the Stock Incentive Plan.

          Other Specified Financing Agreements: means the agreements listed on Schedule 1.6(d) of the Disclosure Letter.

          Owned Intellectual Property: has the meaning set forth in Section 2.14(a).

          Owned Real Property: has the meaning set forth in Section
     2.13(a).

          Parent: has the meaning set forth in the preamble.

          Paying Agent: means The Bank of New York.

          Payment Date: has the meaning set forth in the Indentures.

          Per Share Merger Consideration: has the meaning set forth in
     Section 1.2(c)(v).

          Permits: means all of the licenses, permits and other governmental authorizations necessary to conduct the business of the Company and its Subsidiaries.

          Permitted Liens: means (i) Liens disclosed in the Company's financial statements filed with the SEC in the Recent Company Reports, including the notes thereto; (ii) Liens for taxes, assessments and similar charges that are not yet due or that are being contested in good faith; (iii) mechanic's, materialmen's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business and consistent with past practice or that are not yet due and payable or that are being contested in good faith; (iv) easements, rights of way, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting the real property; (v) statutory Liens under U.S. Law, or the equivalent under applicable Law, in favor of lessors arising in connection with any property leased to the Company or its Subsidiaries; and (vi) other Liens securing indebtedness not to exceed $1,000,000.00 in the aggregate.

          Person: means natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Entity or other entity.

          Plan: means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), including, without limitation, "multiemployer plans" within the meaning of
     Section 3(37) of ERISA, and each bonus, incentive, deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance, profit sharing, thrift, fringe benefit, collective bargaining, employee loan, and any other employee or retiree benefit or compensation plan, program, trust, fund, policy, understanding or other arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written.

          Pre-Closing Offers to Purchase: has the meaning set forth in
     Section 1.6(a)(i).

          Principal Stockholders: means Morgan Stanley & Co., Incorporated, W.R. Huff Asset Management Co., LLC and certain executive officers and directors of the Company.

          Proxy Statement: has the meaning set forth in Section 4.9.

          Recent Company Report: has the meaning set forth in Article II.

          Regulatory Outside Closing Date: has the meaning set forth in
     Section 7.1(b)(2)(i).

          Representatives: has the meaning set forth in Section 4.8(a).

          Sarbanes-Oxley Act: means the Sarbanes-Oxley Act of 2002.

          SEC: means the Securities and Exchange Commission.

          Securities Act: means the Securities Act of 1933, as amended.

          Series A Notes: means the 6% Senior Guaranteed Convertible Notes due 2011, dated as of March 25, 2003, in the aggregate principal amount of $67.5 million issued by the Company, pursuant to the Indenture dated as of March 25, 2003, among The Bank of New York, as trustee, and Impsat S.A., as guarantor.

          Series B Notes: means the 6% Senior Guaranteed Convertible Notes due 2011, dated as of March 25, 2003, in the aggregate principal amount of $23.9 million issued by the Company, pursuant to the Indenture dated as of March 25, 2003, among The Bank of New York, as trustee, and Impsat S.A., as guarantor.

          State Licenses: has the meaning set forth in Section 2.18(a).

          State PUC: means the state or local public service or public utilities commission or agency, commission, or similar body performing similar functions.

          Stock Incentive Plan: means the Stock Incentive Plan, dated October 23, 2002 which became effective March 25, 2003 as such may be amended by the Company from time to time and all grants of options thereunder.

          Stockholder Approval: means an approval of the Merger and the transactions related thereto as required by the Company's
     Organizational Documents.

          Stockholders: means the holders of the Company Stock.

          Stockholders Meeting: has the meaning set forth in Section 4.11.

          Subsidiary: means with respect to any Person, any other Person (other than a natural person), whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by the Person or by one or more of its respective Subsidiaries.

          Superior Proposal: means an unsolicited, written, bona fide Acquisition Proposal involving all or substantially all of the assets (on a consolidated basis) or voting power of the equity securities of the Company that the Company Board has determined in its good faith judgment, after consultation with outside legal counsel and financial advisors, is (i) reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and (ii) if consummated, would result in a transaction more favorable to the Company's Stockholders from a financial point of view than the transaction contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by this Agreement pursuant to Section 4.8(b)).

          Supplemental Warrant Agreement: has the meaning set forth in
     Section 1.4.

          Support Agreements: has the meaning set forth in the recitals.

          Surviving Corporation: has the meaning set forth in Section 1.1.

          Surviving Corporation Common Stock: has the meaning set forth in
     Section 1.3(c).

          Tax Return: means all returns, reports, declarations and statements required to be supplied to a taxing authority relating to Taxes, including any schedule or attachment thereto.

          Taxes: means (i) all U.S. or non-U.S. federal, national, state or local taxes, assessments, levies or other governmental charges in the nature of taxes, including, without limitation, all income, franchise, withholding, unemployment insurance, social security, sales, use, excise, real and personal property, stamp, transfer, value added tax and workers' compensation taxes, together with all interest, penalties and additions payable with respect thereto, whether disputed or not and (ii) any liability for amounts described in clause (i) as a result of the application of Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Laws), transfer liability, by Law, by Contract or otherwise.

          Termination Fee: has the meaning set forth in Section 7.2(b).

          Transaction Expenses: means the aggregate amount of expenses incurred by the Company and its Subsidiaries in connection with the Merger.

          Waiver Notice: has the meaning set forth in Section 7.1(b)(2)(i).

          Warrant Agreement: means the Warrant Agreement dated as of March 25, 2003, between the Company and The Bank of New York, as warrant agent.

     8.2. Schedules. (a) The parties acknowledge and agree that any exception to a representation and warranty contained in this Agreement that is disclosed in the Disclosure Letter under the caption referencing such representation and warranty shall be deemed to also be an exception to each other representation and warranty contained in this Agreement to the extent that it is reasonably apparent that such exception is applicable to such other representation and warranty. Certain information set forth in the schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement, and the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company or Parent and MergerCo, as the case may be, in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, Parent, MergerCo or the Company, as applicable.

     (b) Within 7 days prior to the Closing Date, the Company shall amend or supplement the Disclosure Letter relating to any representation or warranty contained in Article II with respect to any matter that, if existing or occurring at or prior to the Closing Date, would have been required to be set forth or described on such Disclosure Letter or that is necessary to complete or correct any information in any representation or warranty contained in Article II, as applicable; it being understood and agreed that any such amendments or supplements shall not cure any breach of any representation or warranty hereunder requiring disclosure of such matter or otherwise limit or affect the rights or remedies of any party hereunder including, without limitation, the closing conditions contained in Article V.

                                ARTICLE IX

                             GENERAL PROVISIONS

     9.1. Expenses. Except as otherwise specifically provided for in this Agreement, the Company, on the one hand, and Parent and MergerCo, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing fees, if any) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is effected; provided, however, that, for the avoidance of doubt, expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be borne by the Company, and expenses incurred in connection with the filing, printing, mailing and other costs of the Consent Solicitations, including any fee paid in connection with the Consent Solicitations and the Pre-Closing Offers to Purchase, shall be shared equally by Parent and the Company.

     9.2. Further Actions. Subject to the terms and conditions of this Agreement, each party shall execute and deliver such certificates and other documents and take such actions as may reasonably be requested by the other party in order to effect the transactions contemplated by this Agreement.

     9.3. Certain Limitations. It is the explicit intent and understanding of each of the parties that no party nor any of its Affiliates or Representatives is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in Articles II and III and no party is relying on any statement, representation or warranty, oral or written, express or implied, made by another party or such other party's Affiliates, representatives or agents, except for the representations and warranties set forth in such Articles. The parties agree that this is an arm's-length transaction in which the parties' undertakings and obligations are limited to the performance of their undertakings and obligations under this Agreement.

     9.4. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid,
(iii) sent by next-day or overnight mail or delivery or (iv) sent by fax or telegram, as follows:

     (a) if to the Parent or MergerCo,

     Global Crossing Limited
     200 Park Avenue
     Florham Park, New Jersey 07932
     Attention:  John McShane
     Office of the General Counsel
     Fax:  (973) 360-0538
     Telephone:  (973) 937-0100

     with a copy to:

     Latham & Watkins LLP
     885 Third Avenue
     Suite 1000
     New York, New York 10022
     Attention:  David S. Allinson, Esq.
                 James Gorton, Esq.
     Fax:  (212) 751-4864
     Telephone:  (212) 906-1200

     (b) if to Company,

     IMPSAT Fiber Networks, Inc.
     Elvira Rawson de Dellepiane 150
     Piso 8
     Buenos Aires, Argentina
     C1107BCA
     Fax:
     Telephone:  (5411) 5170-0000
     Attention:  Ricardo Verdaguer
                 Chief Executive Officer

     with a copy to:

     Fried, Frank, Harris, Shriver & Jacobson LLP
     One New York Plaza
     New York, NY  10004
     Fax:  (212) 859-4000
     Telephone:  (212) 859-8000
     Attention:  Jean Hanson, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery, on the day of delivery, (ii) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered or (iv) if by fax or telegram, on the next day following the day on which such fax or telegram was sent, provided that a copy is also sent by certified or registered mail.

     9.5. Limited Disclosure. Notwithstanding anything to the contrary contained in this Agreement or in any other express or implied understanding or agreement with any Person, each of Parent, MergerCo, the Company, the Surviving Corporation and the holders (or former holders) of Company Stock and their representatives may disclose the tax treatment and tax structure of the transactions contemplated by this Agreement.

     9.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     9.7. Entire Agreement; Assignment. This Agreement (including the Exhibits hereto), the Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder.

     9.8. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement or a failure to or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

     9.9. Parent Guarantee. Parent agrees to take all action necessary to cause MergerCo or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by MergerCo of its obligations under this Agreement to be performed on or prior to the Effective Time and shall be liable for any breach of any representation, warranty, covenant or obligation of MergerCo to be performed on or prior to the Effective Time under this Agreement. This is a guarantee of payment and performance and not collectibility. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against MergerCo, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.9.

     9.10. Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     9.11. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     9.12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     9.13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     9.14. Consent to Jurisdiction, etc.

     (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of Delaware or any Federal court of the United States of America sitting in Delaware, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Delaware or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in
Section 9.4. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     9.15. Waiver of Punitive and Other Damages and Jury Trial.

     (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (c) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

     9.16. Specific Performance. Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in accordance with any action instituted in accordance with Section 9.14 and (b) will waive, in any action for specific performance, the defense of the adequacy of a remedy at law.

     9.17. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     9.18. Interpretation; Construction.

     (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No additions to or deletions from this Agreement arising during the course of negotiations shall be used to construe this Agreement or the intentions of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        IMPSAT Fiber Networks, Inc.


                                        By  /s/ Ricardo A. Verdaguer
                                          --------------------------------------
                                        Name:  Ricardo A. Verdaguer
                                        Title: Chief Executive Officer


                                        Global Crossing Limited


                                        By  /s/ John Legere
                                          --------------------------------------
                                        Name:  John Legere
                                        Title: CEO


                                        GC Crystal Acquisition, Inc.


                                        By  /s/ Mitchell Sussis
                                          --------------------------------------
                                        Name:  Mitchell Sussis
                                        Title: VP

                                EXHIBIT A-1
                                                              EXECUTION VERSION


===============================================================================

                                  FORM OF

                             SUPPORT AGREEMENT

                                   by and

                                   among

                          GLOBAL CROSSING LIMITED,

                                    and

            CERTAIN STOCKHOLDERS OF IMPSAT FIBER NETWORKS, INC.


                        DATED AS OF OCTOBER __, 2006

===============================================================================

                             SUPPORT AGREEMENT

          SUPPORT AGREEMENT, dated as of October __, 2006 (this
"Agreement"), by and among Global Crossing Limited, a Bermuda corporation ("Parent"), and ________ (the "Stockholder").

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, IMPSAT Fiber Networks, Inc., a Delaware corporation (the "Company"), and GC Crystal Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent ("MergerCo"), are entering into an Agreement and Plan of Merger (as the same may be amended, varied, novated, modified supplemented or restated from time to time, the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which MergerCo will be merged with and into the Company with the Company as the surviving corporation (the "Merger");

          WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (for purposes of this Agreement, "beneficial owner" (including "beneficially own" and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of the number and type of shares of Company Stock, Company Options, Company Notes and Company Warrants set forth opposite Stockholder's name on Schedule I hereto (such shares of Company Stock, Company Options, Company Notes and Company Warrants, together with any other equity securities of the Company, the power to dispose or the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Shares");

          WHEREAS, as a condition to and as an inducement to Parent's willingness to enter into the Merger Agreement, Stockholder is entering into this Agreement concurrently with the execution and delivery of the Merger Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

                                 ARTICLE I
                               VOTING MATTERS

          Section 1.1 Agreement to Vote. Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement, at any meeting of the stockholders of the Company and at any postponement or adjournment thereof, and in any action by written consent of the stockholders of the Company, Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all the Subject Shares beneficially owned by Stockholder (i) in favor of (a) the approval and adoption of the Merger Agreement and (b) any actions necessary to consummate the Merger on the terms and subject to the conditions of the Merger Agreement or necessary to consummate any of the other transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder or under this Agreement, and (iii) except as otherwise agreed in writing by Parent, against any action, agreement, transaction or proposal that would reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

          Section 1.2 Proxies. If, and only if, Stockholder fails to comply with the provisions of Section 1.1, the Stockholder agrees that such failure shall result, without any further action by the Stockholder and effective as of the date of any such failure, in the appointment of Parent and each of its executive officers from and after the date of determination of such failure until the termination of this Agreement as the Stockholder's attorney, agent and proxy, with full power of substitution, to vote and otherwise act with respect to all of the Stockholder's Subject Shares, at any meeting of the Stockholders of the Company, however called, and in any action by consent of the Stockholders of the Company, on the matters and in the manner specified in Section 1.1 hereof. This power of attorney and proxy is irrevocable during the term of this Agreement and coupled with an interest and, to the extent permitted under applicable Law, shall be valid and binding on any Person to whom the Stockholder may transfer any of its Subject Shares in breach of, or in accordance with, this Agreement. Stockholder hereby revokes any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in
Section 1.1 above and Stockholder agrees not to, directly or indirectly, grant any proxy or power of attorney with respect to the matters set forth in Section 1.1 above.

          Section 1.3 Company Note. Stockholder hereby agrees to validly tender pursuant to and in accordance with the terms of the Offer to Purchase (as contemplated in the Merger Agreement), as soon as practicable after commencement but in no event later than the scheduled expiration date of the Offer to Purchase, all of the outstanding Company Notes beneficially owned by the Stockholder; provided in any event that the total consideration received by the Stockholder for each such Company Note (but, for the avoidance of doubt, not any related consent) is no less than the total consideration received by any other holder of Company Notes in respect of such Company Notes (excluding any related consents).

          Section 1.4 Waiver of Appraisal Rights and Claims. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger and the transactions contemplated by the Merger Agreement that the Stockholder may have. At the Effective Time, other than in the case of fraud, Stockholder hereby releases and discharges Parent, the Company, and each of their respective Subsidiaries from any and all claims, fees, demands, costs, damages, liabilities, obligations, expenditures, remedies, liens, rights to arbitration, rights of action and/or causes of action of any nature whatsoever, whether known or unknown, foreseeable or unforeseeable, that Stockholder has, may have or might assert against Parent, the Company or any of their respective Subsidiaries arising prior to the Effective Time as a result of being a shareholder of the Company or any of its Subsidiaries or a creditor of the Company or its Subsidiaries, or in connection with the Offer to Purchase, the execution and delivery of the Merger Agreement or the consummation of the Merger and the transactions contemplated thereby.

                                ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

          Stockholder hereby represents and warrants to the Company as follows with respect to itself only:

          Section 2.1 Existence; Authorization. Stockholder, if not an individual, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization or formation. Stockholder has all requisite capacity, power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and assuming due execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms.

          Section 2.2 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate the certificate of incorporation, limited liability company agreement or equivalent organizational documents, as the case may be, of Stockholder, (ii) conflict with or violate any applicable Law by which Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Subject Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Stockholder (including any trust agreement, voting agreement, stockholders agreement or voting trust), except for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent or materially delay the ability of Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

               (b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity by Stockholder, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay the ability of Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, and except for any items referred to in
Section 2.3 of the Merger Agreement or Schedule 2.3(b) of the Disclosure
Letter.

          Section 2.3 Ownership of Subject Shares. Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Subject Shares set forth opposite its name on Schedule I. Stockholder has sole voting power, and sole power of disposition, with respect to all of its Subject Shares. The Subject Shares owned by Stockholder are all of the equity securities of the Company and Company Notes beneficially owned by Stockholder as of the date hereof. The Subject Shares owned by Stockholder are free and clear of all Liens, other than any Liens created by this Agreement. The Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

                                ARTICLE III
                       COVENANTS OF THE STOCKHOLDERS

          Stockholder hereby covenants and agrees as follows:

          Section 3.1 Restriction on Transfer of Shares. Stockholder shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any Contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a "Transfer"), any or all of the Subject Shares or any interest therein, except to any Affiliate of Stockholder who agrees in writing to be bound by the terms of this Agreement and except for Transfers of the Company Notes pursuant to the Offer to Purchase contemplated by the Merger Agreement, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares (other than any Liens created by or arising under this Agreement or existing by operation of law) or (iii) commit or agree to take any of the foregoing actions.

          Section 3.2 Inconsistent Agreements. Stockholder agrees that it shall not enter into any agreement or understanding or make any commitment with any Person that would violate any provision or agreement contained in this Agreement.

          Section 3.3 Certain Events. To the extent permitted by applicable Law, Stockholder agrees that this Agreement and the obligations hereunder are intended to attach to the Subject Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's administrators, successors or receivers.

          Section 3.4 Cooperation with Transaction. Stockholder agrees to provide any information concerning Stockholder reasonably requested by the Company or Parent that is required in any regulatory application or filing made, or approval sought, in connection with the Merger.

          Section 3.5 Additional Purchases. Stockholder agrees that in the event (a) any shares of Company Stock or other equity securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares of Stockholder or otherwise; (b) Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Stock or other equity securities of the Company after the execution of this Agreement; or (c) Stockholder acquires the right to vote or share in the voting of any shares of Company Stock or other equity securities of the Company after the execution of this Agreement (such Company Stock or other equity securities of the Company, collectively, the "New Shares"), Stockholder agrees to vote such New Shares in the same manner as the Subject Shares and agrees that any such New Shares shall be subject to the same restrictions as the Subject Shares as set forth in this Agreement. Stockholder also agrees that any New Shares acquired or purchased by Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares. Notwithstanding the foregoing, Stockholder agrees that it will not acquire beneficial ownership of any Company Notes following the date of this Agreement.

          Section 3.6 Non-Solicitation. The Stockholder hereby agrees to be bound by and subject to the provisions set forth in Sections 4.8(a), (c) and (d) of the Merger Agreement as such provisions apply to the Company. Notwithstanding the foregoing, this provision shall not restrict any employee of the Stockholder or of any of its affiliates that is an officer or director of the Company from acting in such Person's capacity as an officer or director of the Company.

                                ARTICLE IV
                               MISCELLANEOUS

          Section 4.1 Termination. Except with respect to Section 4.15 and this Article IV, this Agreement shall automatically terminate, and none of the Company or any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, no such termination shall relieve any party hereto of any liability for damages resulting from any breach of this Agreement (which breach, and liability therefor, shall not be affected by termination of this Agreement).

          Section 4.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the termination of this Agreement.

          Section 4.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or delivered by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

          Section 4.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          Section 4.6 Entire Agreement. This Agreement and the Merger Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

          Section 4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

          Section 4.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 4.9 Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

          Section 4.10 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

               (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state. All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware

               (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any Action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 4.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

          Section 4.11 Amendment: Waiver. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

          Section 4.12 Further Assurances. From time to time, at any other party's reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to carry out and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          Section 4.13 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties hereto acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to seek a decree of specific performance; provided, that such party hereto was not in material breach of its representations, warranties, covenants and agreements hereunder at the time of the other party's material breach of its representations, warranties, covenants and agreements under this Agreement. The parties hereto agree that if any party shall have failed to perform its obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such nonperforming party under this Agreement shall be entitled to seek specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this Agreement.

          Section 4.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 4.15 Wire Transfer. Parent shall (and shall instruct the Company to) take all action necessary to ensure that Stockholder has a reasonable opportunity to complete a Letter of Transmittal prior to Closing and to deliver such Letter of Transmittal to the Paying Agent at the Closing. Subject to the delivery by Stockholder of a completed Letter of Transmittal, Parent shall instruct the Company to instruct the Paying Agent to deliver to the Stockholder the Merger Consideration to which it is entitled, as well as the payment for any Company Notes tendered by it, by wire transfer on the Closing Date.

                         [Signature page follows.]

          IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.

                                                GLOBAL CROSSING LIMITED


                                                By:
                                                   -----------------------
                                                   Name:
                                                   Title:


                                                [STOCKHOLDER]


                                                --------------------------


                                                             Schedule I

                                                       SHARES OF        NUMBER OF        NUMBER OF      AMOUNT OF       AMOUNT OF
NAME OF STOCKHOLDER                 ADDRESS             COMPANY          COMPANY          COMPANY       SERIES A         SERIES B
                                                         STOCK           OPTIONS         WARRANTS        NOTES            NOTES

                                    TOTAL:

                                EXHIBIT A-2

                         FORM OF SUPPORT AGREMEENT

                          GLOBAL CROSSING LIMITED

                              200 PARK AVENUE

                                 SUITE 3000

                        FLORHAM PARK, NJ 07932-1012

October __, 2006

          As you are aware, Global Crossing Limited, a Bermuda Corporation ("Parent"), IMPSAT Fiber Networks, Inc., a Delaware corporation (the "Company"), and GC Crystal Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent ("MergerCo"), are entering into an Agreement and Plan of Merger (as the same may be amended, varied, novated, modified supplemented or restated from time to time, the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which MergerCo will be merged with and into the Company with the Company as the surviving corporation (the "Merger"). As a condition to and as an inducement to Parent's willingness to enter into the Merger Agreement, ________ (together with all affiliates of ________ or "you") is entering into this Letter Agreement (this "Agreement") concurrently with the execution and delivery of the Merger Agreement.

          1. As of the date hereof, you are the beneficial owner (for purposes of this Agreement, "beneficial owner" (including "beneficially own" and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of the number and type of shares of Company Stock, Company Options, Company Notes and Company Warrants set forth opposite your name on Schedule I hereto (such shares of Company Stock, Company Options, Company Notes and Company Warrants, together with any other equity securities of the Company, the power to dispose or the voting power over which is acquired by you during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Shares").

          2. You hereby agree that, from and after the date hereof until the termination of this Agreement, at any meeting of the stockholders of the Company and at any postponement or adjournment thereof, and in any action by written consent of the stockholders of the Company, you shall vote or consent (or cause to be voted or consented), in person or by proxy, all the Subject Shares beneficially owned by you (i) in favor of (a) the approval and adoption of the Merger Agreement and (b) any actions necessary to consummate the Merger on the terms and subject to the conditions of the Merger Agreement or necessary to consummate any of the other transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of you or under this Agreement, and (iii) except as otherwise agreed in writing by Parent, against any action, agreement, transaction or proposal that would reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

          3. You hereby agree to validly tender pursuant to and in accordance with the terms of the Offer to Purchase (as contemplated in the Merger Agreement), as soon as practicable after commencement but in no event later than the scheduled expiration date of the Offer to Purchase, all of the outstanding Company Notes held of record or beneficially owned by you; provided in any event that the total consideration received by you for each such Company Note (but, for the avoidance of doubt, not any related consent) is no less than the total consideration received by any other holder of Company Notes in respect of such Company Notes (excluding any related consents).

          4. You hereby waive any rights of appraisal or rights to dissent from the Merger and the transactions contemplated by the Merger Agreement that you may have. At the Effective Time, except for fraud, you hereby release and discharge Parent, the Company, and each of their respective Subsidiaries from any and all claims, fees, demands, costs, damages, liabilities, obligations, expenditures, remedies, liens, rights to arbitration, rights of action and/or causes of action of any nature whatsoever, whether known or unknown, foreseeable or unforeseeable, that you have, may have or might assert against Parent, the Company or any of their respective Subsidiaries arising prior to the Effective Time as a result of your being a shareholder of the Company or any of its Subsidiaries or a creditor of the Company or its Subsidiaries, or in connection with the Offer to Purchase, the execution and delivery of the Merger Agreement or the consummation of the Merger and the transactions contemplated thereby.

          5. You represent and warrant to Parent that (i) you are the beneficial owner of, and have (or have the authority and power to convey) good, valid and marketable title to, the Subject Shares set forth opposite your name on Schedule I; (ii) you have sole voting power, and sole power of disposition, with respect to all of your Subject Shares; (iii) the Subject Shares are all of the equity securities of the Company and Company Notes beneficially owned by you or your Affiliates as of the date hereof; (iv) other than the Subject Shares, you do not own of record any equity securities of the Company or Company Notes; (v) the Subject Shares are free and clear of all Liens, other than any Liens created by this Agreement; and
(vi) you have not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

          6. You covenant and agree to Parent that you shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any Contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a "Transfer"), any or all of the Subject Shares or any interest therein, except (a) to any Affiliate of yours who agrees in writing to be bound by the terms of this Agreement and (b) Transfers of the Company Notes pursuant to the Offer to Purchase contemplated by the Merger Agreement,
(ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares (other than any Liens created by or arising under this Agreement or existing by operation of law) or (iii) commit or agree to take any of the foregoing actions.

          7. You agree that you shall not enter into any agreement or understanding or make any commitment with any Person that would violate any provision or agreement contained in this Agreement.

          8. To the extent permitted by applicable Law, you agree that this Agreement and the obligations hereunder are intended to attach to the Subject Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including your administrators, successors or receivers.

          9. You agree to provide any information concerning ________ reasonably requested by the Company or Parent that is required in any regulatory application or filing made, or approval sought, in connection with the Merger.

          10. You agree that in the event: (a) any shares of Common Stock, Company Notes or other equity securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares of you or otherwise; (b) you purchase or otherwise acquire beneficial ownership of any shares of Common Stock, Company Notes or other equity securities of the Company after the execution of this Agreement; or (c) you acquire the right to vote or share in the voting of any shares of Common Stock, Company Notes or other equity securities of the Company after the execution of this Agreement (such shares of Common Stock, Company Notes or other equity securities of the Company, collectively, the "New Shares"), you agree to vote such New Shares in the same manner as the Subject Shares and agree that any such New Shares shall be subject to the same restrictions as the Subject Shares as set forth in this Agreement. You also agree that any New Shares acquired or purchased by you shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares. Notwithstanding the foregoing, you agree that you will not take any affirmative action to acquire beneficial or record ownership of any Company Notes following the date of this Agreement.

          11. You hereby agree to be bound by and subject to the provisions set forth in Sections 4.8(a), (c) and (d) of the Merger Agreement as such provisions apply to the Company. Notwithstanding the foregoing, this provision shall not restrict any employee of ________ or of any of your affiliates that is an officer or director of the Company from acting in such Person's capacity as an officer or director of the Company, including, without limitation, taking any action or omitting to take any action in such capacity believed by such Person to be required by such Person's fiduciary duties.

          12. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

          13. This Agreement shall automatically terminate, and none of Parent, the Company or you shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms, except for Section 4 hereof, which shall survive the termination of this Agreement upon the Effective Time. None of the representations and warranties in this Agreement shall survive termination of this Agreement. Notwithstanding the foregoing, no such termination shall relieve any party hereto of any liability for damages resulting from any breach of this Agreement (which breach, and liability therefore, shall not be affected by termination of this Agreement).

          14. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          15. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state. All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any Action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 15 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

          16. Parent shall (and shall instruct the Company to) take all action necessary to ensure that you have a reasonable opportunity to complete a Letter of Transmittal prior to Closing and to deliver such Letter of Transmittal to the Paying Agent at the Closing. Subject to the delivery by you of a completed Letter of Transmittal, Parent shall instruct the Company to instruct the Paying Agent to deliver to you the Merger Consideration to which you are entitled, as well as the payment for any Company Notes tendered by you, by wire transfer on the Closing Date.

          17. Parent understands that you are engaged in the business of asset management, including managing assets of clients pursuant to various agreements and arrangements (collectively, "Client Agreements"). Notwithstanding any other provision of this Agreement, this Agreement shall only apply to the extent of your management authority under the Client Agreements and you shall not be required to take any action that would reasonably be expected to result in a breach of any Client Agreement. In addition, (a) at any time and from time to time, the terms "Subject Shares", "Company Notes" and "New Shares" shall include only securities then under management by you and (b) the representations, warranties and covenants in Sections 4, 5, 6, 8 and 9 above are qualified and limited by your rights and obligations under the Client Agreements. Notwithstanding anything to the contrary contained in Section 10 of this Agreement, Parent agrees that you may accept deposits of Company Notes by clients pursuant to the Client Agreements. You represent and warrant that the performance by you of your obligations under this Agreement will not result in a breach of any Client Agreement, except to the extent any client under a Client Agreement exercises its right to rescind your authority regarding, or beneficial ownership of, a Subject Security in accordance with the applicable Client Agreement or as otherwise required by applicable Law. Neither you nor any of your Affiliates shall amend or agree to amend any Client Agreement in a manner that would be inconsistent with this Agreement or cause the performance of your obligations hereunder to breach any Client Agreement.

                          [Signature page follows]

                                                GLOBAL CROSSING LIMITED


                                                By:-----------------------
                                                   Name:
                                                   Title:

Agreed and accepted as of the date first set forth above,


[STOCKHOLDER]


-----------------------


                                                             Schedule I
                                                             ----------

                                                       SHARES OF        NUMBER OF        NUMBER OF      AMOUNT OF       AMOUNT OF
NAME OF STOCKHOLDER                 ADDRESS             COMPANY          COMPANY          COMPANY       SERIES A         SERIES B
                                                         STOCK           OPTIONS         WARRANTS        NOTES            NOTES

                                    TOTAL:

                                EXHIBIT A-3

                                                              EXECUTION VERSION



                                  FORM OF

                             SUPPORT AGREEMENT

                                   by and

                                   among

                          GLOBAL CROSSING LIMITED,

                                    and

            CERTAIN STOCKHOLDERS OF IMPSAT FIBER NETWORKS, INC.


                        DATED AS OF OCTOBER __, 2006

7

                             SUPPORT AGREEMENT

          SUPPORT AGREEMENT, dated as of October __, 2006 (this
"Agreement"), by and among Global Crossing Limited, a Bermuda corporation ("Parent"), and each of the Stockholders of IMPSAT Fiber Networks, Inc. (the "Company") signatory hereto (collectively, the "Stockholders" and each individually, a "Stockholder").

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and GC Crystal Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent ("MergerCo"), are entering into an Agreement and Plan of Merger (as the same may be amended, varied, novated, modified supplemented or restated from time to time, the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which MergerCo will be merged with and into the Company with the Company as the surviving corporation (the "Merger");

          WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (for purposes of this Agreement, "beneficial owner" (including "beneficially own" and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of the number and type of shares of Company Stock, Company Options, Company Notes and Company Warrants set forth opposite such Stockholder's name on Schedule I hereto (such shares of Company Stock, Company Options, Company Notes and Company Warrants, together with any other equity securities of the Company, the power to dispose or the voting power over which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Shares");

          WHEREAS, as a condition to and as an inducement to Parent's willingness to enter into the Merger Agreement, each Stockholder is entering into this Agreement concurrently with the execution and delivery of the Merger Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

                                 ARTICLE I
                               VOTING MATTERS

          Section 1.1 Agreement to Vote. Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement, at any meeting of the Stockholders of the Company and at any postponement or adjournment thereof, and in any action by written consent of the Stockholders of the Company, such Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all the Subject Shares beneficially owned by such Stockholder, (i) in favor of (a) the approval and adoption of the Merger Agreement and (b) in favor of any actions necessary to consummate the Merger on the terms and subject to the conditions of the Merger Agreement or necessary to consummate any of the other transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of each Stockholder or under this Agreement, and (iii) except as otherwise agreed in writing by Parent, against any action, agreement, transaction or proposal that would reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

          Section 1.2 Proxies. If, and only if, any Stockholder fails to comply with the provisions of Section 1.1, each Stockholder agrees that such failure shall result, without any further action by such Stockholder and effective as of the date of any such failure, in the appointment of Parent and each of its executive officers from and after the date of determination of such failure until the termination of this Agreement as such Stockholder's attorney, agent and proxy, with full power of substitution, to vote and otherwise act with respect to all of such Stockholder's Subject Shares, at any meeting of the Stockholders of the Company, however called, and in any action by consent of the Stockholders of the Company, on the matters and in the manner specified in Section 1.1 hereof. This power of attorney and proxy is irrevocable during the term of this Agreement and coupled with an interest and, to the extent permitted under applicable Law, shall be valid and binding on any Person to whom any Stockholder may transfer any of its Subject Shares in breach of, or in accordance with, this Agreement. Each Stockholder hereby revokes any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in Section 1.1 above and each Stockholder agrees not to, directly or indirectly, grant any proxy or power of attorney with respect to the matters set forth in Section 1.1 above.

          Section 1.3 Company Note. Each Stockholder hereby agrees to validly tender pursuant to and in accordance with the terms of the Offer to Purchase (as contemplated in the Merger Agreement), as soon as practicable after commencement but in no event later than the scheduled expiration date of the Offer to Purchase, all of the outstanding Company Notes held of record and beneficially owned by such Stockholder; provided in any event that the total consideration received by the Stockholder for each such Company Note is no less than the total consideration received by any other holder of Company Notes in respect of such Company Notes.

          Section 1.4 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger and the transactions contemplated by the Merger Agreement that such Stockholder may have.

                                ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

          Each Stockholder hereby represents and warrants to the Company as follows with respect to itself only:

          Section 2.1 Existence; Authorization. Such Stockholder, if not an individual, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization or formation. Such Stockholder has all requisite capacity, power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and assuming due execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of such Stockholder enforceable against Stockholder in accordance with its terms.

          Section 2.2 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the certificate of incorporation, limited liability company agreement or equivalent organizational documents, as the case may be, of such Stockholder, (ii) conflict with or violate any applicable Law by which Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Subject Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of such Stockholder (including any trust agreement, voting agreement, stockholders agreement or voting trust), except for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

               (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by Stockholder shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity by Stockholder, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, and except for any items referred to in
Section 2.3 of the Merger Agreement or Schedule 2.3(b) of the Disclosure
Letter.

          Section 2.3 Ownership of Subject Shares. Such Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Subject Shares set forth opposite its name on Schedule I. Such Stockholder has sole voting power, and sole power of disposition, with respect to all of its Subject Shares. The Subject Shares owned by such Stockholder are all of the equity securities of the Company and Company Notes owned, either of record or beneficially, by such Stockholder as of the date hereof. The Subject Shares owned by such Stockholder are free and clear of all Liens, other than any Liens created by this Agreement. Such Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

                                ARTICLE III
                       COVENANTS OF THE STOCKHOLDERS

          Each Stockholder severally, but not jointly and severally, hereby covenants and agrees as follows with respect to itself only:

          Section 3.1 Restriction on Transfer of Shares. Such Stockholder shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any Contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a "Transfer"), any or all of the Subject Shares or any interest therein, except to any Affiliate of Stockholder who agrees in writing to be bound by the terms of this Agreement and except for Transfers of the Company Notes pursuant to the Offer to Purchase contemplated by the Merger Agreement, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares (other than any Liens created by or arising under this Agreement or existing by operation of law) or (iii) commit or agree to take any of the foregoing actions.

          Section 3.2 Inconsistent Agreements. Such Stockholder agrees that it shall not enter into any agreement or understanding or make any commitment with any Person that would violate any provision or agreement contained in this Agreement.

          Section 3.3 Certain Events. To the extent permitted by applicable Law, such Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's administrators, successors or receivers.

          Section 3.4 Cooperation with Transaction. Such Stockholder agrees to provide any information regarding such Stockholder reasonably requested by the Company or Parent that is required in any regulatory application or filing made, or approval sought, in connection with the Merger.

          Section 3.5 Additional Purchases. Such Stockholder agrees that in the event (a) any shares of Company Stock, Company Notes or other equity securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares of such Stockholder or otherwise; (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Stock, Company Notes or other equity securities of the Company after the execution of this Agreement; or (c) such Stockholder acquires the right to vote or share in the voting of any shares of Company Stock, Company Notes or other equity securities of the Company after the execution of this Agreement (such Company Stock, Company Notes or other equity securities of the Company, collectively, the "New Shares"), such Stockholder agrees to vote such New Shares in the same manner as the Subject Shares and agrees that any such New Shares shall be subject to the same restrictions as the Subject Shares as set forth in this Agreement. Such Stockholder also agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares.

          Section 3.6 Non-Solicitation. Such Stockholder hereby agrees to be bound by and subject to the provisions set forth in Sections 4.8(a), (c) and (d) of the Merger Agreement as such provisions apply to the Company (it being understood and agreed that this provision shall not restrict such Stockholder from acting in his or her capacity as a director, officer or employee of the Company).

                                ARTICLE IV
                               MISCELLANEOUS

          Section 4.1 Termination. Except with respect to this Article IV, this Agreement shall automatically terminate, and none of the Company or any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, no such termination shall relieve any party hereto of any liability for damages resulting from any breach of this Agreement (which breach, and liability therefore, shall not be affected by termination of this Agreement).

          Section 4.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the termination of this Agreement.

          Section 4.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or delivered by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

          Section 4.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          Section 4.6 Entire Agreement. This Agreement and the Merger Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

          Section 4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

          Section 4.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 4.9 Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

          Section 4.10 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

               (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state. All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware

               (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any Action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 4.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

          Section 4.11 Amendment: Waiver. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

          Section 4.12 Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to carry out and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          Section 4.13 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties hereto acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to seek a decree of specific performance; provided, that such party hereto was not in material breach of its representations, warranties, covenants and agreements hereunder at the time of the other party's material breach of its representations, warranties, covenants and agreements under this Agreement. The parties hereto agree that if any party shall have failed to perform its obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such nonperforming party under this Agreement shall be entitled to seek specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this Agreement.

          Section 4.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                         [Signature page follows.]

          IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.


                                                GLOBAL CROSSING LIMITED


                                                By:-----------------------
                                                   Name:
                                                   Title:



                                                [STOCKHOLDER]



                                                --------------------------


                                                             Schedule I
                                                             -----------

                                                       SHARES OF        NUMBER OF        NUMBER OF      AMOUNT OF       AMOUNT OF
NAME OF STOCKHOLDER                 ADDRESS             COMPANY          COMPANY          COMPANY       SERIES A         SERIES B
                                                         STOCK           OPTIONS         WARRANTS        NOTES            NOTES

                                    TOTAL:

                                                                    Annex B

PERSONAL AND CONFIDENTIAL
-------------------------



October 25, 2006

Board of Directors
IMPSAT Fiber Networks, Inc.
Elvira Rawson de Dellepiane 150
Piso 8, C1107BCA
Buenos Aires, Argentina


Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of IMPSAT Fiber Networks, Inc. (the "Company") of the $9.32 per Share in cash to be received by such stockholders pursuant to the Agreement and Plan of Merger, dated as of October 25, 2006 (the "Agreement"), among Global Crossing Limited ("Global Crossing"), GC Crystal Acquisition, Inc., a wholly owned subsidiary of Global Crossing, and the Company.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the "Transaction"). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction and/or the associated consent solicitation, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We have provided certain investment banking services to Global Crossing from time to time, including having acted (i) as sole manager with respect to an offering of Global Crossing's 10.75% Senior Secured Notes due December 2014 (aggregate principal amount $405,000,000) in December 2004,
(ii) as lead manager with respect to a public offering of 12,000,000 shares of common stock of Global Crossing in May 2006, and (iii) as joint lead manager with respect to an offering of Global Crossing's 5.00% Convertible Senior Notes due May 2011 (aggregate principal amount $150,000,000) in May 2006. We also may provide investment banking services to Global Crossing in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

Board of Directors
IMPSAT Fiber Networks, Inc.
October 25, 2006
Page Two


Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Global Crossing and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and Global Crossing for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended December 31, 2005; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company and Global Crossing to their respective stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the Latin American telecommunications industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities).

Our opinion does not address the underlying business decision of the Company to engage in the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $9.32 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,


------------------------------
(GOLDMAN, SACHS & CO.)

                                                                    Annex C


SS. 262. APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
(d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, ss. 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, ss. 24; 57 Del.
Laws, c. 148, ss.ss. 27-29; 59 Del. Laws, c. 106, ss. 12; 60 Del. Laws, c.
371, ss.ss. 3-12; 63 Del. Laws, c. 25, ss. 14; 63 Del. Laws, c. 152, ss.ss.
1, 2; 64 Del. Laws, c. 112, ss.ss. 46-54; 66 Del. Laws, c. 136, ss.ss.
30-32; 66 Del. Laws, c. 352, ss. 9; 67 Del. Laws, c. 376, ss.ss. 19, 20; 68
Del. Laws, c. 337, ss.ss. 3, 4; 69 Del. Laws, c. 61, ss. 10; 69 Del. Laws,
c. 262, ss.ss. 1-9; 70 Del. Laws, c. 79, ss. 16; 70 Del. Laws, c. 186, ss.
1; 70 Del. Laws, c. 299, ss.ss. 2, 3; 70 Del. Laws, c. 349, ss. 22; 71 Del.
Laws, c. 120, ss. 15; 71 Del. Laws, c. 339, ss.ss. 49-52; 73 Del. Laws, c.
82, ss. 21.)

                         -- FOLD AND DETACH HERE --

                             PRELIMINARY PROXY

                        IMPSAT FIBER NETWORKS, INC.

      THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                   SPECIAL MEETING OF STOCKHOLDERS TO BE
                           HELD [    ] [    ], 200[  ]

     [ ] and [ ], and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of common stock of IMPSAT Fiber Networks, Inc. ("Impsat") held of record by the undersigned on [ ][ ], 200[ ], at the Special Meeting of Stockholders to be held at [ ] a.m., local time, on [ ][ ], 200[ ], at Impsat's executive offices, at Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina, and at any adjournment or postponement thereof.

     Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

     The signor acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on [ ][ ], 200[ ] and the Proxy Statement of Impsat, each dated [ ][ ], 2006.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPSAT FIBER NETWORKS, INC.
P.O. BOX ____
NEW YORK, N.Y. 10203-0355

[_]                          ~/ DETACH PROXY CARD HERE ~/
------------------------------------------------------------------------------

                                   |X|
        PLEASE SIGN, DATE AND      VOTES MUST BE
        RETURN THIS PROXY CARD     INDICATED (X) IN
        IN THE ENCLOSED POSTAGE    BLACK OR BLUE INK.
        PREPAID ENVELOPE.


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL
BE VOTED "FOR" PROPOSAL NO. 1

1.  Proposal No. 1 -- Adoption of the Agreement
and Plan of Merger, dated as of October, 2006            FOR  AGAINST ABSTAIN
by and among IMPSAT Fiber Networks, Inc., Global          [_]    [_]     [_]
Crossing Limited and GC Crystal Acquisition, Inc.


                                                Change of Address (and/or)
                                                Comments Mark Here [_]



                                                -----------------------------

                                                     S C A N   L I N E

                                                -----------------------------

                                                NOTE: In the case of joint
                                                owners, each joint owner
                                                should sign. When signing
                                                in a fiduciary or
                                                representative capacity,
                                                please give your full
                                                title. If this proxy card
                                                is submitted by a
                                                corporation or partnership,
                                                it should be executed in
                                                the full corporate or
                                                partnership name by a duly
                                                authorized person.



           --------------------------------------------------------------------
           Date             Share Owner sign here            Co-Owner sign here